CONTENT

1. -	Presentation letter addressed to SEMARNAT State Delegate in Sonora
2. -	Payment proof of fees for reception, and MIAP assessment.
3. -	Veracity letter of information contained in the “URES” MIAP project.
4. -	CDs with “URES” MIAP project information in MICROSOFT WORD.
5. -	“URES” project executive summary in MICROSOFT WORD, with information included on the same CDs.
6. -	Information required and Appendices for Particular Environmental Impact Declaration (MIAP) called "URES", located in “GUADALUPE DE URES”, Sonora.

Seal of acknowledgment of receipt

Seal with the words:Ministry of Environment and Natural ResourcesFederal Delegation in the State of SonoraACKNOWLEDGEDJANUARY 13, 2011INTEGRAL CENTER OF SERVICESWINDOW 2

MIAP URES PROJECT. URES, SONORA. DECEMBER 2010.

Hermosillo, Sonora, December 21, 2010

Ministry of the Environment and Natural Resources
Sonora Delegation
Attention: State Representative
C.P.A. RODOLFO FLORES HURTADO
Government Center, Mexico Building, level 2
Hermosillo.

Dear State Representative:

Through this letter I would like to present you the Particular Environmental Impact Declaration for Mining for receipt and evaluation of the project called "URES" located in the municipality of Ures, Sonora. This in order to comply with the General Law of Ecological Equilibrium and Environmental Protection, Regulations Pertaining to Environmental Impact and Official Mexican Standards controlling this activity.
I appreciate the attention given to this. Please do not hesitate to contact us if you need further information or clarifications.

VERY SINCERELY YOURS,

[Missing Graphic] LEGAL REPRESENTATIVE OF PETITIONER MEXUS GOLD MINING, S.A. DE C.V.
SEAL OF ACKNOWLEDGEMENT OF RECEIPT [Missing Graphic]

MINISTRY OF THE ENVIRONMENT AND
NATURAL RESOURCES.

NATURAL RESOURCES SUB-DELEGATION

THE UNDERSIGNED, UNDER OATH, DECLARE THAT THE INFORMATION CONTAINED IN THE PARTICULAR MINING ENVIRONMENTAL IMPACT DECLARATION OF THE PROJECT CALLED "URES", LOCATED IN THE MUNICIPALITY OF URES, SONORA, TO THE BEST OF THEIR KNOWLEDGE AND UNDERSTANDING IS REAL AND ACCURATE, AND UPON HAVING BEEN INFORMED OF THE PUNISHMENTS IMPOSED UPON THOSE MAKING FALSE STATEMENTS BEFORE AUTHORITIES OTHER THAN THE JUDICIAL AUTHORITY, PURSUANT TO ARTICLE 247 OF THE FEDERAL CRIMINAL CODE.

PETITIONER:
PAUL D. THOMPSON
LEGAL REPRESENTATIVE
MEXUS GOLD MINING, S.A. DE C.V.
AVE. JOSE S. HEALY. No. 271-A
COL. SAN BENITO, C. P. 83190
HERMOSILLO, SONORA

CONSULTANT IN CHARGE:

ENTALPIA CONSULTORES, S.C.
BACERAC No.244
COL. LOPEZ PORTILLO
HERMOSILLO, SONORA. 83104
TEL. (662) 284-44-30
[Missing Graphic]

2010 FEDERAL RIGHTS LAW FEES FOR SEMARNAT

IV. For annual monitoring, per hectare                                                                                                       $ 7.32                    $7.00

SECTION SEVENTH
Environmental Impact

Article 194-H. For the services specified below, the environmental impact right for work or activities will be paid, whose evaluation corresponds to the Federal Government, subject to the following fees:

I. For reception, assessment and, where appropriate, the provision of the resolution of the
preventive report                                                                                                $8,680.32                      $8,680.00

II. For the reception, assessment and provision of the resolution of the environmental impact statement, in its particular form, according to environmental criteria in TABLE A and classification of TABLE B:
a) .………………………………………………………………                                                                                                $23,342.98                      $23,343.00
b) ……………………………………………………………….                                                                                                $46,687.06                      $46,687.00
c) ……………………………………………………………….                                                                                                $70,031.14                      $70,031.00

III. For the reception, assessment and provision of the resolution of the environmental impact declaration, in its regional type, according to environmental criteria in TABLE A and classification of TABLE B:
a) ………………………………………………………………                                                                                                $30,547.68                      $30,548.00
b) ………………………………………………………………                                                                                                $61,094.26                      $61, 094.00
c) ………………………………………………………………                                                                                                $91,640.83                      $91,641.00

IV. (Repealed).

TABLE A
Num.	ENVIRONMENTAL CRITERIA	Response	Value
1	Impacts on environmentally sensitive areas or unique ecosystems (cloud forest, xeric scrub, coastal scrub, evergreen tropical forests or wetlands).	No	1
		Yes	3
2	Estimate required using capacity of renewable natural resources (exploitation).	No	1
		Yes	3

TABLE A (CONTINUED)
Num.	ENVIRONMENTAL CRITERIA	Response	Value
3	Required compatibility analysis with an instrument of planning and environmental regulation.	No	1
		Yes	3
4	Required to assess environmental impacts caused by the loss of vegetation (land use change).	No	1
		Yes	3
5	Specific analyzes were performed on species under one of the categories of risk in the project area.	No	1
		Yes	3
6	It was required to assess cumulative and/or synergistic effect of the project in the area of influence.	No	1
		Yes	3
7	It required the analysis and comparison of different options for handling, treatment and disposal of waste requiring special and/or hazardous handling.	No	1
		Yes	3
8	Risk analysis required because mining is considered a high-risk activity.	No	1
		Yes	3
9	The project includes one of the activities listed in article 5 of the Regulations of the General Law of Ecological Equilibrium and Environmental Protection with regard to environmental impact assessment, or a combination of the above activities.	One activity	1
		A set of activities	3
10	The area of influence of the project or regional environmental system is:	Up to 10 HECTARES	1
		More of 10 and up to 100 HECTARES	2

To determine the amount of the fees, each of the above criteria must be rated and classified according to the sum of the values obtained.

TABLE B
GRADE	FEE DEGREE TO PAY ACCORDING TO THE SUBSECTION CORRESPONDING TO FRACTIONS II AND III OF THIS ARTICLE	RANK
(RATE)
Minimum	a)	Up to 16
Medium	b)	More than 16 and up to 23
High	c)	More than 23

The payment of rights for fractions II and III of this article shall comply with the environmental criteria listed in Table A and classification ranges of TABLE B, for which we must add the appropriate values for each criterion set in Table A, and according to the result of such sum the project shall be classified according to the ranges specified in TABLE B.

V. (Repealed)

VI. For evaluation and resolution of the modification request of authorized projects referred to regarding environmental impact-$6,254.80$6,255.00

VII. For evaluation and resolution of request for extension of terms and deadline established for the environmental impact authorization.$2,321.46$2,321.00

VIII. For evaluation of the application for exemption from filing the manifesto of environmental impact of the works and activities identified in Article 6. from Regulation of the General Law of Ecological Equilibrium and Environmental Protection in the Field of Environmental Impact Assessment, this fee will be paid:$2,869.00$2,869.00

Article 194-I.- For reception and analysis of the application and, where appropriate, issuing permits on GMOs (genetically modified organisms), a right (payment) shall be paid for activities related with their releasing into the environment, according to the following fees:

[Missing Graphic]

[Missing Graphic]

BANK PAYMENT RECEIPT

I. GENERAL INFORMATION OF THE PROJECT, PETITIONER AND PERSON IN CHARGE OF THE ENVIRONMENTAL IMPACT STUDY.

I.1. General information about the project.

1. Project code (to be completed by the Ministry).

2. Name of the project.
URES

3. Industry data and type of project. 3.1. Sector. PRIMARY 3.2. Sub-sector. SURFACE MINING 3.3. Project type. MINING AND PROCESSING	SEAL OF ACKNOWLEDGMENT OF RECEIPT [Missing Graphic]

4. Risk study and its type.
PARTICULAR MINING ENVIRONMENTAL IMPACT DECLARATION.

5. Location of the project.
THE STUDY AREA CORRESPONDS TO A MINING PROJECT LOCATED IN TWO AREAS WITHIN THE EJIDO “GUADALUPE DE URES”, IN THE MUNICIPALITY OF URES, STATE OF SONORA. THE ACCESS TO THE PROJECT SITE "URES", STARTING IN THE CITY OF HERMOSILLO (STATE CAPITAL), THROUGH THE HERMOSILLO-URES FEDERAL HIGHWAY, DRIVING ABOUT 55 KILOMETERS UNTIL REACHING THE TOWN “GUADALUPE DE URES”; FROM HERE TAKE A DIRT ROAD TOWARD THE NORTH-NORTHWEST (IN REGULAR CONDITIONS) THAT LEADS TO THE “LOS TRUJILLO” Y “POZO HEDIONDO” RANCHES DRIVING ABOUT ANOTHER 14 KM TO REACH THE SITE.

TABLE OF DISTANCES

HERMOSILLO	GUADALUPE DE URES	55 KMS. (PAVED ROAD)
GUADALUPE	“URES” PROJECT	14 KMS. (DIRT ROAD)

PROJECT “URES” CONSISTS IN THE MINING OF A 3 HECTARE OPEN-PIT MINE WITHIN THE “OCHO HERMANOS” MINING LOT.

THE COORDINATES OF THE STARTING POINT OF THE MINING LOT “OCHO HERMANOS” AND “SAN RAMON”, SUBJECT MATTER OF THE MINING AND PROCESSING IN THIS FIRST STAGE ARE:

X= 12-543,941.574 METERS TO THE EAST                                                                           Y= 3’255,955.817 METERS TO THE NORTH

THE POLYGON OF THE MINING CONCESSION “OCHO HERMANOS” IS DESCRIBED BY THE FOLLOWING SIDES, STRIKES, AND HORIZONTAL DISTANCES:

SIDES	STRIKE	DISTANCE (METERS)
1-2	NORTH	526.04
2-3	EAST	10.06
3-4	NORTH	73.96
4-5	WEST	300.00
5-6	SOUTH	1200.00
6-7	EAST	300.00
7-8	NORTH	126.04
8-9	WEST	10.06
9-1	NORTH	473.96

THE SAN RAMON LOT IS ADJACENT TO THE EAST TO THIS MINING CONCESSION AND COMPRISES AN AREA OF 80 HECTARES.

5.1. Street address or place name and/or geographic feature, in the absence of such address.
ON LANDS OF THE EJIDO “GUADALUPE DE URES”, WITH WHICH A PAID AGREEMENT WAS ENTERED INTO, IN THE MUNICIPALITY OF URES, STATE OF SONORA.

5.2. ZIP Code.
NOT APPLICABLE.

5.3. State.
SONORA.

5.4. Town (s) or delegation (s).
URES

5.5. Location (s).
”GUADALUPE DE URES” EJIDO

5.6. Geographical and/or UTM coordinates:

THE POLYGON OF THE MINING CONCESSION “OCHO HERMANOS” IS DESCRIBED BY THE FOLLOWING SIDES, STRIKES AND HORIZONTAL DISTANCES:

SIDES	STRIKE	DISTANCE (METERS)
1-2	NORTH	526.04
2-3	EAST	10.06
3-4	NORTH	73.96
4-5	WEST	300.00
5-6	SOUTH	1200.00
6-7	EAST	300.00
7-8	NORTH	126.04
8-9	WEST	10.06
9-1	NORTH	473.96

THE “SAN RAMON” MINING LOT IS ADJACENT TO THE EAST TO THIS MINING CONCESSION COMPRISING AN AREA OF 80 HECTARES.

6. Dimensions of the project.
THE TOTAL SURFACE IS OF 114.994 HECTARES, DISTRIBUTED AS FOLLOWS: 34.994 HECTARES, FOR THE MINING CONCESSION “OCHO HERMANOS” AND 80,000 HECTARES FOR THE MINING CONCESSION “SAN RAMON”. THE PROJECT COMPRISES 4.0 HECTARES, DISTRIBUTED AS FOLLOWS: OPEN PIT IN THE MINING LOT “OCHO HERMANOS” (1.2 HECTARES) AND "SAN RAMON" (1.8 HECTARES), GIVING A TOTAL OF 3.0 HECTARES.
PROCESSING PLANT OF 1.0 ACRE OUTSIDE THE “OCHO HERMANOS” LOT IN A LAND WHERE AN AGREEMENT WITH THE MEMBERS OF THE EJIDO WAS ENTERED INTO (DIVIDED LAND]).

I.2. Particulars of the Petitioner.
1. Name and address.
MEXUS GOLD MINING, S.A. D E C.V.

2. Federal Taxpayers Registry (RFC).
MGM-090108712

6. Sole Population Registration Code (CURP) of the Petitioner.
NOT APPLICABLE.

7. Petitioner’s legal address.
7.1. Street address or place name and/or geographic feature, in the absence of such address.
AVE. JOSE S. HEALY. No. 271-A.

7.2. Suburb or neighborhood.
SAN BENITO.

7.3. ZIP Code.
83190.

7.4. State.
SONORA

7.5. Town or delegation.
HERMOSIILLO

7.6. Phone (s).
(662) 1230194

7.7. Fax.
SAME PHONE NUMBER.

7.8. Email.
entalpia_consu1tores@yahoo.com.mx

I.3. Particulars of person in charge of the environmental impact study.
1. Name and address.
ENTALPIA CONSULTORES, S. C.

2. RFC.
ECO-050519-LW5

3. Name of the technician in charge of the preparation of the study.
MACARIO ACOSTA SANCHEZ, B. SC.

4. RFC of the technical manager for the preparation of the study.
AOMS500102

5. CURP of the technical manager for the preparation of the study.
PENDING

7. Address of the person in charge of the study.
7.1. Street address or place name and/or geographic feature, in the absence of such address.
BACERAC No. 244

7.2. Suburb or neighborhood.
LOPEZ PORTILLO.

7.3. ZIP Code.
83104.

7.4. State.
SONORA.

7.5. Town or delegation.
HERMOSILLO.

7.6. Phone(s).
(662) 2844430.

7.8. Email.
entalpia_consultores@yahoo.com.mx

II. PROJECT DESCRIPTION.

THIS PROJECT CALLED “URES” COMPRISES A SITE TO BE PROCESSED WHICH INCLUDES A JOINT AREA OF 3 HECTARES AND WILL USE 1 (ONE) HECTARE TO INSTALL A MINING PROCESSING PLANT USING THE GRAVIMETRIC PROCESS, AND ONCE PROCESSED THE PRODUCTS WILL BE MARKETED ABROAD AND ALSO DOMESTICALLY. THE PRODUCTS OF THE MINE WILL BE A METALLIC MINERAL CONTAINING SILVER AND GOLD. THE “URES” PROJECT IS LOCATED IN LANDS OF THE “GUADALUPE DE URES”’ EJIDO (COMMON LAND) WHERE AN AGREEMENT WAS ENTERED INTO BETWEEN THE PETITIONER AND THE MEMBERS OF THE EJIDO WHOSE LAND IS ALREADY DIVIDED, SO THERE IS NO CONFLICT WITH THE USE OF THE SOIL.

II.1. Project Overview.
II.1.1. Nature of the project.
THIS PROJECT CALLED “URES” COMPRISES A SITE TO BE PROCESSED WHICH INCLUDES A JOINT AREA OF 3 HECTARES AND ADDITIONALLY IT WILL USE 1 (ONE) HECTARE TO INSTALL A MINING PROCESSING PLANT USING THE GRAVIMETRIC PROCESS, AND THE CONCENTRATED WILL BE LEACHED WITH THIOUREA, A CHEMICAL PRODUCT USED AS AGRICULTURAL FERTILIZER. ONCE PROCESSED, THE PRODUCTS WILL BE MARKETED ABROAD AND ALSO DOMESTICALLY. THE PRODUCT OF THE MINE WILL BE A METALLIC MINERAL CONTAINING SILVER AND GOLD. THE “URES” PROJECT IS LOCATED IN LANDS OF THE EJIDO “GUADALUPE DE URES” WHERE AN AGREEMENT BETWEEN THE PETITIONER AND THE MEMBERS OF THE EJIDO WHOSE LAND IS ALREADY DIVIDED, SO THERE IS NO CONFLICT WITH THE USE OF THE SOIL.
THE AREA OF THE PROJECT DOES NOT AFFECT FOREST AREAS AND IS NOT WITHIN A CORE ZONE AND/OR A BUFFER ZONE OF A PROTECTED NATURAL AREA. NO ACTIVITIES SHOULD TAKE PLACE THAT COULD AFFECT WETLANDS, MANGROVE SWAMPS, RIVERS, LAGOONS, LAKES, TIDELANDS, OR COASTAL OR FEDERAL AREAS PURSUANT TO ARTICLE 28 OF THE GENERAL LAW OF ECOLOGICAL EQUILIBRIUM AND ENVIRONMENTAL PROTECTION, AND ARTICLE 5 OF THE REGULATIONS IN EFFECT REGARDING THE EVALUATION OF THE ENVIRONMENTAL IMPACT. THE MINING CONCESSIONS “OCHO HERMANOS” AND “SAN RAMON” WERE REQUESTED FOR ALL TYPES OF MINERALS AND SUBSTANCE FEASIBLE TO RECEIVE A CONCESSION, AS IT IS STATED IN ARTICLE FOUR OF THE APPLICABLE MINING LAW AND REGULATIONS IN FORCE; THEREFORE, IT IS CONSISTENT WITH THIS PROJECT, WHOSE OBJECTIVE IS TO PROCESS THE METALLIC MINERAL WITH SILVER AND GOLD CONTENT.
THIS PROJECT SHALL BE DEVELOPED TAKING ADVANTAGE IN AN OPTIMAL WAY THE NON-RENEWABLE NATURAL RESOURCES WITHIN THE AREA, PLANNING THE MINING ACTIVITIES, WITHOUT USING EXPLOSIVES AND HAVING A MINERAL PROCESSING PLANT IN THE PROJECT SITE; NO CAMP SITES OR ANY OTHER CIVIL WORK WILL BE BUILT IN THE OPERATION AND PROCESSING AREAS IN ORDER TO PREVENT ADDITIONAL IMPACT OF THE AREA WITH WORK ACTIVITIES. ADDITIONALLY, SOME PROGRAMS WILL BE IMPLEMENTED IN ORDER TO REDUCE, MITIGATE AND PREVENT AS MUCH AS POSSIBLE UNNECESSARY AND NEGATIVE ENVIRONMENTAL IMPACTS.
THE PROJECT WORK AREA HAS BEEN SELECTED IN SUCH MANNER THAT THE IMPACTS TO BE AREA ARE GOING TO BE MITIGATED AS MUCH AS POSSIBLE; THUS, PREVENT THE AFFECTATION THAT COULD BE GENERATED. MINING WILL BE DONE IN AN OPEN-PIT MINE, WITH AN ANNUAL PRODUCTION AT START-UP STAGE OF 72,000 TONS. THE STAGES ARE DEFINED BY THE MARKET, BUT IT IS CONSIDERED THAT THEY WILL LAST 2 YEARS EACH ONE.

II.1.2. Justification and objectives.
THE “URES” PROJECT IS JUSTIFIED BY THE GROWING DEMAND OF
METALLIC MINERALS AND PRICES WITH RECORD PRICES IN DOMESTIC AND INTERNATIONAL MARKETS. THE TREND FOR CURRENT AND FUTURE PRICES OF PRECIOUS METALS AND THE PRICES PROJECTED FOR THE NEXT YEAR, MAKES THIS PROJECT A GUARANTEED ECONOMIC VIABILITY ALONG WITH THE FEATURE THAT THE MINERAL AREA PLANNED TO BE MINED HAS LOW ENVIRONMENTAL COSTS.
THE RAW MATERIAL IS A MINERAL WHOSE CONTENT (SILVER AND GOLD) CAN RECEIVE A CONCESSION ACCORDING TO THE MINING LAW AND ITS REGULATIONS IN ARTICLE FOUR IN EFFECT.
THE GEOGRAPHICAL LOCATION OF THE “URES” PROJECT IS IN THE MUNICIPALITY OF URES, SONORA, WHERE DEPOSITS OF METALLIC MINERALS ARE LOCATED AND THAT WERE MINED BEFORE.
THE OBJECTIVES OF THIS PROJECT ARE TO MINE AND PROCESS METALLIC MINERALS (SILVER AND GOLD).
THIS PROJECT WILL CONTINUE WITH THE ECONOMIC AND WELLBEING IMPACT FOR THE RESIDENTS OF “GUADALUPE DE URES”, SONORA, FOR THE GENERATION OF JOBS AND PURCHASE OF SUPPLIES FROM THE PETITIONER WHO WILL PERFORM THE MINING ACTIVITIES, IN ADDITION TO ENCOURAGE THE ROOTING OF THE PEOPLE IN THE AREA AND THE ENRICHMENT OF THEIR CULTURE THROUGH ENVIRONMENTAL EDUCATION PROGRAMS TO YOUNG ADULTS AND CHILDREN IN THE AREA.

II.1.3. Investment required.
IN THE PREPARATION AND OPERATION STAGES OF THE PROJECT, PREVENTION AND MITIGATION MEASURES WILL HAVE AN INVESTMENT OF ABOUT $12,300,000.00 PESOS EQUIVALENT TO 1,000,000.00 DOLLARS. CONSIDERING AN EXCHANGE RATE ON DECEMBER 17, 2010 OF $12.30 PESOS PER DOLLAR.

II.1.4. Duration of the Project.
THE PROJECT WILL LAST 20 YEARS, IN 10 STAGES OF 2 YEARS EACH ONE. IT WILL BE OPERATED IN STAGES SINCE THE MARKET MAY VARY ACCORDING TO THE DEMAND FOR THIS PRODUCT.

Indicate the life of project and/or alleged activity.
THE LIFE OF "URES" PROJECT IS 35 YEARS, BUT CONSIDERED ONLY FOR 20 YEARS OF WORK.

II.1.5. Future growth policies.
THE GROWTH OF THE PROJECT (ACCORDING TO THE MARKET) WILL OCCUR IN STAGES. THE MARKET WILL DETERMINE THE PRODUCTION, AND FOR THE FIRST AND SECOND YEAR, IT WILL BEGIN WITH A TOTAL PRODUCTION OF 72,000 TONS., WHICH WILL INCREASE WITH THE MARKET DEMAND. SINCE NOWADAYS THE PRODUCTION DEPENDS ON THE MARKET, NO DATA IS AVAILABLE TO SUPPORT THE GANTT CHART TO DESCRIBE THE MARKET BEHAVIOR IN THE EXPECTED USEFUL LIFE OF THE PROJECT.

II.2. Specific characteristics of the project.
Presenting the information regarding all work and mining activities that comprise the project and are included in any of the sections of article 28 of the LGEEPA (General Law of Ecological Equilibrium and Environmental Protection), or Article 5 of the Regulation regarding the evaluation of the environmental impact. Also, to mention the related activities already in operation and describe those that will be put in place, including such activities located outside the area of the project.
IN THIS PROJECT, DIRECT MINING EXPLORATION ACTIVITIES HAVE BEEN EXECUTED SUCH AS DRILLING WITH TRACK-DRILL EQUIPMENT AND ACCESS ROADS WERE REHABILITATED ON REQUEST OF THE MEMBERS OF THE EJIDO AS PAYMENT FOR THE TEMPORARY OCCUPATION AND RIGHT OF WAY. THERE ARE REMAINS OF OLD MINING ACTIVITIES IN THE SITE THAT WERE NOT PERFORMED BY THE PETITIONER.

IL2. 1. Minerals mined (ore and gangue).
THE ORE IS A MINERAL OF SILVER AND GOLD AND THE GANGUE IS COMPRISED BY WASTE ROCK, AS WELL AS SILICEOUS MINERAL.

II.2. Description of the main work and activities of the project.
Present information about the mining work and activities that comprise the project. To develop this section, consider the information in Appendix I and then select the appropriate subsection or subsections with the characteristics of the project. In case you intend to carry out works and activities not specified in the aforementioned Appendix, describe each one of them in detail.
CIVIL WORK:
NO PERMANENT CIVIL WORK HAS BEEN PLANNED. MINING WORK WILL CONSIST OF OPENING A PIT WITH AN AREA OF 3.0 HECTARES, FOR WHICH HEAVY MACHINERY WILL BE USED AND IN SOME CASES, EXPLOSIVES.

THE MINING OPERATING METHOD IS DESCRIBED AS FOLLOWS:
1. -	MINING OF THE MINERAL IN THE FIRST STAGE.
2. -
USING THE TRACK DRILL EQUIPMENT “GARNERD DENVER 3100 A”, THE DRILLS WILL BE MADE TO LOAD THE EXPLOSIVE AND ONCE “LOADED”, THE DETONATION WILL BE NEXT STEP. LATER ON, THE MATERIAL WILL BE HAULED USING DUMP TRUCKS.

3. -	ONCE THE MATERIAL IS SHIPPED (TRANSPORTED), THE MATERIAL IS GOING TO BE PUT IN PILES IN THE STORAGE PADS.
4. -	THEN THE DELIVERY OF MATERIAL TO THE PROCESSING PLANT BEGINS USING SMALL TRUCKS.
5. -	WITH RESPECT TO MAINTENANCE AND TRANSPORTATION EQUIPMENT, IT WILL BE CARRIED OUT ACCORDING TO THE USE OF THE EQUIPMENT, EVEN THOUGH WE PROPOSE TO MAKE IT EVERY 7 DAYS.

THE PROCESSING OF THE MINERAL WILL BE DONE AS FOLLOWS:

1. -	THE ORE FROM THE MINE WILL BE PILED IN A SITE AS TEMPORARY STORAGE.
2. -	THE ORE WILL BE REDUCED IN SIZE THROUGH CRUSHING; LATER ON IT WILL BE CLASSIFIED BY SIZE AND,
3. -	THROUGH A BELT CONVEYOR THE ORE WILL BE SENT TO THE MILLING PROCESS IN ORDER TO MILL THE MATERIAL AT -80 MESH SIZE, 100%.
4. -	THE MILLED MINERAL WILL BE CLASSIFIED WITH A HYDROCYCLONE AND THE RIGHT SIZE MINERAL WILL BE PROCESSED IN A CENTRIFUGAL GRAVITY CONCENTRATION EQUIPMENT.
THE MINERAL CONCENTRATE WILL BE LEACHED WITH THIOUREA AND THE FIRST TAILINGS WILL BE SENT AGAIN THROUGH ANOTHER CENTRIFUGAL CONCENTRATOR, OBTAINING THE MEDIUM CONCENTRATE AND FINAL TAILINGS.
5. -
THE MEDIUM CONCENTRATE WILL BE LEACHED WITH THIOUREA AND FINAL TAILINGS WILL BE DISPOSED IN A SMALL TAILINGS DAM AND BECAUSE IT DOES NOT INCLUDE ANY CHEMICAL PRODUCT THAT IS LISTED AS HAZARDS FOR THE ECOLOGICAL ENVIRONMENT, AND DO NOT POSE ANY DANGER TO THE ENVIRONMENT OR THE ECOSYSTEM.

6. -	THE LEACHING LIQUOR WILL BE TREATED WITH ZINC FOR PRECIPITATION AND THE WATER FROM THE PROCESS WILL BE RECYCLED.
7. -	THE PRECIPITATE WILL BE TRANSFERRED TO NATIONAL MARKETS FOR SALE.
8. -	WITH RESPECT TO MAINTENANCE AND TRANSPORTATION EQUIPMENT, IT WILL BE CARRIED OUT ACCORDING TO THE USE OF THE EQUIPMENT, EVEN THOUGH WE PROPOSE TO MAKE IT EVERY 7 DAYS.

Area that will occupy each one of the work activities, with emphasis on the following:
- Area occupied by the site.
TWO DIFFERENT SITES WILL BE MINED: AREA ONE WILL BE A PIT OF 3 HECTARES AND ONE HECTARE FOR THE PROCESSING PLANT. APPENDIX VIII DESCRIBES WITH MORE DETAIL THE COORDINATES AND POLYGONS THAT OCCUPY THESE SITES.

- Sites for disposal of solid waste.
DOMESTIC WASTE WILL BE TRANSPORTED TO THE LANDFILL OF GUADALUPE DE URES, SONORA, IN THE PROPER SPECIAL CONTAINERS.
- Other works and support services (labor camp site, lumber yard, etc.).
EITHER PERMANENT OR TEMPORARY BUILDINGS WILL BE BUILT.

- Administrative Services.
THE OFFICE IS LOCATED IN THE CITY OF HERMOSILLO, SONORA, AS DESCRIBED IN SECTION I.2.7.1. OF THIS DECLARATION.

Total area.
3.0 HECTARES (INCLUDING A SPECIAL AREA FOR VEGETATION THAT CAN BE TRANSPLANTED, LOCATED IN THE MINING LOT “OCHO HERMANOS” AND “SAN RAMON”). ITS LOCATION APPEARS IN THE APPENDIX OF THIS MIAP. THE MINING CONCESSION “OCHO HERMANOS” COMPRISES 34,994 HECTARES, AND THE MINING LOT “SAN RAMON” COMPRISES 80 HECTARES, GIVING A GREAT TOTAL OF 114,994 HECTARES.

Blueprints verification.
Include an attachment with the work blueprints. For this, select from Appendix VIII those used according to the kind of work activities. In case the petitioner considers relevant to present other blueprints, then he could attach them.
IT WILL BE ATTACHED IN APPENDIX VIII OF THIS MIAP.

II.2.2.2. Type and production technology, in the case mineral processing plants or other industrial processes applied to the extracted material.
Include the following information:
a)	Type of industrial activity.
OPEN PIT MINING. PLANNING TO USE EXPLOSIVES.

b)	Describe, in general terms, the type of industrial processes intended to apply.
OPEN PIT MINING WITH THE USE OF EXPLOSIVES. PROCESSING IN CENTRIFUGE GRAVIMETRIC CONCENTRATION PLANT.

e)	Name, brief description and characteristics of each product.
METALLIC MINERAL CONTAINING SILVER AND GOLD.

d) A description of all processes and unit operations. The information in this section should be supported with a flow chart, describing the type and volume of raw materials and other supplies, storage, intermediate and final processes, product outputs, intermediate products and sub-products, inputs of raw materials and supplies and intermediate products, as well as waste outputs, waste water and sewage mud discharges, air emissions and their environmental controls.
IN THIS PARTICULAR CASE, FOR THE MINING OF THE MINERAL UNIT PROCESSES ARE NOT NEEDED, ONLY UNIT OPERATIONS SUCH AS THE MINING OF THE MINERAL THROUGH HAULING IN DUMP TRUCKS AND SMALL TRUCKS. THE MINERAL SHOULD BE SENT TO THE MINERAL PROCESSING PLANT. THERE ARE NO PRODUCTS OR INTERMEDIATE SUB-PRODUCTS. ON ITS INITIAL STAGE IT IS PLANNED TO MINE AND PROCESS 6,000 TON/MONTH OF MINERAL. FOR THE PROCESSING OF THE MINERAL SOME UNIT OPERATIONS WILL BE USED SUCH AS MINERAL CRUSHING, MILLING AND SIZE CLASSIFICATION BY SCREENING AND THE CLASSIFICATION BY MEANS OF A HYDROCYCLONE. THIOUREA WILL BE USED TO LEACH THE PRODUCT; THIOUREA IS A CHEMICAL WIDELY USED IN AGRICULTURE, AND IT IS NOT HARMFUL TO THE ENVIRONMENT.
THE PETITIONER SHALL MAKE PROVISIONS TO REDUCE FUGITIVE DUST ATMOSPHERIC EMISSIONS TO PREVENT POLLUTION DURING THE CUT OF THE MINERAL IN ORDER TO PREVENT DUST POLLUTION CAUSED BY THE TRUCK TRAFFIC EFFECT; THE ROADS WILL BE MAINTAINED WITH A GRADER WHICH WILL BE PERMANENTLY KEPT IN THE AREA OF THE PROJECT (CAMPSITE AT 12 KM FROM WORK SITE, PROPERTY OF PROVIDER COMPANY). CONSULT THE INCLUDED DIAGRAM.

e)	Indicate whether the processes are continuous or of the batch type, and if the operation is permanent, temporary, or cyclic.
THE PROCESS OPERATION IS CONSIDERED AS SEMI-CONTINUOUS, SINCE IT IS PROGRAMMED TO WORK ONLY 12 HOURS PER DAY ON ITS INITIAL STAGE (MINERAL PROCESSING PLANT), THIS INCLUDES THE MINING OF THE MINERAL AND TRANSPORTATION OF THE MINERAL TO THE PROCESSING PLANT. THE OPERATION IS PERMANENT WHILE THIS PROJECT IS IN EFFECT. APPENDIX VIII CONTAINS INFORMATION ABOUT THE EXTRACTION OF THE MINERAL.

f)	Capacity of the design.
THE MINERAL PROCESSING PLANT (MOBILE) CAPACITY IS 500 TON/DAY.

g)	Services required for the implementation of the operations AND/OR industrial processes.
ELECTRIC POWER FOR LIGHTING AND WATER FOR DOMESTIC AND SANITARY USE, PLUS FUEL AND LUBRICANTS.

h)	Identify and briefly explain if the process you want to install, compared with others currently used to produce the same products, includes innovations that may reduce:

*	The use of polluting materials.
NO POLLUTING MATERIALS WOULD BE USED.

*	The use of natural resources.
THERE ARE NO INNOVATIONS.

*	Energy.
THERE ARE NO INNOVATIONS.

*	Waste.
THERE ARE NO INNOVATIONS.

*	Atmospheric emissions.
THERE ARE NO INNOVATIONS.

*	Drinking water.
THERE ARE NO INNOVATIONS.

*	Wastewater.
THERE ARE NO INNOVATIONS.

i)	Inform if the project will include systems to reuse water.
NOT APPLICABLE.

j)	Indicate whether the project includes systems for cogeneration and/or recovery of energy.
NOT APPLICABLE.

k) Indicate if containers and packaging used to package the minerals are made from recyclable materials. Also, if the printing packaging (labels, boxes, etc.) of your products use toxic substances (answer this question even if printing is made by third parties or off-site).

NOT APPLICABLE.

l)	Specify if containers and packaging used to package products can be recycled, and if materials used for this purpose are pollutants.
NOT APPLICABLE.

II.2.2.3. Estimated production.

a)	Volume of material(s) extracted, annual total and monthly average (mineral and gangue).
6,000 TONS OF MINERAL PER MONTH.

MIAP PROJECT “URES”, URES SONORA, DECEMBER 2010.

b) Installed capacity of the processing plant (daily tons).
IN THE FIRST STAGE OF 10, CONSIDERING THAT EACH ONE OF THEM WILL LAST 2 YEARS, 200 TONS PER DAY OF INSTALLED CAPACITY WILL BE CONSIDERED DURING THE START UP.

c) Value of the expected annual gross production.
VARIABLE PRICES DEPENDING ON THE MARKET VALUE.

d) Annual total production of materials processed.
72,000 TONS OF MINERAL

e) Total and broken down production of sub-products.
METAL PRECIPITATE INCLUDING SILVER, GOLD AND COPPER.

f) A summary indicating all products, sub-products and intermediate products (if applicable), raw material, and supplies. Inform about each one of them:

* Name: POLYMETALIC MINERAL
* Formula: IT DOES NOT APPLY.
* Physical state: SOLID.
* Amount of production per unit of time (for products, sub products and intermediate products). 6000 TONS/MONTH.
* Amount of consumption per unit of time (for raw material). 6000 TONS/MONTH.
* CRETIB characteristics.
* Attach the MSDS according to the form in Annex I of the substances to be used.
IT DOES NOT APPLY FOR THE PROCESSING PRODUCTS, BUT EVERYTHING RELATED TO EXPLOSIVES IS ATTACHED.

II.2.2.4. Infrastructure.
a) Indicates which is the existing infrastructure in the site.
CURRENTLY, THE INFRASTRUCTURE THAT WE HAVE IS DIRT ACCESS ROADS ABLE TO BE USED ALL YEAR. BLUEPRINTS WITH THE ACCESS ROADS ARE ATTACHED IN APPENDIX VI OF THIS MIAP.

B) Indicate which is the infrastructure to be built and if it will be in charge of the Petitioner or of any public or private agency.
NO INFRASTRUCTURE WILL BE BUILT IN THE PLACE OF THE PROJECT.

II.2.3. Description of works and related activities.
NO TEMPORARY WORKS WILL BE BUILT. THERE ARE NO RELATED WORKS OR ACTIVITIES.

II.2.3.1. Description.
Indicate and describe related works and activities; appoint characteristics and include the surface it will occupy. The information about the material used, material removed, etc., will be presented in the corresponding section. In Appendix I an exhaustive list of the works and the information that shall be developed when the project includes them will be included, in which case it shall be inserted in this section. If the project included works that are not included in the list, the corresponding information has to be presented.
THE MINERAL WILL BE MINED IN AN OPEN-PIT MINE, FOR WHICH MACHINERY FOR FRONT LOADING AND HAULING TO THE PROCESSING PLANT WILL BE USED.

II.2.3.2. If the project comprises an enlargement of the infrastructure or productive capacity of an existing project:
a) Identify and develop the applicable information in this guide.
NOT APPLICABLE.

b) Describe in detail the characteristics and functions of the infrastructure to install.
NOT APPLICABLE.

II.2.3.3. Description of temporary tasks and activities.
THERE ARE NO RELATED TASKS OR ACTIVITIES.

II.2.4. Location and dimension of the project.
II.2.4.1. Physical location of the site or trajectory of the project.
In letter 1, locate the site or trajectory of the selected project. Appoint the name of the town(s), municipality(ies), and state(s).
STATE: SONORA
MUNICIPALITY: URES.
LOCALITY: LAND OF THE EJIDO “GUADALUPE DE URES”.

II.2.4.2. Dimension of the project.
a) The total surface of the property.
114.994 HECTARES, DIVIDED AS FOLLOWS: 34.994 HECTARES, SURFACE INCLUDED IN THE CONCESSION OF THE MINING PROPERTY “OCHO HERMANOS” AND 80.00 HECTARES OF THE MINING PROPERTY “SAN RAMON”. THE THREE (3) HECTARES OF THE PIT WILL BE DIVIDED IN A FORM THAT THE MINING PROPERTY “OCHO HERMANOS” WILL AFFECT 1.2 HECTARES AND THE AS FOLLOWS MINING LOT “SAN RAMON” WILL BE AFFECTED WITH 11.8 HECTARES.

c) Land that is planned to clear and percentage with respect to the forested area.
3.0 HECTARES IN THE PIT AREA.
1.0 HECTARE IN THE PROCESSING PLANT.

d) The total surface occupied by the natural areas and areas affected by the use.
3.0 HECTARES TO ACQUIRE THE MINERAL, 1.0 HECTARE FOR THE PROCESSING PLANT. THE LOCATION BLUEPRINT, AS WELL AS THE RESPECTIVE POLYGON, IS ATTACHED IN APPENDIX VIII OF THIS MIAP. THE “OCHO HERMANOS” MINING LOT WILL AFFECT 1.2 HECTARES AND THE “SAN RAMON” MINING LOT WILL BE AFFECTED IN 11.8 HECTARES.

e) Forested and not forested areas.
THE SURFACE WHERE THE WORK WILL TAKE PLACE WAS DESCRIBED AND THE VEGETATION STUDY AND PHOTOGRAPHS ARE INCLUDED IN APPENDIX X HEREIN. A RESTITUTION PROGRAM OF THE SITE WILL BE IMPLEMENTED ONCE THE OPERATIONS OF THE PROJECT BEGIN.

f) Those that will be necessary with infrastructure for the operation of the project.
3.0 HECTARES FOR EXPLOITATION AND 1.0 FOR THE PROCESSING, TAKING CARE IT DOES NOT UNNECESSARILY AFFECT THE VEGETATION. THE “OCHO HERMANOS” MINING LOT WILL AFFECT 1.2 HECTARES AND THE “SAN RAMON” MINING LOT WILL BE AFFECTED WITH 1.8 HECTARES.

g) The one required for access road and related activities.
ACCESS ROADS ALREADY EXIST, THEY WILL BE REHABILITATED IF NECESSARY.

II.2.4.3. Access roads to the area where the work or activities will take place.
It will indicate in letter 2 which are the access roads (terrestrial, aerial, maritime and/or fluvial) to the site proposed for the development of the project.

Table 1. Access roads.

Access roads	Length (m)	Total surface (m2)	In natural areas	Percentage of natural areas	Urban, agr. or common tenancy	Percentage
Dirt	14,000	56,000	Total	Total	Community	Total

II.2.4.4. Description of services required and offer. Describe completely and in detail the infrastructure of goods and services, either in operation or in process of implementation, that are necessary for the development of the project in its different stages. Specify its location in the land and the surface that it will occupy.
IN THE CASE OF THE CAMP SITE, WE REQUIRE GENERATION OF ELECTRICAL ENERGY FOR ILLUMINATION. REGARDING THE WATER, FOR DOMESTIC USE A MUNICIPAL (LOCAL) NETWORK WILL BE OBTAINED DIRECTLY FROM GUADALUPE DE URES; WE WILL NEED APPROXIMATELY A VOLUME OF 2 CUBIC METERS PER DAY, FOR DOMESTIC AND SANITARY USE.
FOR THE BENEFIT OF THE MINERAL, WATER RIGHTS WILL BE ACQUIRED AROUND THE PROJECT IN ORDER TO GUARANTEE THAT THE METALLURGICAL DEVELOPMENT CAN BE PERFORMED.

II.3. Description of works and activities to perform in every stage of the project.
II.3.1. General work program.
The objective of this paragraph is to be familiar with the different stages that comprise the project and how it will be performed. For this, a Gantt chart will be made with the scheduled program that includes the following stages of the project; preparation of the site, construction, operation, maintenance and abandonment.

GANTT CHART.
ACTIVITY	MONTH 1*	MONTH 2	MONTH 3	LATER MONTH IS
	WEEK 1 2 3 4	WEEK 1 2 3 4	WEEK 1 2 3 4	WEEK 1 2 3 4
PREPARATION OF THE LAND (CLEANING AND LEVELING)	*
INSTALLATION OF EQUIPMENT	* *	* * * *	* * * *
OPERATION	* *	* * * *	* * * *	* * * *
PREVENTIVE MAINTENANCE	* *	* * * *	* * * *	* * * *
MONTH 1* FROM THE RESOLUTION OF THE MIAP.
THE STAGE OF PREVENTIVE MAINTENANCE OF THE MINING EQUIPMENT WILL BE DONE EVERY SEVENTH DAY OF OPERATION.
THE OPERATION STAGE WILL LAST 20 YEARS.
THE ABANDONMENT STAGE OF THE FACILITIES WILL BE DONE IN A TERM OF 4 WEEKS; HERE, THE RESTORATION STAGE OF THE SITE STARTS.

II.3.2. Selection of the site.
THE SELECTION OF THE SITE TO MINE IS DUE TO THE VOLUME AND QUALITY OF THE MATERIAL PRESENT, WHICH MAKES THE PROCESS ECONOMICALLY FEASIBLE. ADDITIONALLY, THE PROJECT’S AREA IS NOT CONSIDERED WITHIN THE CORE ZONES, BUFFER ZONES, OR WHERE A URBAN DEVELOPMENT, AT SHORT OF MEDIUM TERM, MAY BE CONSTRUCTED. ON THE OTHER HAND, THERE IS THE ADVANTAGE TO BE ABLE TO TRANSIT IN THE AREA AROUND THE YEAR.
DUE TO THE RESULTS OF THE FIELD STUDIES CARRIED OUT, A DIFFERENT SITE IS NOT CONSIDERED. THE LEGAL SITUATION OF THE PROPERTY IS OWNED BY THE EJIDO GUADALUPE DE URES.

II.3.2.1. Field studies.
FIELD STUDIES, PROSPECTING, SUPERFICIAL SAMPLING, CHEMICAL TESTS, SEVERAL TEST, AND VEGETATION AND WILDLIFE STUDIES WERE PREFORMED. THE RESULTS OF THE FORMER STUDIES CONFIRMED THE FEASIBILITY OF THE “URES” PROJECT.
If applicable, describe the activities performed in the preparation of the land to make the field studies.
NOT APPLICABLE.

II.3.2.2. Method(s) used in the exploration stage.
THE GEOLOGIST MADE EXPLORATION ROUNDS TO TAKE SAMPLES AND MAKE SUPERFICIAL SAMPLING TO SEND THEM TO LABORATORIES FOR ITS ANALYTICAL DETERMINATION AND QUALITY TESTS.

II.3.2.3. Alternative sites.
a) Indicate the phases developed in the exploration of the deposit since prospecting and sampling up to the studies to determine the feasibility of the project.

1.- PROSPECTING, 2.- TAKING SAMPLES, 3. CHEMICAL TESTS, 4. QUALITY TESTS, 5. ECONOMICAL EVALUATION, 6. MARKET RESEARCH, 7. ENVIRONMENTAL RESTRICTIONS, 8. ACQUISITION OF ECONOMICAL RESOURCES FOR THE DEVELOPMENT OF THE PROJECT, 9. LEGAL ASPECTS OF THE SUPERFICIAL LAND, 10. FORMALIZATION OF AGREEMENTS AND ITS RESPECTIVE LEGAL REGISTRATION.

Describe the criteria and studies carried out that determined the selection of the site, as well as the criteria that motivates its preference on other alternative places. These criteria will include, in order of importance, environmental, environmental risk, technological, judicial, economical and social variables. Make a brief description of the studies carried out.
GEOLOGISTS EXPLORED THE AREA TAKING SAMPLES TO SEND THEM TO THE CHEMICAL LAB IN HERMOSILLO, SONORA. AS THE RESULTS WERE INTERESTING, WE PROCEEDED TO TAKE MORE SAMPLES FROM THE ZONE TO HAVE A CLEARER IDEA OF THE QUALITY AND QUANTITY OF MATERIAL FEASIBLE TO MINE. ONCE THE SAMPLES WERE QUANTIFIED, SEVERAL QUALITY TESTS WERE MADE IN ORDER TO VERIFY THAT THE MATERIAL MEETS THE SPECIFICATIONS REQUESTED BY THE MARKET.

IN THE REFERENCES AND DOCUMENTARY REVIEW, WE FOUND THAT THE SITE OF THE PROJECT IS OUTSIDE THE NATURAL PROTECTED ZONES SINCE THE SITE DOES NOT APPEAR AS NATURAL PROTECTED ZONE IN THE DIFFERENT LEVELS OF GOVERNMENT, SO THERE IS NO OPPOSITION TO THAT. THE PLACE IS CONSIDERED AS HAVING LOW ENVIRONMENTAL RISK, SINCE THE PROJECT WILL BE DEVELOPED FOLLOWING SUSTAINABILITY GUIDELINES. GENERAL LABORATORY, ECONOMICAL, AND OFFICE ANALYSIS OF THIS PROJECT.

II.3.2.4. Legal situation of the property and type of property.
THE AREA OF THE PROJECT IS OWNED BY THE EJIDO “GUADALUPE DE URES” AND IT HAS A FORMAL AGREEMENT WITH THE OWNERS, THEREFORE WE DO NOT FORESEE PROBLEMS OF THIS TYPE.

II.3.2.5. Current use of the land in the site of the project and its boundaries.
THE SURROUNDING AREA TO THE PROJECT IS USED IN CATTLE RAISING.

II.3.2.6. Urbanization of the area.
THE AREA OF THE PROJECT IS LOCATED IN THE RURAL AREA; THEREFORE THIS ITEM DOES NOT APPLY TO THIS PARAGRAPH.

II.3.2.7. Natural protected area.
THE PROJECT IS NOT WITHIN OR AROUND A NATURAL PROTECTED AREA.

II.3.2.8. Other areas with priority attention.
THE PROJECT’S AREA IS NOT WITHIN OR AROUND A PRIORITY AREA.

II.3.3.1. Site preparation.
If the project is going to develop some activity that is indicated in Appendix III, please include the corresponding information and description.
THE CONSTRUCTION OF MAJOR CIVIL WORKS OR PREPARATION OF THE LAND FOR CONSTRUCTION IS NOT CONSIDERED, IN THE CASE OF THE MINING LOT WE WILL PROCEED TO TRANSFER THE VEGETATION SPECIES (IF APPLICABLE).

II.3.3.2. Construction.
Describe in detail the constructive process of each one of the works to make. For this, in addition to present subsection a and b that are written next, the items set forth in Appendix I has to be developed.
THERE IS NO CIVIL CONSTRUCTION.

a) Broken down schedule of permanent and temporary construction activities and jobs.
THERE IS NO CIVIL CONSTRUCTION.
B) Procedure of construction of each one of the constructions that are part of the project. Include figures that describe the procedure.
NOT APPLICABLE.
II.3.4. Operation and maintenance.
II.3.4.1. Operation program.
Provide the following information:
Description of the activities of the program of extraction, operation of the processing plant, and maintenance.
THE MINING METHOD IS DESCRIBED AS FOLLOWS:

1.- MINERAL MINING AS THE FIRST STAGE.
2.- WITH THE TRACK DRILL GARNERD DENVER 3100 A EQUIPMENT WILL MAKE THE DRILLING TO LOAD THE EXPLOSIVE AND ONCE IT IS “LOADED” THE DETONATIONS WILL TAKE PLACE. LATER ONE, THE MINERAL WILL BE MOVED USING DUMP TRUCKS.
3.- ONCE THE MINERAL IS TRANSPORTED, IT WILL BE “PILED” IN STORAGE PADS.
4.- THE MINERAL IS SENT TO THE PROCESSING PLANT USING SMALL TRUCKS.
5.- REGARDING MAINTENANCE OF EQUIPMENT AND TRANSPORT VEHICLES, THIS MAINTENANCE WILL BE GIVEN ACCORDING TO THE USE THEY HAVE, ALTHOUGH THE PLAN IS PROVIDE MAINTENANCE ON A WEEKLY BASIS.

THE PROCESSING OF THE MINERAL WILL OCCUR AS FOLLOWS:
1.- THE MINERAL COMING FROM THE MINE WILL BE PILED IN A SITE AS TEMPORARY STORAGE.
2.- THE SIZE OF THE MINERAL WILL BE REDUCED THROUGH CRUSHING, AND AFTER THAT IT WILL BE CLASSIFIED ACCORDING TO THEIR SIZE.
3.- USING A BELT IT WILL BE SENT TO THE MILLS TO DECREASE THE SIZE 100% TO -80 MESH.
4.- MILLED MINERAL WILL BE CLASSIFIED IN A HYDROCYCLONE AND THE MINERAL IN THE RIGHT SIZE WILL BE PROCESSED IN A CENTRIFUGE GRAVIMETRIC CONCENTRATION.
THE CONCENTRATED MINERAL WILL BE LEACHED WITH THIOUREA AND THE FIRST TAILINGS WILL BE PASSED TO ANOTHER CENTRIFUGE CONCENTRATOR, GETTING THE INTERMEDIATE CONCENTRATE AND FINAL TAILINGS.
5.- THE INTERMEDIATE CONCENTRATE WILL BE LEACHED WITH THIOUREA AND THE FINAL TAILINGS WILL BE DISPOSED OF IN SMALL TAILINGS DAM THAT BECAUSE IT WILL NOT CONTAIN ANY CHEMICAL SUBSTANCE WILL NOT PRESENT A HAZARD TO THE ENVIRONMENT AND ITS ECOSYSTEMS.
6.- THE LEACHING LIQUOR WILL BE TREATED WITH ZINC TO PRECIPITATE THE VALUABLE CONTENTS AND THE PROCESS WATER WILL BE RECYCLED.
7.- THE PRECIPITATES WILL BE TRANSFERRED TO THE NATIONAL MARKETS FOR THEIR SALE.
8.- REGARDING MAINTENANCE OF EQUIPMENT AND TRANSPORTATION VEHICLES, IT WILL BE GIVEN ACCORDING TO THEIR USE, ALTHOUGH OUR PLAN IS TO PROVIDE MAINTENANCE IN A WEEKLY BASIS.
a) Present in a graph the schedule of the activities that will be performed during the extraction stages, the operation of the processing plant, and the preventive maintenance given to both of them.

DURING THE OPERATION OF THE PROJECT, THE ACTIVITIES ARE THE ONES MENTIONED IN THE FORMER PARAGRAPH.
b) Attach a general flow diagram along with a general description of the extraction, processing and storing processes.

WE ATTACH THE BLOCK DIAGRAM DESCRIBING THE PROCESS.

PROCESS BLOCK DIAGRAM

[Missing Graphic]

3. Description of mining and processing methods.
Describe in detail the mining and processing methods proposed for the extraction of mineral. Attach a detailed flow diagram.

THE MINING METHOD IS DESCRIBED AS FOLLOWS:

1.- MINERAL MINING AS THE FIRST STAGE.
2.- WITH THE TRACK DRILL GARNERD DENVER 3100 A EQUIPMENT WILL MAKE THE DRILLING TO LOAD THE EXPLOSIVE AND ONCE IT IS “LOADED” THE DETONATIONS WILL TAKE PLACE. LATER ONE, THE MINERAL WILL BE MOVED USING DUMP TRUCKS.
3.- ONCE THE MINERAL IS TRANSPORTED, IT WILL BE “PILED” IN STORAGE PADS.
4.- THE MINERAL IS SENT TO THE PROCESSING PLANT USING SMALL TRUCKS.
5.- REGARDING MAINTENANCE OF EQUIPMENT AND TRANSPORT VEHICLES, THIS MAINTENANCE WILL BE GIVEN ACCORDING TO THE USE THEY HAVE, ALTHOUGH THE PLAN IS PROVIDE MAINTENANCE ON A WEEKLY BASIS.

THE PROCESSING OF THE MINERAL WILL OCCUR AS FOLLOWS:
1.- THE MINERAL COMING FROM THE MINE WILL BE PILED IN A SITE AS TEMPORARY STORAGE.
2.- THE SIZE OF THE MINERAL WILL BE REDUCED THROUGH CRUSHING, AND AFTER THAT IT WILL BE CLASSIFIED ACCORDING TO THEIR SIZE.
3.- USING A BELT IT WILL BE SENT TO THE MILLS TO DECREASE THE SIZE 100% TO -80 MESH.
4.- MILLED MINERAL WILL BE CLASSIFIED IN A HYDROCYCLONE AND THE MINERAL IN THE RIGHT SIZE WILL BE PROCESSED IN A CENTRIFUGE GRAVIMETRIC CONCENTRATION.
THE CONCENTRATED MINERAL WILL BE LEACHED WITH THIOUREA AND THE FIRST TAILINGS WILL BE PASSED TO ANOTHER CENTRIFUGE CONCENTRATOR, GETTING THE INTERMEDIATE CONCENTRATE AND FINAL TAILINGS.
5.- THE INTERMEDIATE CONCENTRATE WILL BE LEACHED WITH THIOUREA AND THE FINAL TAILINGS WILL BE DISPOSED OF IN SMALL TAILINGS DAM THAT BECAUSE IT WILL NOT CONTAIN ANY CHEMICAL SUBSTANCE WILL NOT PRESENT A HAZARD TO THE ENVIRONMENT AND ITS ECOSYSTEMS.
6.- THE LEACHING LIQUOR WILL BE TREATED WITH ZINC TO PRECIPITATE THE VALUABLE CONTENTS AND THE PROCESS WATER WILL BE RECYCLED.
7.- THE PRECIPITATES WILL BE TRANSFERRED TO THE NATIONAL MARKETS FOR THEIR SALE.
8.- REGARDING MAINTENANCE OF EQUIPMENT AND TRANSPORTATION VEHICLES, IT WILL BE GIVEN ACCORDING TO THEIR USE, ALTHOUGH OUR PLAN IS TO PROVIDE MAINTENANCE IN A WEEKLY BASIS.

II.3.4.2. Maintenance program.
Present a description of the maintenance program of the facilities of the project, describing the following:

a) Maintenance activities and regularity.
IN ORDER TO MITIGATE NOISE IMPACT, THE PREVENTIVE MAINTENANCE ACTIVITIES TO THE EQUIPMENT WILL CONSIST IN LUBRICATION OF ALL THE EQUIPMENT PARTS. REGARDING MACHINERY, THE MOTOR OIL WILL BE CHANGED EVERY 200 HOURS OF WORK/MONTH; TO TRANSMISSIONS AND DIFFERENTIALS EVERY 10,000 HOURS OR BEFORE IF REQUIRED. IN CASE THE EQUIPMENT OF CONCENTRATION AND GENERATOR WILL BE CHECKED BEFORE THE OPERATIONS BEGIN ON A DAILY BASIS, AS WELL AS THE GENERATORS. VEHICLES AND TRUCKS WILL RECEIVE PREVENTIVE MAINTENANCE ACCORDING TO THE SCHEDULE THAT WILL DO THE MECHANICS IN CHARGE.

b) Broken down schedule of equipment and work that requires maintenance.
TRUCKS AND VEHICLES, ONE EVERY SEVEN DAYS, AND IN CASE OF TRANSMISSIONS AND DIFFERENTIALS, EVERY 10,000 HOURS OF WORK, THUS, A MAINTENANCE RECORD OF EACH MACHINE, EQUIPMENT, AND VEHICLE THAT IS IN THE PROJECT WILL BE MADE.

c) Type of repairs to systems, equipment and work. Include those that during the maintenance operation generate liquid or solid wastes, either hazardous or non hazardous.

II.3.5 Site abandonment.
Present an abandonment program of the site where the destination of the constructions (temporary and/or permanent) is defined, once the useful life of the project concludes.
In this program the following shall be specified.

II.3.5.1. Dismantling of the support infrastructure.
DUE TO THE SPECIFIC CHARACTERISTICS OF THE PROJECT, WHERE THERE WILL BE NO MAJOR CONSTRUCTION, THE ABANDONMENT PROGRAM ONLY INCLUDES THE REMOVAL OF THE PROCESSING PORTABLE EQUIPMENT.

II.3.5.2. Abandonment of the facilities.
Present an abandonment program of the site defining the destination of the constructions (temporary and/or permanent) once the useful life of the project concludes.
In this program the following shall be specified.

* Estimation of the useful life. In case that the useful life is indefinite, mention the changes to be made in order to renew or continue with the project.
THE PROJECT HAS AN ESTIMATED USEFUL LIFE OF 35 YEARS, ALTHOUGH THE PLAN IS TO OPERATE THE MINE ONLY FOR 20 YEARS.
* Restitution or rehabilitation program of the area, describing:
* The rehabilitation programs that will be put into effect when the project concludes (restitution of vegetation, restoration of soil and water, etc.).

DURING THE DEVELOPMENT OF THE PROJECT, THE RESTORATION OF THE AFFECTED ZONE IN EVERY ONE OF THE SITES AFFECTED WILL BE DESIGNED, CONSIDERING THE FOLLOWING ITEMS:

➢	CONSERVATION OF THE SCARCE FERTILE SOIL IN THE AREA WHERE THE MINERAL WILL BE PROCESSED.
➢
ECOLOGICAL RECOVERY AND RESTORATION PROGRAM OF THE IMPACTED AREA DURING A PERIOD OF TIME OF 3 YEARS PARTING FROM THE ABANDONMENT OF THE FACILITIES, EVEN THOUGH IF THERE IS NECESSARY TO BEGIN WITH IT, WHEN THE MINING JOBS HAVE A ADVANCE OF 50%. THE FORESTATION WILL BE CARRIED OUT WHEN THERE IS THE NECESSARY SPACE OF THE SURVIVAL OF THE INDIVIDUALS ACCORDING TO THE COVERAGE OF EVERY SPECIES, CONSIDERING THAT THE FORESTATION AGREES WITH THE BEGINNING OF THE RAINY SEASON AND WITH THE PROPER PLANTING TECHNIQUES. NO EXOTIC PLANTS WILL BE PLANTED. LIKEWISE, THIS PROGRAM WILL INCLUDE A REGENERATION, REFORESTATION, AND LATER USE OF THE SITE PROJECT, MENTIONING THE SPECIES TO BE USED, THE AMOUNT, THE PLANTING SYSTEM AND THE SCHEDULE OF THE ACTIVITIES TO PERFORM, THE PROTECTION AND MAINTENANCE MEASURES TO GUARANTEE THE REFORESTATION MEASURES.

➢	A PROJECT THAT COMPRISES THE GENERAL RESTORATION OF THE LANDSCAPE TAKING INTO ACCOUNT AESTHETICS.

WE PLAN TO RESTORE THE AREA WITH CATTLE RAISING PURPOSE, INTRODUCING TO THE AFFECTED ZONES SPECIES OF ADAPTATIVE VEGETATION TO DEVELOP THE ACTIVITIES OF THE PROJECT, IN ORDER TO PROVIDE STABILITY TO THE SOIL. THE TYPE OF VEGETATION WILL BE THE ONE THAT CHARACTERIZES THE ZONE AND IT IS LISTED IN APPENDIX X OF THIS MIAP, WITHIN THE INFORMATION OF THE BIOPHYSICAL STUDY.

* The plans of use of the area when the project concludes, according to the predominant uses proposed for the soil by the several instruments of planning in effect when these plans are going to take place.
WE CONSIDER THE SOIL WILL BE USE TO RAISE CATTLE.

* Compensatory and restoring measures of the site.
THE PETITIONER WILL FOLLOW THE MEASURES THAT ACCORDING TO THE JUDGMENT OF THE AUTHORITIES MEET THE SUSTAINABILITY EXPECTATIONS OF THE PROJECT.

DESCRIPTION OF THE IMPACTS DURING THE ABANDONMENT STAGE

SOIL:
DURING THE ABANDONMENT STAGE, AS MENTIONED BEFORE, THE RESTORATION OF THE SOIL WILL GENERATE, ONCE THE STAGES WHERE IS POSSIBLE TO MAKE THE RESTORATION, ARE TERMINATED, A BENEFICIAL AND SIGNIFICANT IMPACT, SINCE THE CAPACITY FOR FUTURE RESTORATION OF THE NATIVE AND ADAPTATIVE VEGETATION WILL BE RECOVERED.

ATMOSPHERE:
STABILIZATION OPERATIONS OF THE MINED MINERAL ZONES AS WELL AS THE RESTORATION OF THE SOIL, WILL TAKE PLACE USING SPECIALIZED EQUIPMENT, THUS GENERATING COMBUSTION GASES AND DUST, WHICH WILL BE MITIGATED WITH PREVENTIVE MAINTENANCE MEASURES IN THE CASE OF COMBUSTION GASES, AND THE DUST WILL BE MITIGATION BY WETTING IT.

VEGETATION AND WILDLIFE:
AFTER THE VEGETABLE COVER PRESENT DURING THE START UP OF THE ACTIVITIES OF THE PROJECT HAS BEEN RESTORES, WILDLIFE, MAINLY THOSE OF SMALL MAMMALS, REPTILES, AND BIRDS, WILL BE ABLE TO POPULATE THESE ZONES AGAIN, SINCE WE WILL TRY TO USE NATIVE OR ADAPTATIVE VEGETATION SPECIES, WHICH WILL FACILITATE THEIR GROWTH AND WILL FAVOR THE CREATION OF NESTS FOR REPRODUCTION OF WILDLIFE. THEREFORE, THIS STAGE IS CONSIDERED AS BENEFICIAL AND VERY SIGNIFICANT.

SOCIOECONOMIC FACTORS:
JOBS: LOCAL LABOR WILL BE USED DURING THE OPERATION OF RESTORATION AND ABANDONMENT AS WELL; ALTHOUGH THIS STAGE IS SHORT AND TEMPORARY, IT IS CONSIDERED BENEFICIAL DURING THE DEVELOPMENT.

PRODUCTIVE ACTIVITIES:
ONCE THE STAGES OF THE PROJECT ARE CONCLUDED, INCLUDING THE ABANDONMENT OF THE SITE, THE USE WE HAVE PROJECTED IS THAT FOR CATTLE RAISING.

II.4. Requirement of personnel and consumables.
The information shall refer to all and each one of the project stages.

11.4.1 Personnel.
Analyze the requirements of qualified and not qualified handwork, and specify the origin town of workers. Also indicate the following information:

a) For each one of the stages, mention the period when the largest number of personnel would be hired.
PREPARATION OF THE SITE, OPERATION AND MAINTENANCE: 10 PERSONS.
OPERATION: 10 PERSONS.
STAGE OF RETIREMENT AND RESTORATION: 10 PERSONS

b) Number of workers per working area (operative, administrative, supervision, etc.).
IN THE OPERATION STAGE: 10 PERSONS.

c) Amount of qualified and not qualified personnel.
SITE PREPARATION, OPERATION AND MAINTENANCE:
QUALIFIED PERSONNEL: 5 PERSONS.
NOT QUALIFIED PERSONNEL: 5 PERSONS.
OPERATION:
QUALIFIED PERSONNEL: 2 PERSONS (MINING ENGINEER, AND METALLURGIST).
NOT QUALIFIED PERSONNEL: 9 PERSONS (TECHNICIANS AND AUXILIARIES).
PERSONNEL FOR THE STAGE OF DEPARTURE AND RESTORATION:
QUALIFIED PERSONNEL HIRED EX PROFESO: (1 BIOLOGIST AND / OR AGRONOMIST ENGINEER).
NOT QUALIFIED PERSONNEL: 6 AUXILIARIES.
EVENTUALLY WILL PERSONNEL PARTICIPATE IN LABORS OF OTHER STAGES, WITHOUT QUANTIFYING THE NUMBER OF QUALIFIED AND NOT QUALIFIED PERSONNEL AS SUPPORT FOR ACTIVITIES.

d) Origin towns of workers (this information will be presented in general manner, considering those places where most of workers are expected to be recruited). Consider, and in such cases explain whether the project will provoke migratory phenomena, either temporarily or permanently.
GUADALUPE DE URES VILLAGE IN THE MUNICIPALITY OF URES, IN THE SURROUNDINGS OF THE PROJECT.
DUE TO THE MINIMAL AMOUNT OF WORK OFFER, THERE WILL NOT BE MIGRATION PROCEDURES TOWARD THIS VILLAGE.

e) Complete table 2:
Table 2. Personnel.

Stage (1)	Number of workers	Time of employment (2)	Turn	Labor sites (3)
PREPARATION OF SITE, OPERATION AND MAINTENANCE	10	PERMANENT	SEVERAL	ALL OF THE PROJECT
OPERATION	10	PERMANENT	DAY TIME	ALL OF THE PROJECT
DEPARTURE	10	4 WEEKS	DAY TIME	ALL OF THE PROJECT

II.4.2. Supplies.
Write down the requirements of materials, electricity, water, fuels or other supplies to be utilized in each one of the project stages, as well as their sources of supply. Inform whether there is any risk of provoking lack of supply due to the increase of demand.
Provide the following information:
THE WATER FOR DOMESTIC USE WILL BE UTILIZED IN THE ADMINISTRATIVE AND LUNCH AREAS, AS WELL AS IN THE WORKSHOP; ONCE THE PROJECT HAS STARTED ITS EXPLOITATION STAGE, THIS WILL NOT CAUSE LACK OF SUPPLY TO THE AREA, SINCE THE SOURCE OF SUPPLY (MUNICIPAL NETWORK) FOR THE MINIMUM VOLUME TO USE IS 10 WORKERS.
IN THE CASE OF ELECTRICITY, IT WILL BE GENERATED.
IN REGARD TO FUEL, A MAXIMUM MONTHLY CONSUMPTION OSCILLATING BETWEEN 400-500 LITERS OF DIESEL PER DAY WILL NOT CAUSE LACK OF SUPPLY IN THE MUNICIPALITY OF URES.
IN THE CASE OF PROCESS WATER, IT IS CONSIDERED TO USE A VOLUME OF 600 CUBIC METERS PER DAY, OF WHICH 80% WILL BE RECYCLED, AND THE REMAINING 20% WILL BE RESTORED.
LOSSES DUE TO MINERAL CARRIAGE AND EVAPORATION: DURING THE HOT MONTHS OF THE YEAR.
WATER WILL BE OBTAINED FROM THE WELLS NEAR THE PROJECT, WHICH MAY COUNT WITH THE DUE AUTHORIZATION FROM THE C.A.N. (COMISIÓN NACIONAL DEL AGUA: WATER NATIONAL COMMISSION) IN REGARD TO ITS DUE CAPACITY AND EXPENDITURE.

II.4.2.1 Renewable Natural Resources.
Indicate the natural resources which will be employed in each project stage. The information may be presented in the way shown by table 3.

Table 3. Natural Resources.

Resource used	Volume, weight or amount used	Form of obtainment	Use Stage 1	Place of obtainment 2	Extraction method	Transportation means to industrial plant
MINERAL	72,000 tons/year	WORK SITE	OPERATION	PROJECT AREA	MECHANIZED	TRUCK
WATER**	532 m3/year	WELLS	BENEFIT	PROJECT AREA	MECHANIZED	PUMPING AND PIPELINE

** 216,000 CUBIC METERS PER YEAR WILL BE USED, BUT 80% OF IT WILL BE RECYCLED, FOR WHICH REASON THE REMAINING 20% IS TO REPLACE LOSSES DUE TO MINERAL CARRIAGE AND EVAPORATION. THEREFORE, ONLY 532 CUBIC METERS PER YEAR ARE CONSIDERED AMONG NATURAL RESOURCES, WHICH REPRESENT 20% OF THE TOTAL YEARLY CONSUMPTION.

Water.
a) Indicate the amount of water to be used, raw as well as potable or treated, and its source(s) of supply in each one of the project stages, as exemplified by table 4.

Table 4. Water consumption.
Indicate the total volumes estimated for each stage.
IN THE STAGE OF INSTALLATION AND PREPARATION OF THE SITE, IT IS ESTIMATED THAT 2 CUBIC METERS OF WATER WILL BE USED FOR PROCESS, SANITARY USE (PORTABLE WCs) AND FOR DOMESTIC USE.

Table 5. Summary of water consumption.

1.-The section Operation includes the industrial process, incinerators, boilers, general services and counter-fire, etc.
IN THE STAGE OF SITE PREPARATION AND INSTALLATION, IT IS ESTIMATED THAT 2 CUBIC METERS OF WATER WILL BE USED FOR SANITARY USE.
FOR DOMESTIC USE: INCLUDED IN THE ABOVE.

d) Indicate the uses given in the region to water obtained from the same source(s).
WATER IS FOR DOMESTIC USE.

e) Specify the way of transportation and storage.
IN THE STAGE OF EQUIPMENT INSTALLATION AND SITE PREPARATION, WATER WILL BE TRANSPORTED IN 1000 LITER TANKS, ON PICK UP TRUCKS, AND IT WILL LATER BE STORED IN WATER CONTAINERS WITH A CAPACITY OF 5,000 LITERS EACH ONE FOR ITS CONSUMPTION AND USE.

f) If water is taken from a water body, and once known the flow that will be used by the project, as well as the water body source, indicate the available source to other users after the taking. The assessment will be performed for each water body used and for each stage of the project. If the water is endowed by the municipality or by the corresponding operating organization, this item will not be developed.
IN SOME CASES, WATER FROM THE GUADALUPE DE URES MUNICIPALITY WILL BE TRANSPORTED.

g) Indicate what is the relation expected to exist between consumption of water and processed raw materials.
2000 LITERS OF WATER PER 1 TON OF PROCESSED MINERAL.

h) Write down volumes used per area, plant or sector integrated during the stage of operation (extraction and benefit).
IN THE STAGE OF INSTALLATION AND PREPARATION OF SITE, IT IS ESTEEMED TO USE 2 CUBIC METERS OF WATER FOR SANITARY USE.
FOR DOMESTIC USE: INCLUDED IN THE ABOVE.

Materials and substances.
Indicate in each stage of the project, type and quantity of material you foresee to be used, specifying the way of transportation and its origin. If it is desired to use natural resources of the zone, point out location and amount to be extracted, methods of extraction and way of transport.

Materials.
Table 6.Materials.
NOT APPLICABLE.

Substances.
Table 7.Substances.
THE ONLY SUBSTANCES TO BE USED ARE THE FUEL (DIESEL) AND LUBRICANT OILS.

Table 8. Toxic substances.
NOT APPLICABLE.

Explosives.
Should it be pretended to use some type of explosive, the type and quantity should be informed, as well as the places where they will be used, for which you should use table 9.

Table 9. Explosives.
THE PROMOTER SHALL MAKE USE OF THE DRILLING SERVICE WHICH CONSISTS OF HAVING THE AUTHORIZED DISTRIBUTOR FOR SALE, TRANSPORT AND STORAGE OF EXPLOSIVES TAKING TO THE PROJECT SITE THE AMOUNT TO BE USED, AND IN NO CASE AT ALL SHOULD SUCH EXPLOSIVES BE STORED.
THE FOLLOWING AMOUNTS ARE PLANNED TO BE USED EACH MONTH:
750 KGS OF HIGH EXPLOSIVE
4000 KG OF AGENT
300 NOT ELECTRICAL STARTERS
1000 METERS OF CORD
16 FULMINATORS
32 METERS OF LEAD

Radioactive materials.
In case radioactive materials were used, indicate the processes and sites in which they will be used and stored, as well as the type of storage.
NOT APPLICABLE.

Energy and fuels.
With regard to electric energy, mention: source of supply, potency, voltage and daily consumption per unit of time required for each one of the stages of project. Also the detailed consumption per area, plant, integrated sector or process in the case of the benefit plant.
IN THE STORAGE YARDS, A GENERATOR WITH 300 KVA CAPACITY AND 220–127 VOLTAGE WILL BE INSTALLED.

Concerning the fuel, indicate the type(s) to be used, the necessary amounts, the equipment it requires, the amount to be stored and the way of storage, the source(s) of supply, the way of external supply and the internal distribution for each one of the project stages.
THE FUEL TO USE IS DIESEL, WHICH WILL BE STORED IN AN ADEQUATE RECIPIENT. IT WILL BE TRANSPORTED IN TANK CARS SPECIALIZED IN CARRIAGE OF THIS FUEL, SAME WHICH WILL BE DIRECTLY UNLOADED IN THE MACHINERY AND THE EQUIPMENTS. 600 DAILY LITERS ARE ESTIMATED TO BE USED.

Machinery and equipment.
Present the information of the machinery and equipment in form of synthesis tables (see example on table 10) taking into account each one of the project stages. In these tables the type of machinery to use will be specified, considering among other factors the amount of machines per type, time of occupation per unit of time, etc. Other important parameters to be noted are the efficiency of combustion of machines (provided information is counted upon) and the levels of noise produced (in decibels).

Table 10. Equipment and machinery used during each one of the project stages.

PREPARATION OF SITE	GRADER	1	5 DAYS	N/D
OPERATION	GRADER AIR COMPRESSOR OF 600 PSI FRONTAL LOADER 966-C CATERPILLAR FRONTAL LOADER 955-C CATERPILLAR ENERGY PLANT ½ TON PICK UP VANS 30 TON LOW TRUCKS 2 BED VIBRATORY SCREEN	1 1 1 1 3 1 1 1 5 1	PERMANENT PERMANENT PERMANENT PERMANENT PERMANENT PERMANENT PERMANENT PERMANENT PERMANENT PERMANENT	N/D N/D N/D N/D N/D
DEPARTURE	GRADER FRONTAL LOADER ENERGY PLANT ½ TON PICK UP VANS 30 TON LOW TRUCKS	1 1 1 3 2	4 WEEKS 4 WEEKS 4 WEEKS 4 WEEKS 4 WEEKS	N/D 80 80 N/D N/D
N/D = NOT AVAILABLE

IMPORTANT NOTE:

ALL OF THE MACHINERY AND EQUIPMENT BEFORE ENTERING THE PROJECT AREA WILL BE GIVEN PREVENTIVE AND IF NECESSARY CORRECTIVE MAINTENANCE, IN ORDER TO MINIMIZE IMPACT OF THE EMISSION OF NOISE AND CONTAMINATING GASES.

II.5. generation, handling and disposal of waste.

ii.5.1. Generation of hazardous waste.
NO HAZARDOUS WASTE WILL BE GENERATED BESIDES THE DISPOSAL OILS.

Indicate in table 11 all of the hazardous waste that will be generated.
Table 11.Hazardous waste.
DISPOSAL OILS, 50 LITERS PER WEEK.

II.5.2. Generation of not hazardous waste.
*Domestic and sanitary.
ABOUT 30 KGS. OF SOLID DOMESTIC WASTE WILL BE GENERATED PER WEEK. SANITARY WASTE WILL BE DEPOSITED IN THE PORTABLE WCs THAT WILL BE RENTED.

*Organic: Vegetal material, animal organic waste, etc.
NONE WILL BE GENERATED.

*Reusable and/or recyclables: paper and carton, plastic, metallic, etc.
RESIDUAL LUBRICATING OIL WILL BE GENERATED IN A VOLUME OF 50 LITERS PER WEEK, PREVENTIVE MAINTENANCE PERIODICITY PER MONTH.

*Physical status.
IN ALL CASES DOMESTIC WASTE ARE SOLID. IN THE CASE OF LUBRICATING OILS THE PHYSICAL STATE IS LIQUID.

In the case of waste from the site preparation and construction, the total quantity expected to be generated should be indicated. For waste from other industrial processes, those of offices and those of the domestic or sanitary types please note down the amount expected to be generated per time unit. Tables may be used to develop this section.
NO WASTE WILL BE GENERATED DERIVED FROM THE PREPARATION AND CONSTRUCTION OF SITE.

II.5.3. Handling of hazardous and not hazardous waste.
In this section the handling of waste will be described, since their generation until their final disposal or use. You may use flow charts as support.
DOMESTIC WASTE WILL BE TRANSPORTED TO THE MUNICIPAL WASTE DEPOSIT OF GUADALUPE DE URES, SONORA IN PLASTIC BAGS AND IN VANS PROPERTY OF THE PROMOTER, PRIOR APPROVAL. PLEASE NOTICE THAT DOMESTIC WASTE ARE NOT CONSIDERED HAZARDOUS IN ANY CASE WHATSOEVER. IN THE CASE OF RESIDUAL OILS THESE WILL BE TEMPORARILY STORED (ACCORDING TO THE DISPOSITIONS OF THE GENERAL LAW FOR ECOLOGIC BALANCE AND ENVIRONMENTAL PROTECTION) IN AN AREA WITH PLASTIC AND/OR METALLIC CONTAINERS WITH 200 LITER CAPACITY.

II.5.4. Final disposal sites.
Indicate the location and the coordinates of sites where not hazardous waste will be disposed of. In the case of sanitary fillings and confinements, you should mention the enterprise or authority responsible of the site. Indicate whether alternative sites for their deposit and their location.
THEY WILL BE DEPOSITED IN THE MUNICIPAL WASTE DEPOSIT OF GUADALUPE DE URES, SONORA.

1. Confinement of hazardous waste.
Indicate the name of confinement, the name of the responsible enterprise (when this does not coincide with the name of the confinement) and the location of the site where the hazardous waste generated by the project will be confined to.
THE RESIDUAL OIL WILL BE DISPOSED OF BY THE COMPANY SUPPLYING THE LUBRICATING OIL, FOR THE SHIPPING TO CONFINEMENT.

2. Disposal sites (ravines, rifts, etc.).
Indicate:
NOT APPLICABLE.

3. Municipal waste deposits.
THE ONE EXISTING IN GUADALUPE DE URES, SONORA WILL BE USED. IT IS LOCATED APPROXIMATELY 14 KM. FROM THE PROJECT ZONE. DOMESTIC SOLID WASTE WILL BE TRANSPORTED IN ADEQUATE PLASTIC BAGS AND IN A UNIT PROPERTY OF THE PROMOTER. SUCH WASTE WILL BE TEMPORARILY STORED IN METALLIC OR PLASTIC CONTAINERS WITH 200 LITER CAPACITY, AND THEIR INTERIOR WILL HAVE PLASTIC BAGS TO FACILITATE HANDLING AND TRANSPORTATION TO THE SANITARY FILLING.

4. Sanitary fillings.
NOT APPLICABLE.

5. TAILINGS DAM.
NOT APPLICABLE.

6. Others.
NOT INCLUDED.

II.5.5.2. Muds.
NOT APPLICABLE.

II.5.5.3. Final disposal (including pluvial-origin waters).
Describe and identify origin of residual water discharges from premises (process, sanitary, mixed, pluvial, etc.) by chemical, physical and biological characteristics expected in each of the effluents, as well as by the toxics that they may contain in each one of the effluents. Identify origin point of toxic.
NO TOXICITY APPLIES IN DISCHARGES. IN THE CASE OF SANITARY DISCHARGES, THESE WILL BE DONE IN PORTABLE WCs, ACCORDING TO THE REGULATIONS ISSUED BY THE C.N.A.

2. Isolation of aquifers.
Indicate whether the construction of works for the isolation of aquifers is contemplated, superficial or underground. In affirmative case, please describe them.
NOT APPLICABLE.

3. Soil and subsoil.
THE SOIL LAYER WILL BE SAFEGUARDED (WHERE APPLICABLE) FOR ACTIVITIES OF NATIVE VEGETATION REGENERATION.

4. Estimation of dilution profiles.
If necessary, the calculation results and memory should be attached to this item. Also specify the applied model, its assumptions and the verification of their compliance.
NOT APPLICABLE.

5. Drainages.
Describe the drainage networks, the estimated volumes of generation and the final disposal of origin waters:
-Pluvial
-Process
-Sanitary
-Others.
IN THE CASE OF SANITARY DISCHARGES, THESE WILL BE DONE IN PORTABLE WCs IN ACCORDANCE TO THE REGULATIONS (NOMs) ISSUED BY THE C.N.A.
THOSE OF PROCESS WILL BE DONE IN A TAILINGS DAM WHICH WILL SERVE AS SETTLEMENT OF SUSPENDED SOLIDS FOR THEIR POSTERIOR USE IN THE PROCESS OF RECYCLED WATER.

II.5.6. Generation and emission of substances to the atmosphere.
II.5.6.2. Characteristics of emission.
Indicate for all and each one of the foreseen emissions to be generated:
-The name of substance(s) and stage in which they will be emitted.
COMBUSTION GASES AND DUST GENERATED BY CARRIAGE.

-The volume or quantity to be issued by time unit.
THE AMOUNTS PER DAY CANNOT BE QUANTIFIED, UNTIL ENTERING IN THE OPERATION STAGE.

-The number of hours of emission per day.
IT IS ESTIMATED THAT IT WILL BE OF 8 HOURS PER DAY DURING CARRIAGE.
-The periodicity of emission (for instance once a week, daily, etc.)
DAILY, FOR 8 TO 12 HOUR PERIODS, DURING THE MAXIMAL PRODUCTION STAGE.

-Whether it is hazardous or not and if so, the characteristics that make it hazardous.
NO.

-Generation source and point of emission.
ACCESS AND CARRIAGE ROADS.

II.5.6.2. Identification of sources.
Identify in a list, with a flow chart of the process and a plan, all sources generating contaminating emissions to the atmosphere which may proceed from fix sources.
THE FIX SOURCE WHICH WILL PRODUCE EMISSIONS TO THE ATMOSPHERE IS ONLY THE EQUIPMENT TO CARRY MATERIAL, CONSIDERING THAT MACHINERY AND EQUIPMENT IS PORTABLE.

II.5.6.3. Prevention and control.
Describe the program of prevention and control of emissions, as well as that of monitoring, as well as the equipment to minimize, control and measure emissions.
IN THE CASE OF DUST EMISSIONS, CONSTANT MAINTENANCE WILL BE PROVIDED TO ACCESS AND CARRIAGE ROADS IN ORDER TO AVOID THE UNNECESSARY RAISING OF DUST CAUSED BY THE TRANSIT OF VEHICLES, EVEN THOUGH THEIR TRANSIT WILL NOT BE CONSTANT.

II.5.6.4. Dispersion model.
In case of presenting a model of contaminant dispersion to the atmosphere, the calculation memory should be included, as well as the assumptions and limits of the model and the verification that the mathematic model assumptions were accomplished.
NOT CONTEMPLATED DUE TO THE SIMPLICITY OF OPERATION.

II.5.7. Contamination by noise, vibrations, nuclear energy, thermal or luminous. In regard to the noise contamination, include the following information:

a) Intensity in decibels and duration of noise in each one of the project activities.
EXPLOITATION OF MATERIAL:
1.- CARRIAGE AND LOAD EQUIPMENT 80-85 DECIBELS (Db) 8 HOURS PER DAY.
 IN THE PROCESS (BENEFIT) AREA BTN. 70-80 Db FOR 8 HOURS DAILY.

c) Sources emitting background noise (heavy machinery, explosives).
IN THIS CASE, HEAVY AND CARRIAGE MACHINERY.

d) Devices of noise control (locate and describe them).
THERE ARE NO DEVICES OF NOISE MITIGATION IN THE EQUIPMENT, FOR WHICH THE STAFF WHICH WORKS IN THE EXPLOITATION AREA WILL BE PROVIDED WITH PROTECTION, AS WELL AS HEAVY MACHINERY OPERATORS.

II.6. Prevention plans and reply to environmental emergencies which may arise in different stages.
II.6.1 Identification.
Indicate which type of accidents may occur during the different stages of project.
DUE TO THE TYPE OF PROJECT AND OF THE CONTROLS TO BE IMPLEMENTED, THOSE POSSIBLE ACCIDENTS COULD BE THE ONES PRODUCED BY LACK OF CARE OR OF PRECAUTION, SUCH AS THE RESISTANCE TO USE THE SAFETY EQUIPMENT OR THE USE OF LOOSE CLOTHES. BESIDES, IN THE HANDLING OF RAW MATERIAL (MINERAL), IT WOULD BE THOSE LINKED TO THE LACK OF PRECAUTION IN THE HANDLING OF THE LOADING AND UNLOADING EQUIPMENT. RELATED TO THE SPILLAGE OF HYDROCARBONS (DIESEL), THERE MAY BE SPILLAGE OR BREAKAGE OF VALVES AND EVENTUALLY FIRE.

II.6.2. Hazardous substances.

1. Spillages of hydrocarbons, materials or waste to the soil and/or to water bodies.
•
In a plan, indicate the sites with the greatest probability to suffer a spillage of hydrocarbons, materials or waste to the soil and/or in water bodies, as well as the preventive measures of procedures, equipment and infrastructure in each one of the project stages.

FIND ATTACHED TO THE APPENDICES OF THIS MIAP, THE LOCATION PLAN.

•
Point out the procedure of handling and restoration, in each one of the project stages, in case that an accidental spillage of hydrocarbons occurred, or of any contaminating substance or material on the soil or water body.

NO AMOUNT LARGER THAN THE ONE USED PER DAY WILL BE STORED. IN CASE OF ACCIDENTAL SPILLAGE, A HYDROCARBON RETENTION BASIN WILL BE AVAILABLE, AND WITH THIS, THE POSSIBILITY OF A CONTINGENCE IS ELIMINATED. SEE CLAUSE II.6.3.

For the case of storage tanks and pipelines, indicate their location, volume and substance either stored or transported, as well as the predictive and preventive maintenance program; and the physical inspection program to prevent spillages.
THE LOCATION OF THE PLACE WHERE THE MACHINERY WILL BE LOADED IS IN THE LOCATION PLAN. DIESEL WILL BE STORED IN AN ADEQUATE RECIPIENT. IT WILL BE TRANSPORTED FROM THE EJIDO GUADALUPE DE URES TO THE AREA OF THE PROJECT IN TANK CARS SPECIALIZED IN THIS TYPE OF LOAD. THE PREVENTION PROCEDURE CONSISTS OF VISUAL INSPECTION FROM A PERSON IN CHARGE OF THE AREA BEFORE THE FUEL GETS UNLOADED INTO THE TANK OF THE WORK EQUIPMENTS.

2. Handling of hazardous substances and materials.
NOT APPLICABLE.

II.6.3. Prevention and response.
Present the programs and procedures to prevent environmental accidents. Include the procedures to respond to environmental emergencies, and indicate the safety equipment that will be utilized.
AS PART OF THE PREVENTING METHODS, A SUPERVISION PROGRAM WILL BE INTEGRATED FOR SAFETY, PRODUCTION AND MAINTENANCE OF PREMISES, PERFORMING THE FOLLOWING ACTIVITIES:

- REVISION OF WORK ORDERS LOG.
- REVISION OF MAINTENANCE LOG.
- REVISION OF PRODUCTION LOG TO COMPLETE AND COMPLEMENT THE
NECESSARY DOCUMENTATION.

REGARDING THE OPERATION EQUIPMENT WITH ITS ACCESSORIES:
-	VISUAL INSPECTION OF SURROUNDINGS TO LOCATE POSSIBLE FAILURES IN ELECTRICAL AND MECHANICAL SYSTEMS.
-	VERIFY PREVENTIVE AND CORRECTIVE MAINTENANCE.

RESPONSE PLAN.
THIS PLAN IS BASED ON THE ASSUMPTION THAT ALL OF THE PERSONNEL IS TRAINED AND CAPABLE TO ACT IN FRONT OF ANY EVENTUALITY THAT MAY ARISE AND THE ACTIONS THAT IT WILL TAKE WILL BE A PRIORITY, DEPENDING ON EACH CASE.
AS FUNDAMENTAL PART OF THE OPERATION ACTIVITIES OF THE PROJECT, THE PERSONNEL WILL WEAR THE NECESSARY AND REQUIRED SAFETY EQUIPMENT FOR ITS LABORS, AS WELL AS IT WILL USE THE ADEQUATE TOOLS. IN SUCH WAY, EVERY TIME A REVISION OF PREMISES CONDITIONS AND EQUIPMENT IS DONE, IT MAY EVALUATE AND CORRECT, IF POSSIBLE, ANY IRREGULARITY DETECTED, SAME WHICH SHOULD BE NOTIFIED BY THE SHIFT PERSON IN CHARGE. IT SHOULD BE CLARIFIED THAT THE ACTIVITIES MENTIONED ABOVE (POSSIBLE ACCIDENTS) ARE PART OF THE METHODOLOGY TO FOLLOW BEFORE STARTING ANY ACTIVITY
OF PRODUCTION OR MAINTENANCE.

ACTIONS.
TO CONSIDER A SITUATION AS AN EMERGENCY, IT WOULD HAVE TO BE A FIRE, A SPILLAGE OF DIESEL, RESIDUAL OIL OR A WORK ACCIDENT. DUE TO THE FACT THAT THE PHYSICAL DIMENSIONS OF THE PROJECT ARE RELATIVELY SMALL, THE SPEED OF THE RESPONSE SHALL BE IMMEDIATE IN ORDER TO CORRECT THE EVENTUALITY ARISING.
IN CASE OF FIRE, THE ACTIONS TO FOLLOW ARE:
TO WAIT DIRECTLY WITH THE EXTINGUISHERS THAT WILL BE IN THE DIESEL WAREHOUSE AREA AS WELL AS IN THE PLACE ASSIGNED BOTH AS WORKSHOP AND BENEFIT AREA. THE PERSONNEL WILL WEAR THE ADEQUATE EQUIPMENT FOR THIS EVENTUALITY, INCLUDING BUTYL BOOTS, GLOVES AND SELF-RESTRAINT BREATHERS).
IN CASE OF DIESEL SPILLAGE, NO SOURCE OF IGNITION WHICH MAY START A FIRE WILL BE ALLOWED IN ANY AREA. THEN THE LIQUID WILL BE RECOLLECTED INTO A RESERVE TANK WITH THE SAFETY MEASURES REQUIRED TO AVOID FIRE OR LABOR ACCIDENT.
IN CASE OF LABOR ACCIDENT, IT IS CONTEMPLATED TO PROVIDE FIRST AID IN THE SAME PLACE OF THE PROJECT, AND IN MORE SERIOUS CASES TO TRANSPORT THE WORKER WITH DUE CARE TO THE TOWN OF URES, OR TO THE CITY OF HERMOSILLO, SONORA, WHERE THERE ARE HOSPITALS WHICH CAN RESPOND TO THESE SITUATIONS.

II.6.5. Safety measures.
a)
Present the plans or programs which will be executed in each one of the project stages in order to prevent any accident, emergency or environmental contingency generated by the development of its activities, including transportation or storage of substances to be used.

THE SAFETY MEASURES WILL BE STRICTLY FOLLOWING THE STIPULATIONS OF THE MEXICAN OFFICIAL NORM NOM-121-STPS-1996 AND THOSE RELATED ONES, ALL OF WHICH ESTABLISH THE CONDITIONS REQUIRED FOR THIS TYPE OF PROJECTS. (COPY ATTACHED IN APPENDIX XI).

b)
Precise the location of adequate signals in the project site, where its boundaries are indicated, as well as the restrictions and protection measures of natural resources ruling the site. For the design of such signals, the landscape harmony should be considered, and it should be guaranteed that they will be comprehensible even to those who cannot read.

PREVENTIVE SIGNALS WILL BE PLACED IN THE AREA ACCESSING THE PROJECT AND IN ITS SURROUNDING AREA.

c) In case that a risk survey is done, include the plans specifications and calculation memories of the supplying system for water against fire, whose design should be in accordance to the activity desired to be developed.
NOT APPLICABLE.

III. LIAISON TO JUDICIAL LEGISLATIONS APPLICABLE IN ENVIRONMENTAL MATTERS, AND IF NECESSARY, TO THE REGULATION FOR SOIL USE.

Sector Information.
Explain the dynamics of the sector development (the one corresponding to the project) in the zone and the way in which the project will be links to other projects located, or to be located in the area.

Analyze the technical surveys performed in the zone (in case of existing) and which may contribute to establish the maximum sustainable yield, and other ones which indicate the load capacity.

Analysis of planning instruments.
On the basis of the project characteristics, identify and analyze the different planning instruments applicable to the zone where the project will be located, in order to establish their concordance:
•
Ecological ordains decreed (regional or local). Should no ordain exist in the survey area, verify the potential use taking as reference the information generated by the INEGI, the Universidad Nacional Autónoma de México (UNAM= National Autonomous University of Mexico), the Colegio de Posgraduados(Post-graduate College) and other research centers.

NO ECOLOGICAL LEGISLATIONS EXIST FOR THE WORK AREA. THE POTENTIAL USE IS FOR CATTLE AND RAINFED AGRICULTURE.

•	Partial plan or program for urban, state or center of population development (attach copy of the urban letter valid for the population center).
THE PROJECT AREA IS FAR AWAY FROM THE URBAN ZONE OF THE EJIDO GUADALUPE DE URES, FOR WHICH REASON IT IS NOT PREDICTABLE THAT THE BOUNDARIES OF THE PROJECT MAY BE POPULATED. MAP OF THE EJIDO GUADALUPE DE URES, SONORA IS ATTACHED.

•	Sectorial programs.
NOT EXISTING.

•	Programs of protected natural areas management, whenever it might be the case.
IT IS NOT SUCH CASE.

•	Programs of recuperation and reestablishment of the ecological restoration zones.
NOT EXISTING FOR THE PROJECT AREA.

•
Priority regions for the conservation of biodiversity, established by the Comisión Nacional para el Conocimiento y Uso de la Biodiversidad (Conabio: National Council for Knowledge and Use of Biodiversity), whenever it might be the case.

NOT FOUND IN THE LISTINGS OF CONABIO AS A PRIORITY TERRESTRIAL REGION, OR IN THE PRIORITY HYDROLOGIC REGIONS. IT IS NEITHER CONSIDERED AS AN AREA OF IMPORTANCE FOR THE CONSERVATION OF BIRDS (AICAS).

Analysis of the normative instruments.
Identify and analyze the normative instruments that regulate the whole or part of the project; among others, the following ones:

Laws: LGEEPA, State laws for the Ecological Balance and the Environmental Protection, National Waters Law, Forest Law and other regulations related to the electrical sector.
THE PROJECT IS REGULATED BY THE LGEEPA, STATE LAWS FOR THE ECOLOGICAL BALANCE AND THE ENVIRONMENTAL PROTECTION AND BY THE FOREST LAW, AS WELL AS BY THE NATIONAL WATERS LAW.

International and National Conventions.
NOT APPLICABLE.

•	Regulations: LGEEPA Regulations, regulations of State Laws for the Ecological Balance and the Environmental Protection, inter alia.
THIS PROJECT IS RULED BY THE LGEEPA, STATE LAW FOR THE ECOLOGICAL BALANCE AND THE ENVIRONMENTAL PROTECTION AND BY THE CURRENTLY VALID MINING REGULATIONS.

Mexican Official REGULATIONS, Mexican REGULATIONS, Reference REGULATIONS and normative agreements.
NATIONAL SYSTEM OF PROTECTED NATURAL AREAS (SINANP)
ACCORDING TO THE SINANP, PRACTICALLY ALL OF THE PROTECTED NATURAL AREAS IN THE STATE OF SONORA DECREED BY THE STATE OF SONORA, ARE PREDOMINANTLY DISTRIBUTED TOWARD THE NORTH OF THE ENTITY. THE NATURAL AREAS OF SONORA ARE THE FOLLOWING ONES:
•	VEGETATION AND WILDLIFE PROTECTION ZONE
SIERRA DE ALAMOS-CUCHUJAQUI
•	NATURAL RESERVE AND WILDLIFE REFUGE ZONE
TIBURON ISLAND
•	HUNTING ZONE
CAJON DEL DIABLO
•	NATIONAL FOREST AND WILDLIFE REFUGE RESERVE
AJOS-BAVISPE
•	RESERVE AND REFUGE OF MIGRATORY BIRDS AND WILDLIFE
ISLAND OF THE GULF OF CALIFORNIA
•	BIOSPHERE RESERVE
EL PINACATE AND GRAN DESIERTO DE ALTAR
HIGH GULF OF CALIFORNIA AND RIO COLORADO DELTA
•	FOREST PROTECTING CLOSED ZONE AND SUBJECT TO REFORESTATION
HYDROGRAPHIC BASIN OF THE NOGALES CREEK AND ITS TRIBUTARY
HERMOSILLO CITY

•	STATE PROTECTION ZONE
DAM SYSTEMS - A.L. RODRÍGUEZ-EL MOLINITO DAMS

THE MEXICAN OFFICIAL STANDARDS RULING THE PROJECT HEREBY ARE THOSE OF ECOLOGY IN TERMS OF FLORA AND FAUNA PROTECTION, THE ONE FOR TOXIC DISPOSAL AND HAZARDOUS AND NOT HAZARDOUS WASTE, ALSO THE ONES OF THE DEPARTMENT OF LABOR AND SOCIAL WELFARE (STPS) CONCERNING WORK SAFETY AND HEALTH. SOME OF THEM LISTED BELOW:
NOM-006-CNA-1997
NOM-007-CNA-1997
NOM-009-CNA-1998
NOM-035-SEMARNAT-1993
NOM-041-SEMARNAT-1999
NOM-043-SEMARNAT-1993
NOM-045-SEMARNAT-1996
NOM-052-SEMARNAT-1993
NOM-054-SEMARNAT-1993
NOM-059-SEMARNAT-2001
NOM-080-SEMARNAT-1994
NOM-081-SEMARNAT-1994
NOM-085-SEMARNAT-1994
NOM-086-SEMARNAT-1994
NOM-121-STPS-1997
NOM-041-ECOL-1993
NOM-042-ECOL-1993
NOM-043-ECOL-1993
NOM-044-ECOL-1993
NOM-045-ECOL-1993
NOM-052-ECOL-1993
NOM-081-ECOL-1994

•	Decrees of Protected Natural Areas.
NOT IN SUCH CASE.

•	Municipal public announcements (bandos).
THE PROJECT IS NOT AGAINST TO MUNICIPAL SIDES (BANDOS), ON THE CONTRARY, IT IS AGREEABLE IN TERMS OF FOSTERING INDUSTRY AND THE PROMOTION OF QUALIFIED EMPLOYMENT.

IV. DESCRIPTION OF THE ENVIRONMENTAL SYSTEM AND OF THE ENVIRONMENTAL CONCERN DETECTED IN THE AREA OF INFLUENCE OF THE PROJECT.
The objective of this chapter is to describe and analyze in a comprehensive fashion the environmental system that is part of the project’s setting. Thus, in the first place, the area of study will be delimited on the basis of a series of technical, standard, and planning criteria.
THE AREA OF THE STUDY FOR THIS ANALYSIS INCLUDED ONLY THE MUNICIPALITY OF URES, SONORA, WITH SPECIAL EMPHASIS IN THE SURFACE THAT INCLUDES THE PROJECT (4 HAS.) PLUS THE ACTIVITIES OF THE PROJECT. THE SELECTION APPROACH OF THE SITE IS SUSTAINED IN THE FACT THAT THE DEPOSITS OF COMMERCIALLY EXPLOITABLE MATERIAL ARE LOCATED THERE AND WILL COVER A NEED IN THE INDUSTRY BECAUSE IT WILL BE USED AS NATIONAL AND INTERNATIONAL SUPPLY. REGARDING TECHNICAL, STANDARD, AND PLANNING CRITERIA, WE TAKE INTO ACCOUNT THAT CURRENT PROCESSING TECHNOLOGY CAN BE ADAPTED AND IT MAKES FEASIBLE THE DEVELOPMENT AND OPERATION WITHOUT AFFECTING THE ENVIRONMENTAL REGULATIONS IN EFFECT. ADDITIONALLY, THE AREA WHERE THE PROJECT IS LOCATED IS NOT EITHER INSIDE A RESTRICTED ZONE OR PROJECTED ACCORDING TO THE INVESTIGATION PERFORMED. REGARDING PLANNING, THE PROJECT DOES NOT OPPOSE TO THE PLANS OF NATIONAL, STATE OR LOCAL DEVELOPMENT, ON THE CONTRARY, IT AGREES WITH THE FREE TRADE AGREEMENT.
THE PROJECT IS PLANNED TO BE DEVELOPED IN A WAY THAT WE CAN HAVE CLOSE AND STRICT CONTROL ON ANY NEGATIVE IMPACT THAT CAN BE GENERATED. MOREOVER, THE ECONOMICAL BENEFIT THAT WILL BE GENERATED FOR THE INHABITANTS OF THE EJIDO GUADALUPE DE URES (RURAL AREA CLOSE TO THE PROJECT SITE) WILL SEE REFLECTED IN A BETTER QUALITY OF LIFE.

The next step will be to characterize and analyze the environmental system, taking into consideration the diversity, distribution and scale of the components of the landscape (ecosystems and social-systems). Additionally, the environmental elements or phenomena that due to their characteristics can affect the development of the project and/or those that motivate the realization of work or actions to prevent or counteract the effects, such as hurricanes, frosts, hailstorms, flooding, land slides, earthquakes, geological faults, lack of basic services (utilities) or their unavailability, qualified labor, etc., will be identified.
THE ENVIRONMENTAL SYSTEM IS CHARACTERIZED BECAUSE IT PRESENTS FAVORABLE CONDITIONS FOR THE REALIZATION OF THE PROJECT, IN THE ZONE THERE ARE NO VEGETATION SPECIES UNDER SPECIAL PROTECTION ACCORDING TO NOM-059-SEMARNAT-2001, EVEN THOUGH, WE CONSIDER PLANS TO PROTECT THE SPECIES. LIKEWISE, THE AREAS WILL BE RESPECTED AS REFUGES, FOR THE MIGRATION OF LOCAL WILDLIFE. THE OPERATION WILL NOT BRING ABOUT NEGATIVE CONSEQUENCES REGARDING THE SOCIAL OR ECONOMICAL ASPECTS OF THE MUNICIPALITY OF URES, SONORA, BECAUSE THERE WILL NOT BE SHORTAGES AND IT WILL NOT FAVOR THE MIGRATION OF THE POPULATION.

Next, we will proceed to analyze the environmental element that due to their fragility, vulnerability, and importance in the structure and function of the environment, are considered critical, as well as those more susceptible to be affected by the work or activities of the project, such as mangrove swamps, jungles, forests, hydrological patterns, physical and chemical composition of water, etc. Likewise, the main planning and regulation guidelines that were analyzed in Chapter III we be considered for the zone there the project is going to be executed.
This information will allow the appreciation and understanding of the situation that exists in the environment and make an environmental diagnosis with the main development and/or deterioration trends.
THERE ARE NO PLANNING AND REGULATION INSTRUMENTS THAT PREVENT THE ACTIVITY TO CARRY OUT, BECAUSE THE PROJECT WILL BE RULED BY ENVIRONMENTAL LAWS AND OFFICIAL MEXICAN STANDARDS THAT WILL REGULATE AND WILL FOLLOW-UP IN ORDER TO HAVE A SUSTAINABLE DEVELOPMENT IN PRODUCTION AND DEVELOPMENT PROGRAMS THAT WILL RESULT IN LOWER AFFECTATION OF THE ENVIRONMENT AND ECOLOGY.

The information that will be analyzed in this chapter could be obtained, in the first place, from the regional or local ecological planning that includes the area of study of the project. This way, the analysis will consist in checking if the condition of the Units of Environmental Management (UGA) will prevail, and, if applicable, analyze the processes of changes occurred during the time elapsed since the publication of this instrument. Likewise, the special studies applicable to the corresponding UGAs will be carried out.
If there is not a regional or local ecological planning, or if that is not available, the analysis will be based in the cartographic information of INEGI, aerial photographs, as well as bibliographic sources and official information, which will be verified and complimented with field visits and studies, and if necessary, with lab tests. The scale of the analysis shall be consisting with the study area; for example, the analysis of the biotic aspects shall be limited to this area and do not include all the state.
NEXT, WE DESCRIBE THE INFORMATION REQUESTED.

THE CRITICAL POINT TO EXECUTE THE PROJECT IS THE REMOVAL OF THE SCARCE SOIL IN THE PROCESSING SITE, AS WELL AS THE TRANSPLANTATION AND REMOVAL OF THE LITTLE VEGETATION EXISTING IN THE SITE (MAINLY HIGH CACTUS) CAN BE INDEFINITE. REGARDING VEGETATION AND WILDLIFE, THIS WILL NOT RECEIVE ANY SIGNIFICANT IMPACT DUE TO THE TYPE OF DOMINANT SPECIES THAT ARE IN THE SITE. LIKEWISE, WE SEE NO SPECIES UNDER SPECIAL PROTECTION STATUS WITHIN THE LAND THAT COMPRISES THE AREA OF THE PROJECT.
THERE ARE NO PLANNING AND REGULATION INSTRUMENTS THAT PREVENT THE ACTIVITY TO PERFORM, BECAUSE THE PROJECT IS RULED BY ENVIRONMENTAL AND MINING LAWS AS WELL AS THE MEXICAN OFFICIAL STANDARDS THAT REGULATE AND FOLLOW-UP A DEVELOPMENT SUSTAINED IN PRODUCTION AND DEVELOPMENT PROGRAMS THAT RESULT IN LOW AFFECTATION AND MAJOR CONSERVATION OF THE ENVIRONMENT AND ECOLOGY.

IV.5.5.1. Physical medium.
Table 15. Physical medium.
Minimum physical aspects to consider.
Weather.
Type of weather. Describe according to the classification of Köpen, modified by Enriqueta García (Modifications of the Systems of Climate Classification of Köpen, Institute of Geography, UNAM, 1983). Attach to the respective climograph.
IN THE MUNICIPALITY OF URES PREDOMINATES THE SEMI-HOT AND DRY WEATHER BSHW(X’) AND HOT BSO(H’)HW(X’).
Monthly, yearly, and extreme average temperatures.
THE MAXIMUM MONTHLY AVERAGE TEMPERATURE IS 31.8ºC DURING JULY AND THE MINIMUM MONTHLY AVERAGE TEMPERATURE IS 15.2ºC IN JANUARY. MEAN ANNUAL TEMPERATURE IS 22.7ºC. ANNUAL MEAN RAINFALL IS 443.3 MM IN JULY AND AUGUST. OCCASIONAL FREEZING OCCURS FROM DECEMBER TO MARCH.
DATA FROM THE CLIMATE STATION LOCATED IN URES (26 – 069)

Monthly, annual, and extreme rainfall (mm).

DATA FROM THE CLIMATE STATION LOCATED IN URES (26 – 069)
	J	F	M	A	M	J	J	A	S	O	N	D	TOTAL
TEMP.	14.7	16.3	18.3	21.2	24.8	29.0	30.3	29.6	29.1	24.5	19.0	15.6	22.7
RAIN-FALL	17.6	16.2	10.6	6.4	3.4	15.7	129.7	112.7	59.3	25.1	16.6	30.0	443.3

MONTHS WITH HIGHER RAINFALL (JULY – SEPTEMBER)
MONTHS WITH LOWER RAINFALL (APRIL – MAY)
HOTTEST MONTHS (JULY – AUGUST)
COLDEST MONTH (JANUARY)
WINTER RAINFALLS (DECEMBER – MARCH)

Dominant wind (direction and speed), monthly and annual.

DOMINANT WIND PRESENT WITH A ANNUAL AVERAGE SPEED OF 20 KM/HR, WITH SOUTHWEST-NORTHWEST DIRECTION, IN ALMOST 75% OF THE TIME. DURING JUNE AND AUGUST THERE IS A TIME WITH STRONG WIND WITH VARIABLE SPEED RANGING BETWEEN 60 AND 75 KM/HR. THIS IS THE TIME WHEN THE SUMMER RAINFALL OCCURS. THE REMAINING PART OF THE YEAR THE WIND IS WEAK; 190 DAYS OF THE YEAR ARE CALM.

Relative and absolute humidity.
53% AVERAGE (RELATIVE)

Water balance (evaporation and evaporation-transpiration).
MAXIMUM EVAPORATION OF 279 MM DURING MAY; AVERAGE IS 173.66 MM; AND TOTAL EVAPORATION IS 2084 MM.

Frequency of frosting, snow falls, north winds, tropical storms and hurricanes, among other extreme weather events.
SUMMER RAINFALL INCLUDE HEAVY ELECTRICAL STORMS OF HIGH INTENSITY BUT SHORT DURATION. IN THE LAST 10 YEARS, FROSTING HAVE OCCURRED CAUSING PROBLEMS.

Geology and geomorphology.
IN THE AREA OF THE PROJECT SITE THERE ARE FORMATIONS FROM THE CENOZOIC AND MESOZOIC ERAS. THE FIRST ONE FOLLOWED BY THE QUATERNARY PERIOD (Q) REPRESENTED BY SEDIMENTARY ROCKS SUCH AS ALLUVIUM OUTCROPS, SLOPE, RESIDUAL SOIL, AND GRAVEL, AND THE MESOZOIC ERA IS REPRESENTED BY THE LOWER CRETACEOUS PERIOD WHICH IS REPRESENTED BY FORMATIONS OF SEDIMENTARY ROCKS SUCH AS SANDSTONE AND SHALE.

STRATIGRAPHY

CENOZOIC.
DURING THIS ERA, MOST PART OF THE STATE ALREADY EMERGED. THE CENOZOIC IS CHARACTERIZED BY AN INTENSE IGNEOUS ACTIVITY, AS WELL AS BY THE DEPOSIT OF LARGE AMOUNT OF CONTINENTAL SEDIMENTS. REGARDING MARINE DEPOSITS, THERE IS EVIDENCE THAT THEY BELONG TO THE MIOCENE, WEST OF HERMOSILLO, THROUGH THE DRILLING OF WELLS FOR WATER EXTRACTION. THESE MARINE SEDIMENTS INCLUDE TRACES OF HYDROCARBONS.
FROM THE QUATERNARY, THERE ARE VOLCANIC ROCKS OF BASIC COMPOSITION DISTRIBUTED IN ISOLATED FORM. THE MOST REPRESENTATIVE ARE THE BASALTS OF THE EL PINACATA RANGE, LOCATED TO THE NORTHWEST. THE MOST RECENT DEPOSITS ARE THOSE ORIGINATED BY LITHIC FRAGMENTS WHOSE SIZE VARY FROM GRAVEL TO CLAY WHICH IN GENERAL ARE NOT CONSOLIDATED OR SLIGHTLY CONSOLIDATED. BIG FRAGMENTS FORM CONGLOMERATES LOCATED AT THE FOOT OF THE RANGES; THE FINEST ONES CONSTITUTE SOILS THAT ARE DEPOSITS IN THE FLAT PARTS AND ARE WIDELY DISTRIBUTED IN THE WEST STRIP.

MESOZOIC.
IN SONORA THE MESOZOIC IS REPRESENTED BY SEDIMENTARY ROCKS OF CONTINENTAL AND MARINE ORIGIN, AS WELL AS FULL OUTCROPS OF IGNEOUS ROCKS, MAINLY FROM THE CRETACEOUS. SOME OF THESE ROCKS WERE AFFECTED BY METAMORPHISM.

The most important geo-morphologic features (description in general terms). We suggest to use illustrations that indicated the location of the property. Characteristics of the terrain (brief description).

PHYSIOGRAPHY, TOPOGRAPHY, SLOPE, EXPOSITION AND HEIGHT OVER SEA LEVEL.

THE AREA IS PHYSIOGRAPHICALLY LOCATED IN THE PACIFIC WATERSHED, SONORAN PLAINS PROVINCE (II) AND SUB-PROVINCE (2), SONORAN RANGES AND PLAINS WITH A SYSTEM OF TOPOGRAPHY OF COMPLEX HILLS (CODE II-2-L2). EXAMPLE: CERRO PRIETO, LOS COCHIS, SAN COSME AND EL SOTOL.

THE EXPOSURE TO THE LAND OF THE MINING LOT IS E-W (ZENITH) IN THE LOWER AND NORTH PARTS IN THE SMALL ARE OF HILLS, WITH HEIGHTS THAT RANGES FROM 390 TO 640 MASL. AS MAXIMUM THE SLOPES RANGES FROM 6% TO 8% OF THE AREA OF THE PLANT AND 12% TO 20% IN THE HILLS (PITS); THUS, BEING CONSIDERED WITHIN THE “MODERATE” TYPE OR CLASS.

THE GENERAL STRIKE OF THE RANGES IN THE ZONE OF STUDY IS FROM NORTH TO SOUTH; FOR EXAMPLE: SIERRA DE SAN COSME.

THE REGION IS DRAINED BY TEMPORARY CURRENTS WITH BUILT IN DRAINAGE, WITH A POINT OF UNION TO THE WATERSHED OF THE SONORA RIVER.

SONORAN PLAINS PROVINCE (II) (SONORAN DESERT)
THIS PROVINCE IS IN THE STATE OF ARIZONA, US, AND WITHIN SONORA TAKES THE FORM OF A WEDGE ORIENTED TOWARD THE SOUTH; IT IS ADJACENT TO THE PENINSULA OF BAJA CALIFORNIA TO THE NORTHWEST; TO THE EAST WITH THE SIERRA MADRE OCCIDENTAL, AND IN THE SOUTH END TO THE COASTAL PLAINS OF THE PACIFIC.

A GREAT PART OF THIS PROVINCE IS COMPRISED BY LOW PARALLEL RANGES MADE OF FAULTED BLOCKS, ROUGHLY ORIENTED NORTH NORTHWEST SOUTH SOUTHEAST AND SEPARATED FROM THE OTHER PLAINS EVERY TIME MORE WIDE AND LOWER TOWARD THE GULF OF CALIFORNIA. PREDOMINANT WEATHER IN THE PROVINCE ARE SEMI-HOT AND DRY, SUCH AS IN THE ALTAR DESERT; AND THE VERY HOT AND DRY, TOWARD THE SOUTH OF HERMOSILLO. IN THE ALTAR DESERT THE VEGETATION OF SANDY DESERTS DOMINATES; IN THE REST OF THE REGION THERE ARE SARCOCAULOUS SCRUBS, AS WE AS MACROPHILLE AND MEZQUITAL DESERT SCRUB.

SONORAN RANGES AND PLAINS SUB-PROVINCE (2)
IT COMPRISES AN AREA OF 81 661.40 KM2, INCLUDING COMPLETELY THE MUNICIPALITIES OF CABORCA, ALTAR, SARIC, TUBUTAMA, ATIL, OQUITOA, PITIQUITO, TRINCHERAS, BENJAMIN HILL, HERMOSILLO, CARBO, SAN MIGUEL DE HORCASITAS, EMPALME AND MAZATAN; LIKEWISE, IT INCLUDES PART OF THE SAN LUIS RIO COLORADO, PUERTO PEÑASCO, GENERAL PLUTARCO ELIAS CALLES, NOGALES, MAGDALENA, SANTA ANA, OPODEPE, QUIRIEGO, URES, VILLA PESQUEIRA, LA COLORADA, GUAYMAS, SUAQUI GRANDE, AND CAJEME TOWNS.

IT IS FORMED BY LOW RANGES SEPARATED BY PLAINS. THESE RANGES ARE MORE ELEVATED (700 TO 1400 MASL) AND NARROWER (RARELY MORE THAN 6 KM WIDE) IN THE EAST; AND LOWER (FROM 700 MASL OR LESS) AND WIDER (FROM 13 TO 24 KM) IN THE WEST.

ALMOST IN ALL CASES THE RANGES ARE NARROWER THAN THE PLAINS AND ITS SPACE IS SUCH THAT NEVER ARE OUTSIDE THE VIEW RANGE. ACID INTRUSIVE IGNEOUS ROCKS PREDOMINATE, ALTHOUGH LAVA, METAMORPHIC ROCKS ARE ALSO IMPORTANT, AS WELL AS OLDER LIMESTONE AND CONGLOMERATES FROM THE TERTIARY. THE TIBURON ISLAND IS PART OF THIS SYSTEM OF RANGES, WHOSE PEAKS ARE LOW AND VERY UNIFORM. SLOPES ARE VERY SHARP, WHERE THOSE OF MORE THAN 45 DEGREES ARE COMMON, ESPECIALLY IN INTRUSIVE, LAVA, AND METAMORPHIC ROCKS; WHILE THE ONES LOWER THAN 20 DEGREES ARE VERY RARE. IN GENERAL, THE PEAKS HAVE SERRATED FORM. THE CREEKS THAT DRAIN TO THIS REGION PROVIDE STRONG EROSION PRODUCING LATERAL SPURS THAT ARE PROJECTED INTO THE PLAINS.

THE PLAINS REPRESENT AROUND 80% OF THE SUB-PROVINCE. THESE ARE COVERED MAINLY BY LARGE ALLUVIAL FANS THAT DESCEND WITH SMOOTH SLOPES FROM THE ADJACENT RANGES. THE ALLUVIAL PLAIN OF HERMOSILLO (200 MASL) GOES TO THE COAST, GETTING WIDER IN THE NORTHEAST – SOUTHWEST DIRECTION, AND IT IS 125 KM LONG AND 60 KM WIDE IN THE COAST.

THE LARGEST RIVER IN THIS PORTION IS THE SONORA RIVER, WHO IS BORN IN CANANEA, IN THE PROVINCE OF THE SIERRA MADRE OCCIDENTAL, WHERE IT FLOWS TO THE SOUTH. IN HERMOSILLO IT JOINS THE SAN MIGUEL DE HORCASITAS CREEK, ALSO COMING FROM THIS PROVINCE, AND WITH THE ZANJON, THAT IS ORIGINATED IN THIS SUB-PROVINCE.

Presence of faults and fracturing.
THERE ARE NO FAULTS OR FRACTURING IN THE ZONE OF THE PROJECT.

Susceptibility of the zone to: seismicity, slides, collapses, flooding, other land or rock movements and possible volcanic activity.
THE ZONE IS NOT PRONE TO ANY OF THE POSSIBLE GREAT MAGNITUDE EVENTS. THERE ARE NO REPORTS FROM THE LAST 100 YEARS.

Soils.
Types of soils in the property of the project and its area of influence according to the classification of FAO/UNESCO and INEGI. Include a map of the soil where the units of soil are indicated.

THERE ARE DIFFERENT TYPES OF SOIL SUCH AS:

CAMBISOL: IT IS LOCATED SOUTHEAST OF THE MUNICIPALITY. THESE ARE YOUNG, UNDERDEVELOPED, SOILS, THAT CAN HAVE ANY TYPE OF VEGETATION, WHICH IS ADAPTED TO THE CLIMATE AND NOT BECAUSE OF THE TYPE OF SOIL; IT SHOWS MODERATE TO HIGH SUSCEPTIBILITY TO EROSION.

REGOSOL: IT PREDOMINATES THE MOVEMENT FROM THE CENTER TO THE NORTH OF THE MUNICIPALITY, PRESENTING ITS LITHIC PHYSICAL PHASE. ITS FERTILITY IS VARIABLE AND THE AGRICULTURE USE IS CONDITIONED TO ITS DEPTH. ITS SUSCEPTIBILITY TO THE EROSION IS VARIABLE AND DEPENDS TO THE SLOPE OF THE LAND.

XEROSOL: IT IS LOCATED SOUTH OF THE MUNICIPALITY; IT HAS A SUPERFICIAL LAYER OF CLEAR COLOR AND VERY POOR REGARDING HUMUS. ITS USE IN AGRICULTURE IS RESTRICTED TO IRRIGATION ZONES WITH HIGH YIELD DUE TO THE HIGH FERTILITY AND LOW SUSCEPTIBILITY TO EROSION.

THE PREDOMINANT SOIL UNIT IN THE AREA OF THE PROJECT CORRESPONDS TO EUTRIC REGOSOL ASSOCIATED TO CALCIUM REGOSOL OF MEDIUM TEXTURE CLASS AND GRAVEL PHYSICAL PHASE.

Physico-chemical characteristics: structure, texture, porosity, capacity of water retention, salinization, capacity of saturation.
IN THE SOIL SITES PRODUCT OF SAMPLING, THE PREDOMINANT SOIL IS OF IN-SITU-COLLUVIAL ORIGIN OF LOW DEPTH (LESS THAN 30 CM) OF CLEAR GREY BROWNISH COLOR, IN THE AREA INTENDED TO THE PLANT, AND CLEAR BROWN REDISH COLOR IN THE AREAS OF THE PIT, WITH MODERATE TO FAST SUPERFICIAL RUNOFF; IN GENERAL, ITS INTERNAL DRAINAGE IS MEDIUM; ITS STONE CONTENT RANGES FROM 15 TO 25%, AND THE ROCK COVERS IN SOME AREAS MORE THAN 40%.

Degree of erosion of the soil.
THROUGH THE SURVEYS CARRIED OUT IN THE SOIL, IT WAS OBSERVED THAT THE EROSION IS OF THE WATER LAMINATED TYPE AND IN SMALL FURROWS (INCIPIENT FORMATION OF GULLIES) IN MODERATE DEGREE (3B AND 3C), ORIGINATED BY THE SMALL EXISTENT COVERAGE, MAINLY IN THE AREA WHERE THE PLANT WILL BE LOCATED. THE SMALL SOIL COVER IS THE PRODUCT OF LIVESTOCK ACTIVITY AND OVER EXPLOITATION.

Soil stability.
A LARGE TENDENCY TO INCREASE THE EROSION IS OBSERVED DUE TO THE SCARCE VEGETAL COVERAGE THAT EXIST IN THE AREA OF THE PROJECT, AND NULL WORK THAT IS DONE TO KEEP THE SOIL AND WATER IN THE LAND DEDICATED TO RAISE LIVESTOCK.

Superficial hydrology.
Water reservoirs and bodies close to the area (lagoons, dams, lakes, rivers, creeks, etc.).
THE HYDROLOGY BASIN IS CONSIDERED AS THE NATURAL UNIT IN WHICH THE PHYSIOGRAPHIC CHARACTERISTICS THAT DEFINE IT WILL BE CONSIDERED, AS WELL AS THE VARIOUS RESOURCES THAT COME TO IT, INCLUDING HUMAN BEINGS AS THE MAIN USER AND MODIFIER OF THE ENVIRONMENT.

SUPERFICIAL HYDROLOGY (RANGE OF 10 KM)
THE PROJECT IS LOCATED WITHIN THE HYDROLOGIC REGION OF SONORA SUR RH-9, SONORA RIVER BASIN (D), SUB-BASIN, GUADALUPE CREEK, WHERE THERE ARE MANY EPHEMEREAL AND TEMPORARY CREEKS SUCH AS: LOS MORALES, EL CLOROSO, CAMPODONICO, LOS COCHIS, EL SOTENIS, ETC., WHICH DRAIN TO THE INTERMITTENT CURRENTS; THIS DRAINAGE IS OF THE RADIAL AND PARALLEL TYPE, WITH MEDIUM TO HIGH DRAINAGE DENSITY, WHICH ARE THE BEGINNING OF CREEKS AND RIVERS SUCH AS THE SONORA RIVER, EPHEMERAL CREEKS OF THE 1 AND 2 ORDERS, DRAINING VERY INTERMITTENT CURRENTS. THIS DRAINAGE IS OF THE RADIAL AND PARALLEL TYPE, WITH LOW DRAINAGE DENSITY.

THIS HYDROLOGICAL BASIN, SONORA SUR 9 (RH9) COMPRISES MOST OF THE SURFACE OF THE STATE. IT GOES ALL THE WAY TO THE WEST PORTION SINCE AGUA PRIETA TO YAVAROS, EVEN CROSSING TO CHIHUAHUA. IT OCCUPIES 63.64% OF THE STATE SURFACE. IT HAS A TOPOGRAPHY WITH STRONG ALTIMETRY CONTRASTS; MOST OF ITS CURRENTS ORIGINATE IN THE SIERRA MADRE OCCIDENTAL.

SONORA RIVER BASIN (D).
THIS BASIN HAS THE SECOND PLACE WITHIN THE REGION REGARDING ITS SURFACE (14.78%). THERE THE EAST ZONE OF THE IRRIGATION DESTINATION NUM. 51 “COSTA DE HERMOSILLO” IS LOCATED. THE SONORA RIVER BEGINS ITS TRAJECTORY CLOSE TO CANANEA, WITH GENERAL DIRECTION TO THE SOUTH UP TO THE CAPITAL OF THE STATE. THE MOST TRANSCENDENTAL TRIBUTARY IS THE BACANUCHI RIVER. THIS BASIN HAS IN ADDITION OTHER TWO RIVERS, THE SAN MIGUEL DE HORCASITAS AND THE ZANJON, WHICH JOIN TOGETHER JUST BEFORE CROSSING EL ALAMITO, TO CONVERGE IN THE SONORA RIVER OUTSIDE THE CITY OF HERMOSILLO. THESE CURRENTS FEED THE ABELARDO L. RODRIGUEZ DAM, WHOSE WATER IS USED FOR IRRIGATION, CONTROL OF FLOODS, AND DOMESTIC USE. ANOTHER DAM IS TEOPARI IN THE JUNTA CREEK. AN ANNUAL AVERAGE RAINFALL IS OF THE ORDER OF 376 mm; AN ANNUAL AVERAGE VOLUME OF RAINFALL IS OF THE ORDER FO 9779.8 M3; A RUNOFF COEFFICIENT OF 2.8% THAT GENERATES A RUNOFF OF 273.83 Mm3 PER YEAR.

WATER RESERVOIRS AND BODIES.
THERE ARE NO IMPORTANT WATER RESERVOIRS OR BODIES CLOSE TO THE AREA OF THE PROJECT. THE CAPTURE AND DISTRIBUTION OF WATER IS REDUCED TO SMALL DRINKING TROUGHS FOR CATTLE USE.

UNDERGROUND HYDROLOGY.
UNDERGROUND HYDROLOGY OF THE AREA IS REPRESENTED BY THE UNIT OF NON-CONSOLIDATED MATERIAL WITH HIGH PERMEABILITY.

DEPOSITS FORMED BY GRAVEL AND SAND BELONG TO THIS UNIT, WITH GOOD SELECTION AND INTERCONNECTED POROSITY. THIS UNIT IS VERY LARGE IN THE WEST PART OF THE STATE AND INCLUDES SOME PLACES SUCH AS THE SANDY TABLE OF SAN LUIS RIO COLORADO, THE ALTAR DESERT, AND THE ALLUVIAL PLAINS LOCATED WEST OF HERMOSILLO.

Analysis of water quality: pH, color, turbidity, grease and oil, suspended solids, dissolved solids, electrical conductivity, alkalinity, total hardness, N of nitrates and ammonia, total phosphates, chlorides, dissolved oxygen, biochemical oxygen demand (BOD), total coliforms, fecal coliforms, detergents (methilene blue active substances, MBAS).
Underground.

A TEST OF WATER QUALITY WAS MADE IN THE REPUMPING WELL CLOSE TO THE PROJECT. THE RESULTS WERE THE FOLLOWING:
Ca	14.0 mg/lt
Mg	7.8 mg/lt
Na	15.2 mg/lt
K	1.6 mg/lt
SO4	32.2 mg/lt
HCO3	135.3 mg/lt
NO3	8.7 mg/lt
Cl	83.6 mg/lt
Hardness (CaCO3)	210.5 mg/lt
Electrical conductivity	20 milliohms/cm
pH	7.9

Biotic medium.
Table 16. Biotic medium.
Minimum biotic aspects to consider.
Terrestrial vegetation.

THE VEGETATION THAT IS CHARACTERISTIC OF THE STUDIED AREA CORRESPONDS, ACCORDING TO INEGI, TO MEZQUITAL (M). COTECOCA DEFINES THE SITE AS A HIGH SCRUB ARBO SUFFRUTESCENT D (B).

MEZQUITAL (M):
THIS TYPE OF VEGETATION IS FOUND FROM SEA LEVEL UP TO 1,200 M OF ALTITUDE. IN VERY DRY, DRY, AND SEMI-DRY WEATHER WITH ANNUAL AVERAGE TEMPERATURES RANGING FROM 18 TO 24 DEGREES CELSIUS AND TOTAL ANNUAL RAINFALL OF 180 TO 420 MM.

THIS TYPE OF VEGETATION IS CHARACTERIZED BY THE DOMINION OF DIFFERENT SPECIES OF Prosopis (mainly P. glandulosa, P. glandulosa var. torreyana and P. velutina), ALONG WITH OTHER SPINOUS AND THORNLESS SHRUB THAT ARE ALSO FOUND IN ADJOINING SCRUBLAND, EITHER MICROPHILE OR SARCOCAULE. ITS HEIGHT VARIES FROM 3 TO 5 M. THE ELEMENTS THAT INTEGRATE THIS TYPE OF VEGETATION ARE GROUPED IN TWO OR THREE STRATA. THEY OCCUPY A GREAT PART OF THE LAND THAT BELONGS TO THE SUB-PROVINCE OF SONORAN RANGES AND PLAINS, AND A SMALL ZONE OF THOSE OF THE COASTAL PLAINS AND DELTAS OF SONORA AND SINALOA. SOILS LIKE YERMOSOLES, REGOSOLES, FLUVISOLES, AND XEROSOLES ARE FOUND.

ACCORDING TO COTECOCA THE TYPE OF VEGETATION IS OF THE TYPE OF ARBO SUFFRUTESCENT SCRUB D(B).

THIS TYPE OF VEGETATION OCCUPIES A SURFACE, AT STATE LEVEL, OF 3,315,800-00-00 HECTARES, AND IT IS LOCATED IN THE CENTRAL PART OF THE STATE, OCCUPYING A LARGE PART OF THE MUNICIPALITY OF URES, AMONG OTHERS.
THE VEGETATION IS AN ASSOCIATION OF SHRUBS OF MEDIUM HEIGHT WITH NON-SCLEROSUS LEAVES AND WOODY STEM SUCH AS: Papache (Bluewood) (Condalia spp.), Piojito (Caesalpinia pumila) and rama blanca (brittlebush) (Encelia farinosa); with low trees such as: Hard wood (Olneya tesota), Palo Verde (Cecidium spp.), some cacti such as Pithaya (Lemaireocereus, turberi), and choya (Opuntia fulgida), with a herbaceous lower strata such as hierba ceniza (woolly tidestromia) (Tidestromia lanuginosa), golondrina (spurge) (Euphorbia, sp.), zacate liebrero (Bouteloua rothockii) and zacate semilla (Sixweeks threeawn) (Aristida adscensionis).

Terrestrial wildlife.

MAMMALS

COMMON NAME	SCIENTIFIC NAME
SQUIRREL KANGAROO RAT MICE RABBIT JACK RABBIT SKUNK COYOTE BOAR WHITE TAIL DEER

BIRDS
COMMON NAME	SCIENTIFIC NAME
VULTURE BUZZARD QUAIL PALOMA PITAYERA DOVE TORTOLITAS ROADRUNNER HAWK TAPACAMINOS HUMINGBIRD WOODPECKER PAJARO CHISTADOR COMMON CROW CHONTE O ZENZONTLE RED-BREASTED SPARROW COMMON SPARROW

REPTILES (Herpertofauna)

COMMON NAME	SCIENTIFIC NAME
TURTLE LIZARDS CHAMELEON RATTLE SNAKE

INSECTS (main)

COMMON NAME	SCIENTIFIC NAME
ANT	Pogonomyrmex rugosus (1), (2)
DESERT TARANTULA	Aphonopelma chaloodes (3)
CRICKETS	Anabrus simples (1)
GRASSHOPPER	Trimerotropis pallidipennis (1) Brachystola magma
SCORPIONS	Dentruroides spp. (3) Hadrurus arizonensis (3)
MILLIPEDE	Orthoporus ornatus (3)

CODE:                      (1) Direct observation
(2) Excretes, fingerprints, and/or nets
(3) Reports (bibliography and polls)

AMPHIBIANS, BATRACHIANS, AND FISH

SINCE THERE ARE NO PERMANENT CURRENTS IN THE STUDIED ZONE, AND DUE TO THE TIME OF THE YEAR, THESE WERE NOT RECORDED.

5

Socioeconomic aspects
Demography
Socioeconomic environment
Population.

ACCORDING TO THE POPULATION AND HOUSING CENSUS OF 1980, 1990 AND THE PRELIMINARY AMOUNTS OF THE POPULATION AND HOUSING CENSUS OF 2005, PREPARED BY INEGI, THE FOLLOWING RESULTS ARE PRESENTED FOR THIS MUNICIPALITY.

YEAR	POPULATION	GROWTH RATE
1980	17,992%
1990	20,071	1980-1990	1.10
2005	24,447	1990-2005	4.01

ITS POPULATION IS 8,420 INHABITANTS AND FROM THE TOTAL OF INHABITANTS 4,313 ARE MEN AND 4,107 ARE WOMEN. IT HAS A GROWTH RATE OF 2.01 PERCENT AND PRESENTS A POPULATION DENSITY OF 16.74 INHABITANTS PER SQUARE KILOMETER.

THE ECONOMICALLY ACTIVE POPULATION IN THE MUNICIPALITY IS 8,993 INHABITANTS, FROM WHICH 8,420 HAS OCCUPATION AND 97 ARE NOT WORKING; THE ECONOMICALLY INACTIVE POPULATION IS 8,350 INHABITANTS.

STATUS	POPULATION
ECONOMICALLY ACTIVE POPULATION	3,269
OCCUPIED POPULATION	3,245
PRIMARY SECTOR	1,243
SECONDARY SECTOR	741
TERTIARY SECTOR	1,144
NOT SPECIFIED	117
NOT OCCUPIED POPULATION	24
ECONOMICALLY INACTIVE POPULATION	8,250

THERE ARE NO GROUPS OF INDIGENOUS POPULATION IN THE MUNICIPALITY.

5

Services.
Communication Means.

THE MUNICIPALITY HAS A POST OFFICE, A RURAL 750 METERS RUNWAY FOR AERIAL TRANSPORTATION, TELEPHONE NETWORK AND ADDITIONAL SERVICES SUCH AS INTERNET, AND CELLULAR TELEPHONE COVERAGE THAT COVER MOST OF THE MUNICIPALITY.

Transportation means.

THE CURRENT INFRASTRUCTURE FOR TERRESTRIAL TRANSPORTATION IN THE MUNICIPALITY CONSISTS OF A ROAD NETWORK OF 318.5 KM OF WHICH 55 CORRESPONDS TO THE FEDERAL HIGHWAY THAT CROSSES THE MUNICIPALITY FROM EAST TO WEST; 8.5 KM ARE PART OF THE STATE HIGHWAY AND 255 KM ARE RURAL ROADS.

Public services.

THIS SERVICE IS INCLUDED IN ALL THE TOWNS OF THE MUNICIPALITY, ATTENDING 9,245 INDIVIDUALS WHO REPRESENT 96.7% OF THE TOTAL POPULATION.

EDUCATION INFRASTRUCTURE AMOUNTS TO 31 SCHOOLS OF VARIOUS LEVELS, WHICH INCLUDES A POPULATION OF 2,564 STUDENTS.

AT THE BEGINNING OF THE 1997-1998 SCHOOL YEAR THE MUNICIPALITY HAD 31 SCHOOLS OF THE DIFFERENT EDUCATION LEVELS, ATTENDING TO 2,600 STUDENTS; AT THE BEGINNING OF THE 2000-2001 SCHOOL YEAR THE MUNICIPALITY HAD 34 SCHOOLS ATTENDING TO 2,564 STUDENTS. THIS MEANS AN INCREASE OF 36 STUDENTS MORE THAT WERE ATTENDED IN THIS SCHOOL YEAR WITH RESPECT TO THE YEAR OF REFERENCE. FOR THE 2000-2001 SCHOOL YEAR, OFFICIAL ELEMENTARY SCHOOLS ATTENDED 94.5 PERCENT OF STUDENTS REGISTERED IN THE INITIAL, PRE-SCHOOL, ELEMENTARY, JUNIOR HIGH AND SPECIAL SCHOOL EDUCATION.

SOURCE: Ministry of Education and Culture.

5

Health Centers.

IN THIS SERVICE THERE IS COVERAGE OF 99 PERCENT, BENEFITING MORE THAN 8,000 INHABITANTS. BOTH PUBLIC AND PRIVATE INSTITUTIONS PROVIDE THE SECOND LEVEL SERVICE IN THE MUNICIPALITY.

IMSS, ISSSTESON, ISSSTE AND THE NAVAL SECTOR PROVIDE ACCESS TO MEDICAL SERVICES TO 7,768 INHABITANTS AND THE REST IS CONSIDERED AS OPEN POPULATION WHICH IS ATTENDED BY THE MINISTRY OF PUBLIC HEALTH.

Housing.
Recreation areas.

THESE AREAS ARE NOT INCLUDED IN THE STATISTICAL YEARBOOK OF THE MUNICIPALITY OF URES, SONORA.

Economical activities.
Agriculture and livestock.

AGRICULTURE
THE AREA MAINLY PRODUCES WHEAT, CORN, BEANS, SORGHUM, WHICH IS USED TO SUPPORT SELF CONSUMPTION AND FORAGE WHICH MAKES AGRICULTURE VERY DEPENDENT OF THE LIVESTOCK ACTIVITY.

IRRIGATION AGRICULTURE: 4,492 HA; RAIN-FED AGRICULTURE: 627 HA.

THE FORESTRY ACTIVITY HAS INCREASED IN RECENT YEARS, AND NOW IS AN IMPORTANT SOURCE OF JOBS AND DIVERSIFICATION OF THE MUNICIPAL ECONOMY.

LIVESTOCK
THE MAIN ECONOMICAL ACTIVITY IS BOVINE HUSBANDRY, BEING ONE OF THE MOST IMPORTANT ONES WITHIN LIVESTOCK EXPORT. FOR THIS ACTIVITY THERE ARE EJIDO PASTURE LAND (TOTAL SURFACE OF 66,923 HA IN 9 EJIDOS), COMMUNITY (IN A SURFACE OF 26,610 HA IN TWO COMMUNITY PROPERTY) AND SMALL PROPERTY.

ITS ECONOMICAL DEVELOPMENT IS BASED IN THE PRODUCTION OF MILK, CALVES, AND FATTEN HEIFER.

HECTARES OF PASTURE LAND: 256,737

Fishing.

IT DOES NOT APPLY.

Industrial.

IT DOES NOT APPLY.

5

Commerce and services.
THIS ACTIVITY IS COMPRISED BY 75 RETAIL STORES FROM THE PRIVATE SECTOR WITH AN OCCUPATION OF 150 PEOPLE. ADDITIONALLY, 8 COMMERCE AND SUPPLY UNITS ARE FUNCTIONING SUCH AS CONASUPO.

Tourism.
DESPITE THAT THIS MUNICIPALITY HAS VALUABLE ATTRACTIONS OF ARCHITECTONICAL-HISTORICAL-CULTURAL TYPE, THIS SECTOR HAS BEEN NEGLECTED, BUT WHEN YOU VISIT URES VISIT THE FOLLOWING PLACES:

CITY HALL. DOWNTOWN. THE ARCHITECTURE IS MODERN AND IT KEPT INSIDE THE FUNERAL COACH OF THE GENERAL MIGUEL PIÑA, REVOLUTIONARY AND EX-GOVERNOR, URES NATIVE. CURRENTLY, THIS FUNERAL COACH IS IN THE “REGIONAL MUSEUM OF URES” OR “THE CULTURE ROOM OF URES”.

HACIENDA DEL LABRADOR (LABORER HACIENDA), LOCATED 200 METERS TO LEFT IN THE KM 64 OF THE HERMOSILLO-URES HIGHWAY. HERE YOU WILL BE ABLE TO ENJOY OF A COUNTRY ENVIRONMENT IN A PLACE RESTORED TO LOOK AS IT WAS IN THE YEAR 1800. IT WORKS AS A HOTEL AND INCLUDES ALL SERVICES.

HACIENDA LA QUINTA NAPOLES. THIS HACIENDA IS LOCATED 3 KM SOUTH, THROUGH THE HERMOSILLO-URES HIGHWAY. IT WAS BUILT AROUND 1901 AND ITS STYLE IS OF THE COLONIAL TYPE. IT WORKS AS AN EXCLUSIVE HOTEL OF THE ZONE.

MAIN SQUARE. MIGUEL HIDALGO AND ZARAGOZA, CENTER OF THE TOWN. IT INCLUDES FOUR SCULPTURES IN BRONZE OF THE GREEK MYTHOLOGY, WHICH WERE DONATED BY THE GOVERNMENT OF ITALY.

SAN MIGUEL ARCANGEL CHURCH. NEXT TO THE MAIN SQUARE. SINGULAR BUILDING FROM THE XVII CENTURY.

HOUSE OF THE COLONEL IGNACIO PESQUEIRA. ZARAGOZA NUMBER 36.

MONUMENT TO THE CENTENNIAL OF THE INDEPENDENCE, GENERAL PESQUEIRA PARK “LA ALAMEDA”. MONUMENT FROM THE PAST AND CONSTRUCTION OF COLONIAL DESIGN WITH A MAIN ENTRANCE IN FORM OF ARCH, INAUGURATED ON SEPTEMBER 15, 1910.

“EL URENSE” FLOUR MILL. ZARAGOZA NUMBER 19 PONIENTE. IT WAS BUILT IN 1700 AND UP TO THIS DATE IT KEEPS IT FACADE INTACT. THE MACHINERY WAS BROUGHT FROM EUROPE AND DURING MANY YEARS IT HAS SERVED AS GOLDSMITH SHOP, FACTORY OF ZARAPES, SOFT DRINKS FACTORY, AND TEXTILES FACTORY.

YOU ALSO CAN TAKE THE ROAD TO “EL GAVILAN” OR TO “MATEBOCA” AND ENJOY THE WONDERFUL LANDSCAPE THAT OFFERS THE SONORA RIVER.

IN THE FORMER SUGAR HACIENDA YOU CAN SEE THE MILLING PROCESS TO PREPARE THE “PILONCILLO”, ESSENTIAL INGREDIENT TO PREPARE THE PEANUT “MANCUERNAS”, A TYPICAL CANDY FROM THE AREA.

Description of the structure of the system.
From the characterization carried out in the former part, qualitatively describe the structure of the environmental system of the site where the project may be developed. Identify those key, relevant or critical components for the operation of the system.

THE PROJECT IS PLANNED TO BE DEVELOPED IN AN ENVIRONMENT PURSUANT TO WHAT IT WAS PLANNED, SINCE THIS DOES NOT CONTRAST WITH THE PROVISIONS OF THE AUTHORITIES REGARDING ENVIRONMENTAL MEASURES, AS WELL AS THE FACT THAT THE PROJECT WILL NOT AFFECT THE AREA THAT WAS DELIMITED FOR THE STUDY, WHICH CORRESPONDS TO THE MUNICIPALITY OR URES, SONORA.

Analysis of the relevant and/or critical environmental components.
Carry out an analysis of each relevant and/or critical components of the environmental system to determine its affectation potential. The result of this analysis will allow the establishment in Chapter V of the amount and importance of possible environmental impacts.

THE RELEVANT AND CRITICAL ASPECTS OF THE PROJECT ARE THOSE RELATED TO THE REPORT IN THE STUDY OF VEGETATION AND WILDLIFE FOR THE PROJECT ZONE, SPECIFICALLY REGARDING THE AFFECTATION OF THE VEGETATION THAT WILL BE REMOVED AND AFFECTED BY THE MINING AND PROCESSING ACTIVITIES IN THE ORE. IN THIS SAME STUDY THE PROPOSALS TO REDUCE AND MITIGATE THE IMPACT THAT WILL BE ON THIS AREA ARE INCLUDED.

Environmental diagnosis.
The presentation of the diagnosis will be made in writing and as a summary, with specific graphical support of the environmental situation, taking as starting point use processes (processing and/or transformation) and deterioration of the natural resources that negatively affect the ecosystems and the quality of life of the population.

THE CRITICAL POINT FOR THE REALIZATION OF THE PROJECT DOES NOT PRESENT ANY PROBLEM, SINCE THE PROPER MITIGATION MEASURES WILL BE APPLIED TO THIS TYPE OF PROJECTS; IN ADDITION, THERE ARE NO PLANNING AND REGULATIONS INSTRUMENTS THAT PREVENT THE ACTIVITY TO PERFORM, SINCE THE PROJECT IS RULED BY ENVIRONMENTAL LAWS AND OFFICIAL MEXICAN STANDARD THAT WILL REGULATE AND FOLLOW-UP IN ORDER TO HAVE A SUSTAINABLE DEVELOPMENT REGARDING PRODUCTION AND DEVELOPMENT PROGRAMS THAT RESULT IN LESS NEGATIVE IMPACT TO THE ENVIRONMENT AND ECOLOGY.

THE PROCESSING TO IMPLEMENT WILL CONSIDERABLY AFFECT THE PIT AREA, BUT THIS PROJECT WILL BE DEVELOPED IN STAGES, WHICH WILL ALLOW TO REMEDIATE AS MUCH AS POSSIBLE EACH ONE OF THE AREAS THAT ARE SUSCEPTIBLE TO BE REMEDIATED.

THE NATURAL DETERIORATION CAUSED BY THE MINING RELATED ACTIVITIES, WHICH ARE NOT GOING TO AFFECT THE QUALITY OF LIFE OF THE PEOPLE BECAUSE OF THE CONSIDERABLE DISTANCE TO WHICH THE URBAN ZONE IS LOCATED, AND IN ADDITION TO THIS, NO ACTIVITIES THAT HAVE DIRECT IMPACT IN THE QUALITY OF LIFE OF THE INHABITANTS OF URES, SONORA, WILL BE PERFORMED IN THE PLACE.

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V. IDENTIFICATION, DESCRIPTION, AND EVALUATION OF THE ENVIRONMENTAL IMPACTS
In this section the most important part of the study of environmental impact will take place. Here, the environmental impact that will be generated by each one of the stages of the project will be identified and evaluated.

V.1. Methodology to evaluate environmental impacts
Describe the criteria that will be used to classify environmental impacts, considering the following characteristics as minimum (the Plaintiff or Petitioner could include other characteristics in case he consider they are convenient).
THE ENVIRONMENTAL IMPACTS WILL BE IDENTIFIED AND WILL BE CLASSIFIED PER STATE OF THE PROJECT, ACCORDING TO THE CATEGORIES ENLISTED NEXT. SIMPLIFIED MATRICES WILL BE USED FOR THE BETTER VISUALIZATION OF IMPACTS AND ITS CORRECTIVE MEASURES.

Nature of the impact.
BENEFICIAL (B).
ADVERSE (A).

Magnitude.
THE ADVERSE IMPACTS WILL BE CHARACTERIZED WITH AN ARBITRARY SCALE FROM 1-5 AS FOLLOWS:
1 = NEGLIGIBLE
2 = SLIGHT
3 = SEVERE
4 = VERY SEVERE
5 = EXTREMELY SEVERE
FOR THE CASE OF BENEFICIAL IMPACTS, A 6-10 SCALE WILL BE USED AS FOLLOWS:
6.- SLIGHT
7.- REGULAR
8.- GOOD
9.- VERY GOOD
10.- EXCELLENT

Duration.
TEMPORARY (T).
PERMANENT (P).

Reversibility.
REVERSIBLE IMPACT ®.
IRREVERSIBLE (I).

Need to apply corrective measures.
YES OR NO.

Importance.
NONE (N)
LITTLE (P).
MUCH (M).
V.2. Generated environmental impacts.
The person in charge of the technical aspects of the environmental study will develop the procedures proposed in item V.1 to assess environmental impacts that will result from the execution of the project.
V.2.1. Construction of the scenery modified by the project.
With support in the information of the environmental diagnosis, prepare the resulting scenery when introducing the project in the zone of study. This will allow the identification of the actions that could generate ecological imbalance that due to its amount and importance will cause permanent damages to the environment or contribute in the consolidation of the existing process of changes.
BACKING UP IN THE PHOTOGRAPH ANNEX IN APPENDIX X AND WITH THE FIELD AND BIBLIOGRAPHIC STUDIES CARRIED OUT, WHICH ARE DOCUMENTED IN THIS DECLARATION OF PARTICULAR MINING ENVIRONMENTAL IMPACT, THE AREA WHERE THIS PROJECT WILL BE IMPLEMENTED PRESENTS CERTAIN DEGREE OF ALTERATION OF ANTHROPOGENIC ORIGIN. THERE ARE DIRT ROADS, EVEN ONE THAT THE GOVERNMENT OF THE STATE OF SONORA IS IN CHARGE OF ITS MAINTENANCE AND REHABILITATION.
IN PARTICULAR, THE SITE WHERE THE WORK WILL TAKE PLACE AND THE FACILITIES PRESENT LOW NATIVE VEGETATION DENSITY, WITH AN IMPORTANT DEGREE OF ALTERATION, THUS WE EXPECT IT WILL NOT SIGNIFICANTLY IMPACT THE VEGETATION AND WILDLIFE COMPONENTS, EXCEPT IN THE AREA OF THE “OCHO HERMANOS” MINING LOT, SPECIFICALLY IN THE PIT AREA (MINING) AND IN THE AREA OF THE PROCESSING PLANT.
THIS IMPACT IS IRREVERSIBLE, ALTHOUGH IT CAN BE MITIGATED AT THE END WITH REMEDIATION, AND IT IS A SPECIFIC AND RELATIVELY REDUCED AREA. THE MINING WILL BE DONE ACCORDING TO THE BLUEPRINTS THAT ARE IN THE APPENDICES OF THIS DECLARATION. NATIVE SPECIES AND THOSE UNDER A SPECIAL PROTECTION STATUS WILL BE REMOVED AND RESCUED.
THE IMPACT ON THE WILDLIFE WILL BE REFLECTED IN THE MIGRATION OF SPECIES, BY THE RELATED ACTIVITIES OF THIS PROJECT (NOISE AND TRANSIT OF PEOPLE), ALTHOUGH WE PRETEND TO LEAVE SPECIAL AREAS WITHOUT ACTIVITY FOR REFUGE AND MATING PLACES, THUS WE CONSIDER THAT SUCH SPECIES WILL NOT MIGRATE TO VERY FAR AREAS.
THE RESULT OF THE ACTIVITIES OF THE PROJECT WILL IMPACT THE CURRENT LANDSCAPE OF THE AREA, SPECIALLY THE PIT AREA, BUT NOT THE REST OF THE SURFACE, SINCE WE WILL NOT PERFORM ACTIVITIES EITHER TO REMOVE VEGETATION OR CLEARING.
THE ACTIVITIES IN THE PROJECT WILL TAKE PLACE FOR THE MOST PART ON LANDSCAPE AND THE COMPONENTS OF THE NATURAL ENVIRONMENT, THE SELECTED SITE IS THE PROPER ONE BECAUSE OF THE COMPOSITION OF THE VEGETATION, SINCE THE DENSITY OF THE VEGETATION ENLISTED IN THE NOM-059-SEMARNAT-2001 IS OF ZERO MAGNITUDE AND THE AREA WILL BE REMEDIATED WITH ADAPTATIVE VEGETATION. ADDITIONALLY, IN THE PROJECT IT IS INCLUDED TRANSIT OF VEHICLES OF DIFFERENT CAPACITIES AND OF PEOPLE ON SPECIFIC AREAS, WHERE WE FORESEE NOT VERY SIGNIFICANT DISTURBANCES ON THE WILDLIFE OF THE PLACE, MAINLY SMALL BIRDS AND MAMMALS.
EVEN THOUGH THE AFORESAID LISTED CONDITIONS OCCUR, WE CONSIDER THAT THE INTEGRITY OF THIS COMPONENT OF THE ECOSYSTEM IS NOT IN DANGER.
AT THE END OF THE ACTIVITIES IN THE MINE PIT AREA, WE WILL PROCEED TO REMEDIATE THE SURFACE PLANTING NATIVE VEGETATION, THUS MITIGATING THE IMPACT ON THE SOIL AND TERRAIN.
THE EMISSION TO THE ATMOSPHERE IS NOT CONSIDERED SIGNIFICANT, IN ADDITION TO THE FACT THAT THE OPERATIONS ARE OF THE OPEN-PIT TYPE. REGARDING THE NOISE THAT WILL BE PRODUCED IN THE PIT AND STORAGE PAD, IT WILL COME FROM THE OPERATION AREA.
ORGANIC SANITARY WASTE THAT WILL BE GENERATED WILL BE DEPOSITED IN THE SEPTIC TANKS THAT WILL BE BUILT OR PORTABLE TOILETS. COMMON TRASH WILL BE SENT TO THE MUNICIPAL DUMP IN URES, SONORA. IT WILL NOT BE ALTERED BY THE GENERATIONS OF THE PROJECT.

V.2.2. Identification of the effects in the environmental system.
Identify and describe the effects and processes of change (quantitatively or qualitatively) that will occur in the environmental system due to the actions of the past. From that, in the following sections identify, characterize, and assess the environmental impact in order to establish its relevance in the processes of change of the system.
IN PARTICULAR, THE SITE WHERE THE FACILITIES OF THE PLANT WILL BE IMPLEMENTED DO NOT PRESENT VEGETATION ENLISTED IN NOM-059-SEMARNAT-2001, ALTHOUGH THE EXISTING ONE AND THAT IS NOT UNDER PROTECTION STATUS, PRESENTS A HIGH DEGREE OF ALTERATION, THEREFORE, IT WILL NOT IMPACT THE VEGETATION AND WILDLIFE.
THIS IMPACT IS IRREVERSIBLE, ALTHOUGH IT CAN BE MITIGATED AT THE END WITH REMEDIATION, IT IS A SPECIFIC AND RELATIVELY REDUCED AREA. NATIVE SPECIES AND THOS UNDER SPECIAL PROTECTION STATUS WILL BE REMOVED AND RESCUED.
THE IMPACT ON THE WILDLIFE WILL BE REFLECTED IN THE MIGRATION OF SPECIES DUE TO THE RELATED ACTIVITIES OF THIS PROJECT (NOISE AND TRANSIT OF PEOPLE), EVEN THOUGH SPECIAL AREAS WITHOUT ACTIVITIES WILL BE LEFT AS REFUGE AND MATING PLACES, THUS WE CONSIDER THAT THESE SPECIES WILL NOT MIGRATE TO VERY FAR PLACES.
THE RESULT OF THE ACTIVITIES OF THE PROJECT WILL IMPACT THE CURRENT LANDSCAPE OF THE AREA, ESPECIALLY IN THE PIT SITE, BUT NOT IN THE REST OF THE SURFACE, BECAUSE NO ACTIVITIES OF EITHER REMOVAL OF VEGETATION OR CLEARING WILL BE PERFORMED.
THE ACTIVITIES IN THE PROJECT WILL RESULT IN THE MOST PART ON THE LANDSCAPE AND THE COMPONENTS OF THE NATURAL ENVIRONMENT, THE SELECTED SITE IS PROPER BECAUSE OF THE COMPOSITION OF THE VEGETATION, SINCE THE DENSITY OF THE VEGETATION ENLISTED IN NOM-059-SEMARNAT-2001 IS OF ZERO MAGNITUDE AND WHEN THE AREA UNDERGOES REMEDIATION, ADAPTATIVE VEGETATION WILL BE PLANTED. ADDITIONALLY, THE TRANSIT OF VEHICLES OF DIFFERENT CAPACITY AS WELL AS OF PEOPLE ON SPECIFIC AREAS WILL OCCUR, WHERE WE FORESEE NOT SIGNIFICANT DISTURBANCE ON THE WILDLIFE OF THE PLACE, MAINLY OF SMALL BIRDS AND MAMMALS.
ALTHOUGH THE FORMERLY ENLISTED CONDITIONS OCCUR, WE CONSIDER THAT THE INTEGRITY OF THIS COMPONENT OF THE ECOSYSTEM WILL NOT BE PUT IN DANGER.
AT THE END OF THE ACTIVITIES IN THE MINE AREA, WE WILL PROCEED TO REMEDIATE THE AREA PLANTING NATIVE VEGETATION, THUS, MITIGATING THE IMPACT ON THE SOIL AND TERRAIN.
THE EMISSIONS TO THE ATMOSPHERE ARE NOT SIGNIFICANT. ALSO, BECAUSE THE OPERATIONS ARE OF THE TYPE OF AN OPEN-PIT MINE. REGARDING NOISE, IT WILL BE PRODUCED IN THE MINE AND THE STORAGE PAD, COMING FROM THE OPERATION AREA.
ORGANIC SANITARY WASTE THAT WILL BE GENERATED WILL BE DEPOSITED IN THE SEPTIC TANKS THAT WILL BE BUILT OR PORTABLE TOILETS. COMMON TRASH WILL BE SENT TO THE MUNICIPAL DUMP IN URES, SONORA. IT WILL NOT BE ALTERED BY THE GENERATIONS OF THE PROJECT.

V.2.3. Identification and characterization of the impacts.
Once the effects in the environmental system are identified, we will proceed to identify and characterize the impacts. For this, we have to consider, for example, qualitative and quantitative estimates that were made before.

5

CHART OF IDENTIFICATION AND CHARACTERIZATION OF ENVIRONMENTAL IMPACT
“URES” PROJECT
URES, SONORA

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
PREPARATION OF THE SITE OPEN PIT AREA (MINING LOT)
1. REMOVAL OF VEGETATION SPECIES	A	5	P	R	YES	M
2. MIGRATION OF WILDLIFE	A	5	P	I	YES	M
3. GENERATION OF NOISE	A	2	T	R	YES	P
4. GENERATION OF DUST AND COMBUSTION GASES	A	2	T	R	YES	P
5. MODIFICATION OF THE LANDSCAPE	A	5	P	I	YES	M
6. PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M
7. GENERATION OF JOBS	B	7	T	R	YES	M
8. ACQUISITION OF SUPPLIES	B	10	T	R	YES	M

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
TRANSPORTATION OF EQUIPMENT OPEN PIT AND PAD AREAS TEMPORARY STORAGE
1. MIGRATION OF WILDLIFE	A	5	P	R	YES	M
2. GENERATION OF NOISE	A	1	T	R	YES	P
3. GENERATION OF DUST AND COMBUSTION GASES	A	1	T	R	YES	P
4. PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M
5. GENERATION OF JOBS	B	7	T	R	YES	M
6. ACQUISITION OF SUPPLIES	B	10	T	R	YES	M

NOTE: IMPACT DUE TO DEMAND OF HOUSING FOR THE WORKERS IS NOT CONSIDERED BECAUSE IT IS NOT SIGNIFICANT.

SUMMARY OF ENVIRONMENTAL IMPACT

ADVERSE = 8, AVERAGE MAGNITUDE = 3.25 (IT IS CONSIDERED SEVERE)
BENEFICIAL = 6, AVERAGE MAGNITUDE = 9.000 (IT IS CONSIDERED VERY GOOD)
PERMANENT = 4, TEMPORARY = 10
REVERSIBLE = 12, IRREVERSIBLE = 2

5

CHART OF IDENTIFICATION AND CHARACTERIZATION OF ENVIRONMENTAL IMPACT
“URES” PROJECT
URES, SONORA

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
INSTALLATION OF THE MINE EQUIPMENT
1. GENERATION OF NOISE	A	2	T	R	YES	P
2. GENERATION OF DUST AND COMBUSTION GASES	A	1	T	R	YES	P
3. MODIFICATION OF THE LANDSCAPE	A	3	T	R	YES	P
4. USE OF NATURAL RESOURCES	A	1	T	R	YES	N
5. USE OF WATER (DOMESTIC AND SANITARY)	A	1	T	R	YES	P
6. GENERATION OF JOBS	B	7	T	R	YES	P
7. GENERATION OF DOMESTIC AND CONSTRUCTION WASTE	A	1	T	R	YES	P
8. PURCHASE OF FUELS AND LUBRICANTS	B	8	T	R	YES	P
9. GENERATION OF OIL AND LUBRICANT WASTES AS WELL AS CONSTRUCTION WASTE	A	2	T	R	YES	M
10.PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M

NOTE: IMPACT DUE TO DEMAND OF HOUSING FOR THE WORKERS IS NOT CONSIDERED BECAUSE IT IS NOT SIGNIFICANT.

SUMMARY OF ENVIRONMENTAL IMPACT

ADVERSE = 7, AVERAGE MAGNITUDE = 1.57 (IT IS CONSIDERED BETWEEN SLIGHT AND SEVERE)
BENEFICIAL = 3, AVERAGE MAGNITUDE = 8.33 (IT IS CONSIDERED BETWEEN GOOD AND VERY GOOD)
PERMANENT = 0, TEMPORARY = 10
REVERSIBLE = 10, IRREVERSIBLE = 0

5

CHART OF IDENTIFICATION AND CHARACTERIZATION OF ENVIRONMENTAL IMPACT
“URES” PROJECT
URES, SONORA

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
MINE OPERATION
1. MIGRATION OF WILDLIFE	A	3	P	R	YES	M
2. GENERATION OF NOISE	A	2	T	R	YES	P
3. GENERATION OF DUST AND COMBUSTION GASES	A	2	T	R	YES	P
4. SOIL EROSION	A	3	P	I	YES	M
5. MODIFICATION OF THE LANDSCAPE	A	4	T	R	YES	M
6. USE OF NATURAL RESOURCES	A	5	T	I	YES	M
7. USE OF WATER (DOMESTIC AND SANITARY)	A	1	T	R	YES	P
8. GENERATION OF JOBS	B	7	P	R	NO	P
9. PURCHASE OF SUPPLIES REQUIRED IN THE OPERATION	B	9	P	R	N0	M
10. GENERATION OF DOMESTIC WASTE	A	1	P	R	YES	P
11. PURCHASE OF FUELS AND LUBRICANTS	B	9	P	R	YES	M
12. GENERATION OF OIL AND LUBRICANT WASTES AS WELL AS CONSTRUCTION WASTE	A	1	P	R	YES	M
13. EFFECT ON LOCAL AND REGIONAL ECONOMY	B	9	P	I	YES	M
14.PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M

NOTE: IMPACT DUE TO DEMAND OF HOUSING FOR THE WORKERS IS NOT CONSIDERED BECAUSE IT IS NOT SIGNIFICANT.

SUMMARY OF ENVIRONMENTAL IMPACT

ADVERSE = 9, AVERAGE MAGNITUDE = 2.440 (IT IS CONSIDERED BETWEEN SLIGHT AND SEVERE)
BENEFICIAL = 5, AVERAGE MAGNITUDE = 8.800 (IT IS CONSIDERED BETWEEN GOOD AND VERY GOOD)
PERMANENT = 8, TEMPORARY = 6
REVERSIBLE = 11, IRREVERSIBLE = 3

5

CHART OF IDENTIFICATION AND CHARACTERIZATION OF ENVIRONMENTAL IMPACT
“URES” PROJECT
URES, SONORA

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
PREPARATION OF THE SITE PROCESSING PLANT (MINING LOT)
1. REMOVAL OF VEGETATION SPECIES	A	5	P	R	YES	M
2. MIGRATION OF WILDLIFE	A	5	P	I	YES	M
3. GENERATION OF NOISE	A	3	T	R	YES	P
4. GENERATION OF DUST AND COMBUSTION GASES	A	2	T	R	YES	P
5. MODIFICATION OF THE LANDSCAPE	A	4	P	I	YES	M
6. PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
TRANSPORTATION OF EQUIPMENT PROCESSING PLANT
1. MIGRATION OF WILDLIFE	A	3	P	R	YES	M
2. GENERATION OF NOISE	A	1	T	R	YES	P
3. GENERATION OF DUST AND COMBUSTION GASES	A	1	T	R	YES	P
4. PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M

NOTE: IMPACT DUE TO DEMAND OF HOUSING FOR THE WORKERS IS NOT CONSIDERED BECAUSE IT IS NOT SIGNIFICANT.

SUMMARY OF ENVIRONMENTAL IMPACT

ADVERSE = 6, AVERAGE MAGNITUDE = 2.00 (IT IS CONSIDERED SLIGHT)
BENEFICIAL = 9, AVERAGE MAGNITUDE = 9.11 (IT IS CONSIDERED BETWEEN VERY GOOD AND EXCELLENT)
PERMANENT = 5, TEMPORARY = 10
REVERSIBLE = 9, IRREVERSIBLE = 6

5

CHART OF IDENTIFICATION AND CHARACTERIZATION OF ENVIRONMENTAL IMPACT
“URES” PROJECT
URES, SONORA

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
INSTALLATION OF THE EQUIPMENT IN THE PROCESSING PLANT
1. GENERATION OF NOISE	A	2	T	R	YES	P
2. GENERATION OF DUST AND COMBUSTION GASES	A	1	T	R	YES	P
3. MODIFICATION OF THE LANDSCAPE	A	4	T	R	YES	P
4. USE OF NATURAL RESOURCES	A	1	T	R	YES	N
5. USE OF WATER (DOMESTIC AND SANITARY)	A	1	T	R	YES	P
6. GENERATION OF JOBS	B	7	T	R	YES	P
7. GENERATION OF DOMESTIC AND CONSTRUCTION WASTE	A	1	T	R	YES	P
8. PURCHASE OF FUELS AND LUBRICANTS	B	8	T	R	YES	P
9. GENERATION OF OIL AND LUBRICANT WASTES AS WELL AS CONSTRUCTION WASTE	A	2	T	R	YES	M
10.PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M

NOTE: IMPACT DUE TO DEMAND OF HOUSING FOR THE WORKERS IS NOT CONSIDERED BECAUSE IT IS NOT SIGNIFICANT.

SUMMARY OF ENVIRONMENTAL IMPACT

ADVERSE = 7, AVERAGE MAGNITUDE = 1. 147 (IT IS CONSIDERED BETWEEN SLIGHT AND SEVERE)
BENEFICIAL = 3, AVERAGE MAGNITUDE = 8.33 (IT IS CONSIDERED BETWEEN GOOD AND VERY GOOD)
PERMANENT = 0, TEMPORARY = 10
REVERSIBLE = 10, IRREVERSIBLE = 0

5

CHART OF IDENTIFICATION AND CHARACTERIZATION OF ENVIRONMENTAL IMPACT
“URES” PROJECT
URES, SONORA

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
OPERATION IN THE PROCESSING PLANT
1. MIGRATION OF WILDLIFE	A	1	P	R	YES	M
2. GENERATION OF NOISE	A	2	T	R	YES	P
3. GENERATION OF DUST AND COMBUSTION GASES	A	2	T	R	YES	P
4. SOIL EROSION	A	1	P	I	YES	M
5. MODIFICATION OF THE LANDSCAPE	A	3	T	R	YES	M
6. USE OF NATURAL RESOURCES	A	3	T	I	YES	M
7. USE OF WATER (DOMESTIC AND SANITARY)	A	1	T	R	YES	P
8. GENERATION OF JOBS	B	7	P	R	NO	P
9. PURCHASE OF SUPPLIES REQUIRED IN THE OPERATION	B	9	P	R	N0	M
10. GENERATION OF DOMESTIC WASTE	A	1	P	R	YES	P
11. PURCHASE OF FUELS AND LUBRICANTS	B	9	P	R	YES	M
12. GENERATION OF OIL AND LUBRICANT WASTES	A	1	P	R	YES	M
13. EFFECT ON LOCAL AND REGIONAL ECONOMY	B	9	P	I	YES	M
14.PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M

NOTE: IMPACT DUE TO DEMAND OF HOUSING FOR THE WORKERS IS NOT CONSIDERED BECAUSE IT IS NOT SIGNIFICANT.

SUMMARY OF ENVIRONMENTAL IMPACT

ADVERSE = 8, AVERAGE MAGNITUDE = 1.875 (IT IS CONSIDERED BETWEEN NEGLIGIBLE AND SLIGHT)
BENEFICIAL = 2, AVERAGE MAGNITUDE = 10.000 (IT IS CONSIDERED EXCELLENT)
PERMANENT = 4, TEMPORARY = 6
REVERSIBLE = 8, IRREVERSIBLE = 2

5

CHART OF IDENTIFICATION AND CHARACTERIZATION OF ENVIRONMENTAL IMPACT
“URES” PROJECT
URES, SONORA

PROJECT ACTIVITIES	NATURE OF THE IMPACT	MAGNITUDE	DURATION	REVERSIBILITY	CORRECTIVE MEASURES	IMPORTANCE
ABANDONMENT STAGE MINE AND PROCESSING PLANT
1. MIGRATION OF WILDLIFE	B	10	P	R	YES	M
2. GENERATION OF NOISE	A	3	T	R	YES	P
3. GENERATION OF DUST AND COMBUSTION GASES	A	2	T	R	YES	P
4. SOIL EROSION	A	3	P	I	YES	M
5. MODIFICATION OF THE LANDSCAPE	B	10	T	R	YES	M
6. USE OF NATURAL RESOURCES	B	9	T	I	YES	M
7. USE OF WATER (DOMESTIC AND SANITARY)	A	1	T	R	YES	P
8. GENERATION OF JOBS	B	7	P	R	NO	P
9. PURCHASE OF SUPPLIES REQUIRED IN THE ABANDONMENT	B	8	P	R	N0	M
10. GENERATION OF DOMESTIC WASTE	A	1	P	R	YES	P
11. PURCHASE OF FUELS AND LUBRICANTS	B	8	P	R	YES	M
12. GENERATION OF OIL AND LUBRICANT WASTES	A	2	P	R	YES	M
13. REPLANTING OF SPECIES OF REGIONAL VEGETATION	B	10	P	I	YES	M
14. REMOVAL OF EQUIPMENT AND MACHINERY	B	10	P	I	YES	M
15.PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	B	10	T	R	YES	M

NOTE: IMPACT DUE TO DEMAND OF HOUSING FOR THE WORKERS IS NOT CONSIDERED BECAUSE IT IS NOT SIGNIFICANT.

SUMMARY OF ENVIRONMENTAL IMPACT

ADVERSE = 9, AVERAGE MAGNITUDE = 2.667 (IT IS CONSIDERED BETWEEN SLIGHT AND SEVERE)
BENEFICIAL = 5, AVERAGE MAGNITUDE = 8.000 (IT IS CONSIDERED GOOD)
PERMANENT = 8, TEMPORARY = 6
REVERSIBLE = 11, IRREVERSIBLE = 3

5

PREPARATION OF THE SITE:
STAGE OF OPERATION OF THE SITE (MINE AND PROCESSING PLANT)

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
REMOVAL OF VEGETATION SPECIES	ADVERSE
THE TRANSPLANT OF VEGETATION WITH SPECIAL STATUS OF PROTECTION ACCORDING TO NOM-059-SEMARNAT-2001.
THE CREATION OF AN AREA TO RESCUE VEGETATION SPECIES IS CONSIDERED, IN A SURFACE OF 0.2 HECTARES IN EVERY SITE TO CLEAR AND LEVEL, WHERE THEY WILL RECEIVE IRRIGATION AND FERTILIZATION IN ORDER TO PRESERVE THE VARIOUS SPECIES OF REGIONAL VEGETATION, OBSERVING THE ADAPTABILITY OF OTHER SPECIES AS WELL AS THE GROWTH SPEED BEFORE THE NEW CONDITIONS OF TYPE OF SOIL IN THE AREAS TO RESTITUTE. ALL OF THIS WILL BE DONE DURING THE PROPER TIMES TO TRANSPLANT OF VEGETATION.
AT THE END OF THE PROJECT, THE AREA WILL BE FAVORED WITH THESE ACTIONS
WILDLIFE MIGRATION	ADVERSE
ZONES WITHOUT ANY AFFECTATION WILL BE LEFT TO BE USED AS REFUGE AND MATING PLACES.
TO AVOID THAT SOME SPECIES OF WILDLIFE ARE INTRODUCED IN THE SITE OF THE PROJECT, WE ARE CONSIDERING THE INSTALLATION OF A PROTECTION FENCE.
AT THE END OF THE PROJECT, WILDLIFE WILL RETURN TO ITS ORIGINAL ENVIRONMENT
GENERATION OF NOISE	ADVERSE	IN ORDER TO MINIMIZE THE NOISE PRODUCED BY THE OPERATION EQUIPMENT, AN STRICT PROGRAM OF PREVENTIVE AND CORRECTIVE MAINTENANCE WILL BE IMPLEMENTED.	THIS IMPACT IS TEMPORARY AND COMPLETELY CONTROLLABLE
GENERATION OF DUST AND COMBUSTION GASES	ADVERSE
TO REDUCE THE EFFECT OF THE DUST ON THE ACCESS ROADS TO THE AREA OF THE PROJECT, CONSTANT MAINTENANCE WILL BE PROVIDED.
WITH RELATION TO THE EMISSION OF COMBUSTION GASES FROM MACHINERY AND EQUIPMENT, PREVENTIVE AND CORRECTIVE MAINTENANCE WILL BE PROVIDED BEFORE ENTERING INTO THE PROJECT’S ZONE, AS WELL AS DURING THE OPERATION OF THE PROJECT. ON A REGULAR BASIS, ITS AGREEMENT WITH THE OFFICIAL MEXICAN STANDARDS THAT REGULATE THIS TYPE OF PROJECT WILL BE MONITORED.
CORRECTIVE AND PREVENTIVE MEASURE NECESSARY WILL BE APPLIED, ACCORDING TO THE NOM IN EFFECT
MODIFICATION OF THE LANDSCAPE	ADVERSE
THE AREA OR SURFACE OF THE LAND SHALL BE KEPT IN THE ORIGINAL CONDITIONS, WHERE THE MINING ACTIVITIES WILL TAKE PLACE INCLUDING THE SEGREGATED AREAS SHALL BEGIN A REFORESTATION PROGRAM
REGARDING MIGRATION OF WILDLIFE, THERE WILL BE LEFT SOME ZONES WITHOUT AFFECTATION SO THEY CAN SERVE AS REFUGE AND MATING PLACES.
THE USE OF HERBICIDES TO CONTROL VEGETABLE SPECIES WILL NOT BE ALLOWED; EITHER BURNING OF VEGETABLE SPECIES.
RAISE AWARENESS OF THE WORKERS REGARDING THE PROHIBITION OF HUNTING AND TRAFFIC OF VEGETATION; THEY SHOULD BE INFORMED ABOUT PENALTIES IN CASE THEY DO NOT RESPECT THIS PROHIBITION.
AT THE END OF THE PROJECT, THE AREA WILL BE FAVORED WITH THESE ACTIONS. THIS IMPACT IS COMPLETELY REVERSIBLE.
PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	BENEFICIAL
PREVENTIVE AND CORRECTIVE MAINTENANCE WILL BE PROVIDED BEFORE ENTERING INTO THE PROJECT’S ZONE, AS WELL AS DURING THE OPERATION OF THE PROJECT. ON A REGULAR BASIS, ITS AGREEMENT WITH THE OFFICIAL MEXICAN STANDARDS THAT REGULATE THIS TYPE OF PROJECT WILL BE MONITORED.
THIS WILL HELP TO MITIGATE EMISSION OF DUST AND NOISE AND POLLUTION.

5

STAGE OF TRANSPORTATION OF EQUIPMENT (EXTRACTION AREA AND TEMPORARY STORAGE)

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
WILDLIFE MIGRATION	ADVERSE	TO AVOID THAT SOME WILDLIFE SPECIES ARE INTRODUCED TO THE PROJECT’S SITE, A PROTECTION FENCE WILL BE INSTALLED. ZONES WITHOUT AFFECTATION WILL BE LEFT TO BE USED A REFUGE AND MATING PLACES.	AT THE END OF THE PROJECT, WILDLIFE WILL RETURN TO ITS ORIGINAL ENVIRONMENT
GENERATION OF NOISE	ADVERSE
THE OPERATION OF MINING OF MATERIAL IN THE MINES WILL BE MADE AT CERTAIN TIME INTERVALS WITH ENOUGH TIME IN BETWEEN TO AVOID THE EXCESSIVE AND CONTINUOUS EXPOSITION TO THE NOISE.
IN ORDER TO MINIMIZE THE NOISE PRODUCED BY THE EQUIPMENT A STRICT PREVENTIVE AND CORRECTIVE MAINTENANCE PROGRAM WILL BE IMPLEMENTED.
THIS IMPACT IS TEMPORARY AND COMPLETELY CONTROLLABLE.
GENERATION OF DUST AND COMBUSTION GASES	ADVERSE
IN THE PROCESSING AREA, THE EMISSION OF SUSPENDED PARTICLES IN THE AIR WILL BE AVOIDED.
HAULING OF MATERIAL BETWEEN THE MINING PROPERTY AND THE PROCESSING PLANT WILL BE MONITORED IN ORDER TO AVOID LEAKS DURING THIS ROUTE, EVEN IN SHORT DISTANCES.
NECESSARY CORRECTIVE AND PREVENTIVE MEASURES PURSUANT TO THE NOM IN EFFECT WILL BE APPLIED.
PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	BENEFICIAL
PREVENTIVE AND CORRECTIVE MAINTENANCE WILL BE PROVIDED BEFORE ENTERING INTO THE PROJECT’S ZONE, AS WELL AS DURING THE OPERATION OF THE PROJECT. ON A REGULAR BASIS, ITS AGREEMENT WITH THE OFFICIAL MEXICAN STANDARDS THAT REGULATE THIS TYPE OF PROJECT WILL BE MONITORED.
WORKERS WILL HAVE THE PERSONAL PROTECTIVE EQUIPMENT PROPER FOR THE WORK AREA.
THIS WILL HELP TO MITIGATE EMISSION OF DUST AND NOISE AND POLLUTION.

INSTALLATION STAGE OF THE EQUIPMENT IN THE MINING AND PROCESSING AREAS

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
GENERATION OF NOISE AND USE OF EXPLOSIVES	ADVERSE
IN ORDER TO MINIMIZE THE NOISE PRODUCED BY THE OPERATION EQUIPMENT, A STRICT PREVENTIVE AND CORRECTIVE MAINTENANCE PROGRAM WILL BE IMPLEMENTED. THE DETONATIONS OF THE EXPLOSIVES WILL BE MADE TWICE PER MONTH AND WILL BE SUPERVISED BY PROFESSIONALS IN THE FIELD.
THIS IMPACT IS TEMPORARY AND COMPLETELY CONTROLLABLE
GENERATION OF DUST AND COMBUSTION GASES	ADVERSE
IN THE PROCESSING AREA, THE EMISSION OF PARTICLES SUSPENDED IN THE AIR WILL BE AVOIDED.
HAULING OF MATERIAL BETWEEN THE MINING PROPERTY AND THE PROCESSING PLANT WILL BE MONITORED IN ORDER TO AVOID LEAKS DURING THIS ROUTE, EVEN IN SHORT DISTANCES
NECESSARY CORRECTIVE AND PREVENTIVE MEASURES PURSUANT TO THE NOM IN EFFECT WILL BE APPLIED
MODIFICATION OF THE LANDSCAPE	ADVERSE
DURING THE FORMER STAGES THE LANDSCAPE WILL BE ALREADY TRANSFORMED. THE MODIFICATION AT THE END OF THE PROJECT WILL BENEFIT FROM THE REFORESTATION PROGRAM THAT WILL BE IMPLEMENTED WITH THE NATIVE VEGETATION SPECIES THAT WERE RESCUED AND/OR ADAPTATIVE SPECIES.
AT THE END OF THE PROJECT, THE AREA WILL BE FAVORED WITH THESE ACTIONS. THIS IMPACT IS COMPLETELY REVERSIBLE

5

CONTINUATION:

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
USE OF NATURAL RESOURCES	ADVERSE	MITIGATION MEASURES THAT ARE DESCRIBED IN EVERY PARTICULAR CASE SUCH AS WATER AND MINERALS WILL BE IMPLEMENTED.	PARTICULAR ACTIONS ARE ALREADY CONSIDERED.
USE OF WATER (DOMESTIC AND SANITARY)	ADVERSE	IN THIS ITEM, A VERY LOW CONSUMPTION OF WATER IS CONSIDERED, THUS WE DO NOT CONSIDER THERE WILL BE LACK OF WATER IN THE WATER INTAKES.	THIS IMPACT IS ALMOST NIL DUE TO THE LOW CONSUMPTION OF WATER.
GENERATION OF JOBS	BENEFICIAL	EVENTUALLY, PERSONNEL WILL WORK IN THE VARIOUS STAGES, WITHOUT QUANTIFYING THE NUMBER OF QUALIFIED AND NOT QUALIFIED PERSONNEL IN ORDER TO SUPPORT THE ACTIVITIES.	THIS IMPACT WILL BENEFIT THE INHABITANTS OF THE PLACE, SINCE THERE ARE NO OTHER SOURCES OF JOBS, CONSIDERING BEFORE ANYTHING ELSE THAT THE INHABITANTS REMAIN IN THE AREA.
GENERATION OF DOMESTIC AND CONSTRUCTION WASTE	ADVERSE
DURING THE OPERATION OF THE PROJECT DOMESTIC SOLID WASTE (NON HAZARDOUS) WILL BE DEPOSITED IN PROPER CONTAINERS IN STRATEGIC PLACES TO DISPOSE OF THEM IN THE MUNICIPAL DUMP SITE OF THE MUNICIPALITY OF URES.
DUE TO THE NATURE OF THE PROJECT, WE DO NOT CONSIDER ANY RESIDUAL IMPACT.
PURCHASE OF FUELS AND LUBRICANTS	BENEFICIAL
DIESEL IS THE FUEL TO BE USED, WHICH WILL BE STORED IN PROPER CONTAINERS. IT WILL BE TRANSPORTED IN TANK TRUCKS SPECIALIZED IN TRANSPORTING THIS TYPE OF FUEL, WHICH WILL BE DIRECTLY DISCHARGED IN THE PROPER MACHINERY AND EQUIPMENT. APPROXIMATELY, 300 LITERS WILL BE USED PER DAY.
GIVEN THE ESTIMATED CONSUMPTION IN THE PROJECT, THERE WILL BE NO LACK OF THIS PRODUCT IN THE TOWN; IN ADDITION TO ITS ECONOMIC IMPACT.
GENERATION OF OIL AND LUBRICANTS AND CONSTRUCTION WASTES	ADVERSE
THE MAINTENANCE AND/OR REPAIR OF THE MACHINERY AND EQUIPMENT WILL BE DONE IN ONE PLACE EXCLUSIVELY, EXPRESSLY SELECTED, WHICH WILL INCLUDE AN AREA DULY WATERPROOFED AND EQUIPPED FOR THE COLLECTION OF GREASE AND LUBRICANTS WASTES. THESE WILL BE STORED IN CONTAINERS WITH LID AND LABELED, WHICH WILL BE SENT TO THEIR FINAL DISPOSITION BY A COMPANY WITH THIS SPECIALTY.
THE OIL SUPPLIER WILL BE IN CHARGE OF DISPOSING THE OIL AND GREASE IN AUTHORIZED CONFINEMENT CENTERS.
PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	BENEFICIAL
A PREVENTIVE AND CORRECTIVE MAINTENANCE WILL BE MADE BEFORE ENTERING INTO THE PROJECT’S ZONE, AS WELL AS DURING THE OPERATION OF THE PROJECT. THE MAINTENANCE WILL BE REGULARLY MONITORED TO SEE IT AGREES WITH THE OFFICIAL MEXICAN STANDARDS THAT REGULATES IT.
THESE ACTIONS WILL HELP TO DEVELOP A CLEANER AND TIDIER ENVIRONMENT AND WILL BE UNDER THE PROGRAM OF ENVIRONMENTAL SURVEILLANCE AND ITS THOROUGH COMPLIANCE.

5

STAGE OF OPERATION IN THE MINE AND IN THE PROCESSING PLANT

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
MIGRATION OF FAUNA	ADVERSE	RESPECT TO THE MIGRATION OF WILDLIFE SPECIES, THERE WILL BE SOME ZONES SAVED FOR SAFEGUARDING AND THAT CAN BECOME REFUGE AND MATING PLACES.	AT THE END OF THE PROJECT, WILDLIFE WILL RETURN TO HIS ORIGINAL ENVIRONMENT.
GENERATION OF NOISE AND USE OF EXPLOSIVES	ADVERSE
IN ORDER TO MINIMIZE THE NOISE PRODUCED BY THE OPERATION EQUIPMENT, A STRICT PREVENTIVE AND CORRECTIVE MAINTENANCE PROGRAM WILL BE IMPLEMENTED. THE MACHINERY TO USE WILL BE EQUIPPED WITH NOISE CUSHIONING DEVICES; ADDITIONALLY, THE PERSONNEL WILL HAVE PROTECTION IN THE AREA OF OPERATION OF THE PROCESSING PLANT, AS WELL AS OPERATORS OF HEAVY MACHINERY. THE DETONATION OF EXPLOSIVES WILL BE PERFORMED EVERY 15 DAYS AND WILL BE CONTROLLED AND SUFFICIENTLY SPACED FOR A BETTER CONTROL OF THOSE DETONATIONS.
THIS IMPACT IS TEMPORARY AND COMPLETELY CONTROLLABLE.
GENERATION OF DUST AND COMBUSTION GASES	ADVERSE
A PREVENTIVE MAINTENANCE PROGRAM IS GOING TO BE IMPLEMENTED IN ORDER TO AVOID THE EMISSION OF COMBUSTION GASES DUE TO LACK OF MAINTENANCE. IN CASE OF GENERATION OF DUST IN THE ACCESS ROADS, WATER (PROCESS WATER) IRRIGATION WILL CONTINUE IN ORDER TO MITIGATE THE POLLUTION. IT IS ANTICIPATED THAT PERSONNEL WILL USE PERSONAL PROTECTION EQUIPMENT AT ALL TIMES.
NECESSARY CORRECTIVE AND PREVENTIVE MEASURES WILL BE IMPLEMENTED ACCORDING TO THE NOMs IN EFFECT.
SOIL EROSION	ADVERSE
GIVEN THE SCALE, AND IN GENERAL THE NIL EXISTENCE OF SOIL LAYER, IN THE AREA OF INSTALLATION OF THE PROCESSING PLANT IT WILL BE PROCEEDED TO RECOVER MOST PART OF THAT LAYER FOR ITS LATER USE IN THE RESTORATION ACTIVITIES OF THE SITE. IN THIS STAGE IS NOT NECESSARY TO CLEAR THE LAND.
AT THE END OF THE ACTIVITIES IN THE DUNES, NATIVE VEGETATION WILL BE PLANTED, THUS THE IMPACT ON SOIL AND TERRAIN WILL BE MITIGATED.
A PROGRAM OF PREVENTION AND RECOVERY OF SOIL WILL BE IMPLEMENTED, PREVIOUSLY HAVING THE AUTHORIZATION OR APPROVAL FROM SEMARNAT.
MODIFICATION OF THE LANDSCAPE	ADVERSE
DURING THE FORMER STAGES, THE LANDSCAPE WILL BE TRANSFORMED. THE MODIFICATION AT THE END OF THE PROJECT WILL BE BENEFITED BY THE REFORESTATION PROGRAM THAT WILL BE IMPLEMENTED WITH RESCUED NATIVE SPECIES OF VEGETATION AND/OR ADAPTATIVE SPECIES.
AT THE END OF THE PROJECT, THE AREA WILL BE FAVORED WITH THESE ACTIONS. THIS IMPACT IS TOTALLY REVERSIBLE.
USE OF NATURAL RESOURCES	ADVERSE	MITIGATION MEASURES WILL BE IMPLEMENTED, AS DESCRIBED IN EVERY CASE SUCH AS WATER AND MINERALS.	THE ACTIONS TO IMPLEMENT ARE ALREADY SET OUT.
USE OF WATER (DOMESTIC AND SANITARY)	ADVERSE	THE CONSUMPTION IS GOING TO BE VERY LOW FOR THIS ITEM, THUS, IT IS CONSIDERED THAT THE USE OF WATER WILL NOT CAUSE ANY PROBLEM REGARDING SUPPLY IN THE WATER INTAKES.	THIS IMPACT IS ALMOST NIL DUE TO THE LOW CONSUMPTION OF WATER THAT THE PROJECT WILL HAVE.

5

CONTINUATION:

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
GENERATION OF JOBS	BENEFICIAL	EVENTUALLY, PERSONNEL WILL WORK IN THE VARIOUS STAGES, WITHOUT QUANTIFYING THE NUMBER OF QUALIFIED AND NOT QUALIFIED PERSONNEL IN ORDER TO SUPPORT THE ACTIVITIES.	THIS IMPACT WILL BENEFIT THE INHABITANTS OF THE PLACE, SINCE THERE ARE NO OTHER SOURCES OF JOBS, CONSIDERING BEFORE ANYTHING ELSE THE INHABITANTS REMAIN IN THE AREA.
PURCHASE OF SUPPLIES REQUIRED IN THE OPERATION	BENEFICIAL	PURCHASE WILL BE DONE IN THE MUNICIPALITY OF URES, SONORA.	GIVEN THE ESTIMATED CONSUMPTION IN THE PROJECT THIS WILL NOT CAUSE ANY LACK OF SUPPLY IN URES AND WILL GENERATE ECONOMIC DISTRIBUTION IN THE PROJECT’S ZONE.
GENERATION OF DOMESTIC WASTE	ADVERSE	DURING THE OPERATION OF THE PROJECT DOMESTIC SOLID RESIDUES (NON HAZARDOUS) WILL BE DEPOSITED IN PROPER CONTAINERS IN STRATEGIC PLACES TO DISPOSE OF THEM IN THE MUNICIPAL DUMP SITE OF URES, SONORA.	DUE TO THE AMOUNT OF WASTE TO GENERATE THIS IMPACT IS NOT RELEVANT
PURCHASE OF FUELS AND LUBRICANTS	BENEFICIAL
DIESEL IS THE FUEL TO BE USED, WHICH WILL BE STORED IN PROPER CONTAINERS. IT WILL BE TRANSPORTED IN TANK TRUCKS SPECIALIZED IN TRANSPORTING THIS TYPE OF FUEL, WHICH WILL BE DIRECTLY DISCHARGED IN THE PROPER MACHINERY AND EQUIPMENT. APPROXIMATELY, 300 LITERS WILL BE USED PER DAY.
GIVEN THE ESTIMATED CONSUMPTION IN THE PROJECT, THERE WILL BE NO LACK OF THIS PRODUCT IN THE TOWN; IN ADDITION TO ITS ECONOMIC IMPACT.
GENERATION OF OIL AND LUBRICANT WASTES	ADVERSE
THE MAINTENANCE AND/OR REPAIR OF THE MACHINERY AND EQUIPMENT WILL BE DONE IN ONE PLACE EXCLUSIVELY, EXPRESSLY SELECTED, WHICH WILL INCLUDE AN AREA DULY WATERPROOFED AND EQUIPPED FOR THE COLLECTION OF GREASE AND LUBRICANTS WASTES. THESE WILL BE STORED IN CONTAINERS WITH LID AND LABELED, WHICH WILL BE SENT TO THEIR FINAL DISPOSITION BY A COMPANY WITH THIS SPECIALTY.
THE OIL SUPPLIER WILL BE IN CHARGE OF DISPOSING THE OIL AND GREASE IN AUTHORIZED CONFINEMENT CENTERS.
EFFECT ON THE LOCAL AND REGIONAL ECONOMY	BENEFICIAL
THIS PROJECT WILL PROVIDE ECONOMICAL DISTRIBUTION AND WELLBEING IN THE QUALITY OF LIFE OF PEOPLE LIVING AROUND THE PROJECT, DUE TO GENERATION OF JOBS, AND PURCHASE OF SUPPLIES, FROM THE MINING INDUSTRY INSTALLED IN THE AREA.
THIS IMPACT WILL BENEFIT THE INHABITANTS OF THE PLACE, SINCE THERE ARE NO OTHER SOURCES OF JOBS, CONSIDERING BEFORE ANYTHING ELSE THAT THE INHABITANTS REMAIN IN THE AREA.

CONTINUATION:

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	BENEFICIAL
A PREVENTIVE MAINTENANCE PROGRAM WILL BE IMPLEMENTED IN ORDER TO PREVENT THE EMISSION OF COMBUSTION GASES DUE TO LACK OF MAINTENANCE.
PREVENTIVE AND CORRECTIVE MAINTENANCE BEFORE ENTERING TO THE PROJECT’S ZONE, AS WELL AS DURING THE OPERATION OF THE PROJECT. THE MAINTENANCE WILL BE REGULARLY MONITORED TO SEE IT AGREES WITH THE OFFICIAL MEXICAN STANDARDS THAT REGULATES IT.
THESE ACTIONS WILL HELP TO DEVELOP A CLEANER AND TIDIER ENVIRONMENT AND WILL BE UNDER THE PROGRAM OF ENVIRONMENTAL SURVEILLANCE AND ITS THOROUGH COMPLIANCE.

5

ABANDONMENT STAGE (MINE AND PROCESSING PLANT)

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
MIGRATION OF FAUNA	BENEFICIAL	AFTER THE GRASS COVER IS RESTORED, THE WILDLIFE WILL MIGRATE AGAIN TO THE ZONE IN ORDER TO CREATED REPRODUCTION NESTS.	AT THE END OF THE PROJECT, WILDLIFE WILL RETURN TO HIS ORIGINAL ENVIRONMENT.
GENERATION OF NOISE	ADVERSE	IN ORDER TO MINIMIZE THE NOISE PRODUCED BY THE OPERATION EQUIPMENT, A STRICT PREVENTIVE AND CORRECTIVE MAINTENANCE PROGRAM WILL BE IMPLEMENTED.	THIS IMPACT IS TEMPORARY AND COMPLETELY CONTROLLABLE.
GENERATION OF DUST AND COMBUSTION GASES	ADVERSE
EQUIPMENT AND MACHINERY TO USE BEFORE ENTERING INTO THE PROJECT WILL RECEIVE PREVENTIVE AND CORRECTIVE MAINTENANCE IN ORDER TO AVOID THE UNNECESSARY EMISSION OF COMBUSTION GASES. ACCESS ROADS WILL RECEIVE CONSTANT MAINTENANCE IN ORDER TO AVOID DUST CONTAMINATION.
NECESSARY CORRECTIVE AND PREVENTIVE MEASURES WILL BE IMPLEMENTED ACCORDING TO THE NOMs IN EFFECT.
SOIL EROSION	ADVERSE
GIVEN THE SCALE, AND IN GENERAL THE NIL EXISTENCE OF SOIL LAYER, IN THE AREA OF INSTALLATION OF THE PROCESSING PLANT IT WILL BE PROCEEDED TO RECOVER MOST PART OF THAT LAYER FOR ITS LATER USE IN THE RESTORATION ACTIVITIES OF THE SITE. IN THIS STAGE IS NOT NECESSARY TO CLEAR THE LAND.
AT THE END OF THE ACTIVITIES, NATIVE VEGETATION WILL BE PLANTED, THUS THE IMPACT ON SOIL AND TERRAIN WILL BE MITIGATED.
A PROGRAM OF PREVENTION AND RECOVERY OF SOIL WILL BE IMPLEMENTED, PREVIOUSLY HAVING THE AUTHORIZATION OR APPROVAL FROM SEMARNAT.
MODIFICATION OF THE LANDSCAPE	ADVERSE
DURING THE FORMER STAGES, THE LANDSCAPE WILL BE TRANSFORMED. THE MODIFICATION AT THE END OF THE PROJECT WILL BE BENEFITED BY THE REFORESTATION PROGRAM THAT WILL BE IMPLEMENTED WITH RESCUED NATIVE SPECIES OF VEGETATION AND/OR ADAPTATIVE SPECIES.
AT THE END OF THE PROJECT, THE AREA WILL BE FAVORED WITH THESE ACTIONS. THIS IMPACT IS TOTALLY REVERSIBLE.
USE OF NATURAL RESOURCES	BENEFICIAL	MITIGATION MEASURES WILL BE IMPLEMENTED, AS DESCRIBED IN EVERY CASE SUCH AS WATER AND MINERALS.	THE ACTIONS TO IMPLEMENT ARE ALREADY SET OUT.
USE OF WATER (DOMESTIC AND SANITARY)	ADVERSE	THE CONSUMPTION IS GOING TO BE VERY LOW FOR THIS ITEM, THUS, IT IS CONSIDERED THAT THE USE OF WATER WILL NOT CAUSE ANY PROBLEM REGARDING SUPPLY IN THE WATER INTAKES.	THIS IMPACT IS ALMOST NIL DUE TO THE LOW CONSUMPTION OF WATER THAT THE PROJECT WILL HAVE.
GENERATION OF JOBS	BENEFICIAL	LOCAL LABOR WILL BE USED DURING THE OPERATIONS OF RESTORATION AND ABANDONMENT, EVEN THOUGH THIS STAGE IS SHORT AND TEMPORARY, IT IS CONSIDERED BENEFICIAL DURING THE DEVELOPMENT.	THIS IMPACT WILL BENEFIT THE INHABITANTS OF THE PLACE, SINCE THERE ARE NO OTHER SOURCES OF JOBS, CONSIDERING BEFORE ANYTHING ELSE THE INHABITANTS REMAIN IN THE AREA.

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CONTINUATION:

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
PURCHASE OF SUPPLIES REQUIRED IN THE ABANDONMENT	BENEFICIAL	PURCHASE WILL BE DONE IN THE MUNICIPALITY OF URES, SONORA.	GIVEN THE ESTIMATED CONSUMPTION IN THE PROJECT THIS WILL NOT CAUSE ANY LACK OF SUPPLY IN URES AND WILL GENERATE ECONOMIC DISTRIBUTION IN THE PROJECT’S ZONE.
PURCHASE OF FUELS AND LUBRICANTS	BENEFICIAL	PURCHASE WILL BE DONE IN THE MUNICIPALITY OF URES, SONORA.	GIVEN THE ESTIMATED CONSUMPTION IN THE PROJECT, THERE WILL BE NO LACK OF THIS PRODUCT IN THE TOWN; IN ADDITION TO ITS ECONOMIC IMPACT.
GENERATION OF DOMESTIC WASTE	ADVERSE
DURING THE OPERATION OF THE PROJECT DOMESTIC SOLID WASTE (NON HAZARDOUS) WILL BE DEPOSITED IN PROPER CONTAINERS IN STRATEGIC PLACES TO DISPOSE OF THEM IN THE MUNICIPAL DUMP SITE OF THE MUNICIPALITY OF MAGDALENA, SONORA.
BECAUSE OF THE AMOUNT OF WASTE TO GENERATE, THIS IMPACT IS NOT RELEVANT.
PURCHASE OF FUELS AND LUBRICANTS	BENEFICIAL
DIESEL IS THE FUEL TO BE USED, WHICH WILL BE STORED IN PROPER CONTAINERS. IT WILL BE TRANSPORTED IN TANK TRUCKS SPECIALIZED IN TRANSPORTING THIS TYPE OF FUEL, WHICH WILL BE DIRECTLY DISCHARGED IN THE PROPER MACHINERY AND EQUIPMENT. APPROXIMATELY, 300 LITERS WILL BE USED PER DAY.
GIVEN THE ESTIMATED CONSUMPTION IN THE PROJECT, THERE WILL BE NO LACK OF THIS PRODUCT IN THE TOWN; IN ADDITION TO ITS ECONOMIC IMPACT.
GENERATION OF OIL AND LUBRICANT WASTES	ADVERSE
THE MAINTENANCE AND/OR REPAIR OF THE MACHINERY AND EQUIPMENT WILL BE DONE IN ONE PLACE EXCLUSIVELY, EXPRESSLY SELECTED, WHICH WILL INCLUDE AN AREA DULY WATERPROOFED AND EQUIPPED FOR THE COLLECTION OF GREASE AND LUBRICANTS WASTES. THESE WILL BE STORED IN CONTAINERS WITH LID AND LABELED, WHICH WILL BE SENT TO THEIR FINAL DISPOSITION BY A COMPANY WITH THIS SPECIALTY.
THE OIL SUPPLIER WILL BE IN CHARGE OF DISPOSING THE OIL AND GREASE IN AUTHORIZED CONFINEMENT CENTERS.
REPLANTING OF REGIONAL VEGETATION SPECIES	BENEFICIAL	GRASS COVER WILL BE RESTORES IN THE MOST PART OF THE SITES AFFECTED BY THE OPERATIONS.	AT THE END OF THE PROJECT, THE AREA WILL BE FAVORED WITH THESE ACTIONS. THIS IMPACT IS TOTALLY REVERSIBLE.
REMOVAL OF MACHINERY AND EQUIPMENT	BENEFICIAL
SINCE CUTTING EQUIPMENT ARE EASY TO DISASSEMBLE AND THERE IS NO MAJOR CIVIL CONSTRUCTION TO MAKE, THE ACTIVITIES THAT WILL TAKE PLACE ARE TO LEAVE THE SCENERY IN THE PROJECT AS CLOSE AS POSSIBLE TO ITS ORIGINAL STATE, CONSIDERING THE IMPACTS ON THE TOPOGRAPHY, SUPERFICIAL AND DEEP GEOLOGY ARE PARTIALLY IRREVERSIBLE.
THIS STATE IS DONE PREVIOUS TO THE REPLANTING AND RESTITUTION OF THE PROJECT’S SITE, NO DOUBT ONE OF THE MAIN ACTIVITIES IN THE PROJECT.

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CONTINUATION:

ACTIVITY	IMPACT	MITIGATION MEASURE	COMMENTS
PREVENTIVE MAINTENANCE OF MACHINERY AND EQUIPMENT	BENEFICIAL
A PREVENTIVE MAINTENANCE PROGRAM WILL BE IMPLEMENTED IN ORDER TO PREVENT THE EMISSION OF COMBUSTION GASES DUE TO LACK OF MAINTENANCE.
PREVENTIVE AND CORRECTIVE MAINTENANCE BEFORE ENTERING TO THE PROJECT’S ZONE, AS WELL AS DURING THE OPERATION OF THE PROJECT. THE MAINTENANCE WILL BE REGULARLY MONITORED TO SEE IT AGREES WITH THE OFFICIAL MEXICAN STANDARDS THAT REGULATES IT.
THESE ACTIONS WILL HELP TO DEVELOP A CLEANER AND TIDIER ENVIRONMENT AND WILL BE UNDER THE PROGRAM OF ENVIRONMENTAL SURVEILLANCE AND ITS THOROUGH COMPLIANCE.

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IMPORTANT NOTE:

1.- IT SHOULD NOT BE CONSIDERED ACCRUED ENVIRONMENTAL IMPACTS, FOR INSTANCE, LOSSES OF VEGETATION FOLIAGE, CAUSED BY THE PROJECT ADVANCEMENT BECAUSE IT IS PRECISE, REDUCED AND IT IS LOCATED IN A TOTAL AREA OF 4.00 HECTARES.

2.- ENVIRONMENTAL IMPACTS OF RESIDUAL CHARACTER ARE NOT APPLIED IN THIS PROJECT, SUCH AS THE LOSS OF VEGETATION FOLIAGE DUE TO PERMANENT WORK ACTIVITIES, REITERATING THUS, THAT IT IS NOT SO IN THIS PARTICULAR CASE, SINCE THE WORK ACTIVITIES ARE OF TEMPORARY CHARACTER, AND NOT AT ALL PERMANENT. IT SHOULD BE MENTIONED THAT THE CAMP SITE IS LOCATED IN THE GUADALUPE DE URES VILLAGE.

3.- THE IDENTIFICATION OF IMPACTS TO BE GENERATED, ARE DESCRIBED FOR THE TWO AREAS COMPRISED BY THE PROJECT.

V.2.4. Assessment, of impacts.
To include a global analysis which may allow the integral evaluation of the change process, generated by the project, as well as a conclusion. To that end, to analyze the main changes suffered by the environmental system and to assess in a global manner the impacts that the project shall have, and the environmental cost of the impacts which may affect the structures and critical functions.
THE GLOBAL ANALYSIS FOR THE INTEGRAL EVALUATION OF THE PROCESS CONSIDERS THIS OPEN PIT MINING EXPLOITATION PROJECT ENVIRONMENTALLY VIABLE, AS WELL AS THE BENEFIT OF THE EXPLOITED MINERAL, SINCE ONCE ANALYZED THE INFORMATION CONTAINED IN CLAUSES V.2.1 AND V.2.2, AS WELL AS IN THE SUMMARIES OF THE IMPACTS IN EACH ONE OF THE PROJECT STAGES EN COMENTO (SUBJECT OF THIS SURVEY), WHICH ALLOWS US TO CONCLUDE THAT ANY IMPACT GENERATED WILL BE, ENVIRONMENTALLY SPEAKING, LOW IN COSTS.
THE IMPACTS TO BE GENERATED COUNT WITH MITIGATION AND COMPENSATION MEASURES ADEQUATE TO THEIR MAGNITUDE AND THEIR CHARACTERIZATION. AS MENTIONED IN PREVIOUS CLAUSES, THE LANDSCAPE SHALL BE THE MOST IMPACTED ONE DUE TO THE REMOVAL OF NATIVE VEGETATION AND THE REMOVAL OF MATERIAL FROM THE MINING LOT, AND ALSO IN THE MIGRATION OF BIRDS AND SMALL MAMMAL SPECIES.
THE PROJECT IS NOT LOCATED IN A GEOGRAPHIC ZONE UNDER PROTECTION STATUS OF ANY KIND, SINCE THERE ARE NO PROGRAMS OF HANDLING, INVENTORIES OF FLORA AND FAUNA, NOR DO THEY APPEAR IN THE LISTINGS OF FEDERAL, STATE OR MUNICIPALLY NATURAL PROTECTED AREAS.
THE OPERATION WILL NOT BE WORKED OUT WITH, NOR WILL IT PRODUCE ANY DANGEROUS OR RADIOACTIVE SUBSTANCES.
THE GREATER AMOUNT OF ADVERSE IMPACTS SHALL TAKE PLACE IN THE PREPARATION STAGES OF THE SITE AND IN THE TRANSPORTATION OF THE EQUIPMENT, BUT SUCH ADVERSE ACTION IS TO BE REVERTED TO BENEFICIAL IN THE STAGES OF EQUIPMENT INSTALLATION, OPERATION AND THE STAGE OF DEPARTURE FROM THE FACILITIES.

VI. PREVENTIVE MEASURES AND OF MITIGATION FOR ENVIRONMENTAL IMPACTS.

In this chapter you will be informed of the design and program to carry out and apply the measures, actions and policies to follow, in order to prevent, eliminate, reduce and compensate the adverse impacts which the project may cause in each stage of its development.

The measures and actions shall be presented in the form of a program where impacts to be mitigated may be precisely defined in each one of the project stages, its scopes and moment of being carried out.

In the description of each mitigation measure it will be mentioned up to what degree it is foreseen to abate each adverse impact. For that reason, take as reference, among other ones, the Official Norms of Mexico and the existing Mexican Norms for the analyzed parameter or parameters.

If necessary, several alternatives shall be proposed and analyzed to mitigate critical impacts (direct and indirect), in order to determine the most adequate measures in terms of cost and efficiency to mitigate such impacts.

VI.1. Preventive measures.
To describe each one of the measures adopted to avoid environmental impacts; from the ones considered since the planning and design of project, to the ones adopted as of the analysis made along this guide. To point out the importance of these measures for the reduction of the possible accrued and/or synergistic impacts.
THE PROMOTER SHALL CREATE AN INTERNAL ENVIRONMENTAL SURVEILLANCE BODY, WHICH WILL BE RESPONSIBLE TO MONITOR, AT ALL TIME, THE COMPLIANCE WITH THE TERMS AND CONDITIONS TO WHICH THE PROJECT SHALL BE SUBJECT.

PREPARATION OF THE SITE (MINE AND PLANT OF BENEFIT):
1.- IN ORDER TO REDUCE THE EFFECTS OF DUST IN THE ROADS WITH ACCESS TO THE PROJECT AREA, CONSTANT MAINTENANCE SHALL BE PROVIDED.
2.- IN THE MINERAL EXTRACTION SITE IT IS NOT NECESSARY TO LEVEL LANDS, HOWEVER THIS WILL HAVE TO BE DONE IN THE BENEFIT PLANT SITE.
3.- ORIGINAL CONDITIONS SHALL BE MAINTAINED IN THOSE AREAS OR LAND SURFACE WHERE NO EXPLOITATION ACTIVITIES ARE CARRIED OUT. THOSE SEGREGATED AREAS SHOULD INSTEAD START A REFORESTATION PROGRAM.
4.- THE PROMOTERS OF THIS PROJECT SHALL MAKE COMPLY WITH AND PROMOTE THE FOREST LAW, AS WELL AS TO CREATE CONSCIENCE IN THEIR WORKERS ABOUT THE PROHIBITION TO PERFORM ACTIVITIES OF CHASING AND TRAFFIC OF FLORA SPECIES, AS WELL AS THE SANCTIONS TO WHICH THEY WOULD BE SUBJECTED.
5.- NO USE OF HERBICIDES, OR BURNING WILL BE ALLOWED FOR THE CONTROL OF VEGETATION SPECIES.
6.- CONCERNING THE MIGRATION OF FAUNA SPECIES, THERE WILL BE ZONES LEFT UNTOUCHED, SO THAT THEY MAY FIND SHELTER, REFUGE AND MATING ZONES.
INSTALLATION OF EQUIPMENT, OPERATION AND MAINTENANCE IN MINE AS WELL AS IN BENEFIT PLANT:

1.- IN THE AREA OF OPERATIONS, IT SHOULD BE AVOIDED TO EMIT PARTICLES SUSPENDED IN THE AIR. DETONATIONS MADE BY THE USE OF EXPLOSIVES SHALL TAKE PLACE TWO DAYS PER MONTH.
2.- THE CARRIAGE OF MATERIAL THROUGH THE MINING LOT TO THE TEMPORARY STORAGE YARD, SHALL BE MONITORED IN ORDER TO AVOID SPILLAGE IN ITS PATH.
3.- IN ORDER TO AVOID ANIMAL SPECIES ENTERING THE BENEFIT AREA, A PROTECTIVE WALL (METALLIC CHAIN SCREEN) WILL BE INSTALLED.
4.- THE OPERATION OF MATERIAL EXPLOITATION IN THE MINE SHALL TAKE PLACE AT INTERVALS SUFFICIENTLY AMPLE, AS TO AVOID EXCESSIVE AND CONTINUOUS EXPOSITION TO NOISE.
5.- TO THE EFFECT OF MINIMIZING NOISES PRODUCED BY THE OPERATION EQUIPMENT, A STRICT PREVENTIVE AND CORRECTIVE MAINTENANCE PROGRAM WILL TAKE PLACE (IF IT WERE THE CASE).
6.- IN THOSE AREAS WHERE IT MAY BECOME POSSIBLE, IN ORDER TO MITIGATE GENERATED IMPACTS, TRANSPLANTS TO ORIGINAL SITES WILL BE DONE AS A PARTIAL REMEDY TO SPECIES DISPLACED BY SUCH CHANGES AND OTHER ONES MAY BECOME ADAPTED TO THE WEATHER CONDITIONS OF THE AREA.
7.- CONCERNING THE FUEL GASES EMITTED BY THE MACHINERY AND EQUIPMENT, A PREVENTIVE AND CORRECTIVE MAINTENANCE SHALL BE PERFORMED BEFORE ENTERING THE PROJECT ZONE, AS WELL AS DURING THE OPERATION OF THE SAME. ITS COMPLIANCE WITH THE PREVAILING MEXICAN OFFICIAL NORMS WILL BE REGULARLY MONITORED.
8. THE WORKERS WILL COUNT WITH THE ADEQUATE SAFETY EQUIPMENT IN THE WORK AREA.

BESIDES THE ABOVE, THE FOLLOWING ITEMS WILL BE TAKEN INTO CONSIDERATION:

SITE PREPARATION STAGE.

VEGETATION:

THE CREATION OF AN AREA FOR THE RESCUE OF SPECIES SUSCEPTIBLE TO BE RESCUED IS SCHEDULED ON A 0.2 HECTARE SURFACE, WHERE THEY MAY BE GIVEN SUCH ATTENTIONS AS WATER SPRAYING AND FERTILIZATION, WITH THE PURPOSE OF PRESERVING THE DIFFERENT SPECIES OF REGIONAL FLORA, OBSERVING THE ADAPTABILITY OF OTHER SPECIES, AS WELL AS THE GROWTH SPEED IN FACE OF THE NEW CONDITIONS FOR THE TYPE OF SOIL OF AREAS TO BE RESTITUTED.

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ALL OF THIS WILL BE DONE WITHIN THE MOST ADEQUATE TIMING FOR THE TRANSPLANT OF FLORA.

FAUNA:
IN ORDER TO AVOID THAT SOME SPECIES OF FAUNA MAY BE INTRODUCED TO THE PROJECT SITE, THE INSTALLATION OF A PROTECTION SCREEN HAS BEEN CONTEMPLATED.

STAGE OF EQUIPMENT INSTALLATION IN MINE AND IN TEMPORARY STORAGE YARD.

SOIL:
DUE TO THE SCARCE AND GENERALLY NULL EXISTENCE OF THE SOIL LAYER IN THE AREA OF INSTALLATION OF MOBILE EQUIPMENTS, IT WILL BE NECESSARY TO PROCEED TO RECUPERATE THE MOST POSSIBLE PART FOR ITS ULTERIOR USE IN RESTORATION ACTIVITIES OF THE SITE. IN THIS STAGE IT IS NOT REQUIRED TO DISASSEMBLE.

ATMOSPHERE:
A PREVENTIVE MAINTENANCE PROGRAM IS CONTEMPLATED IN ORDER TO AVOID THE EMISSION OF FUEL GASES DUE TO LACK OF MAINTENANCE. IN THE CASE OF DUST GENERATED DUE TO THE ACCESS ROADS TRANSIT, WE WILL CONTINUE WITH THE WATER SPRAYING WITH THE PURPOSE OF MITIGATING IT. IT IS FORESEEN THAT THE PERSONNEL WILL AT ALL TIME COUNT WITH THE SAFETY EQUIPMENTS FOR THEIR PROTECTION.

PRODUCTION STAGE.

SOIL:
DURING THE OPERATION OF THE PROJECT, (NON DANGEROUS) DOMESTIC SOLID RESIDUES WILL BE PLACED INSIDE OF ADEQUATE RECIPIENTS IN STRATEGIC PLACES, IN ORDER TO DISPOSE OF THEM IN THE SANITARY FILLING OF MAGDALENA, SONORA. THE SPILLAGE OF RESIDUAL OIL AND GREASE WILL BE PREVENTED DURING THE DEVELOPMENT OF THE PREVENTIVE MAINTENANCE OF MACHINERY AND VEHICLES. RESIDUAL OIL AND GREASE WILL BE ASSIGNED TO A SPECIAL PLACE SO THAT THE COMPANY SUPPLYING LUBRICANTS MAY DISPOSE OF THEM IN ACCORDANCE TO THE CURRENTLY VALID LEGISLATION.

ATMOSPHERE:
A PREVENTIVE MAINTENANCE PROGRAM IS CONTEMPLATED IN ORDER TO AVOID THE EMISSION OF COMBUSTION GASES DUE TO LACK OF MAINTENANCE. IN THE CASE OF GENERATING DUST IN ACCESSING ROADS, THESE SHALL BE FOLLOWED BY WATERING WITH PROCESS WATER IN ORDER TO MITIGATE SUCH POWDERS. IT IS FORESEEN THAT THE STAFF WILL ALWAYS COUNT WITH SAFETY EQUIPMENT FOR THEIR DUE PROTECTION.

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LANDSCAPE:
DURING THE PREVIOUS STAGES THE LANDSCAPE WILL ALREADY HAVE BEEN TRANSFORMED. THE MODIFICATION AT THE END OF PROJECT WILL BE BENEFITED BY THE REFORESTING PROGRAM TO BE IMPLEMENTED WITH THE RESCUED NATIVE FLORA SPECIES AND/OR ADAPTIVE SPECIES.

ABANDON STAGE.

SOIL:
THE LAYER OF SOIL REMOVED FROM ITS ORIGINAL PLACE DURING THE SITE PREPARATION STAGE, SHALL BE REINSTALLED. SUCH LAYER OF SOIL WILL BE RE-ARRANGED IN THE RESTORATION SURFACE FOR ITS REFORESTATION WITH NATIVE AND/OR ADAPTIVE SPECIES.

ATMOSPHERE:
THE EQUIPMENT AND MACHINERY TO BE USED BEFORE ENTERING THE PROJECT, WILL BE GIVEN PREVENTIVE AND CORRECTIVE MAINTENANCE IN ORDER TO AVOID THE UNNECESSARY EMANATIONS OF COMBUSTION GASES. ACCESS ROADS WILL BE GIVEN CONSTANT MAINTENANCE IN ORDER TO AVOID DUST CONTAMINATION.

FLORA:
THE VEGETATION FOLIAGE SHALL BE RESTORED IN MOST OF THE SITES AFFECTED BY OPERATIONS.

FAUNA:
AFTER THE VEGETATION FOLIAGE HAS BEEN RESTITUTED, FAUNA WILL MIGRATE AGAIN TO THE ZONE IN ORDER TO CREATE REPRODUCTION NICHES.

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VI.2. Description of the measure or system of mitigation measures.
To describe the judging elements used to formulate mitigation measures, and to indicate the impact(s) to be mitigated. Description should include, at least:
The mitigation measure, with clear explanations on its mechanism and effects.
Duration of the work or mitigation activities. To point out the project stage in which they will be required, as well as their duration.
Specifications of operation and maintenance (should the measure imply the use of equipment or the construction of mining work). In a clear and concise manner, to indicate the specifications and procedures of operation and maintenance of those mitigation measures which may so require. In the latter case, to take note of periods or dates of predictive and preventive maintenance. Also to inform the estimated time of operation and dismantling, if necessary.
Supervision of action or work of mitigation. In a clear a concise manner, to point out the procedures to supervise whether they comply with the mitigation measure (design, operation, maintenance, etc.). To settle the procedures to make corrections and adjustments as necessary.
THE PROMOTER SHALL FORESEE THAT THE DEVELOPMENT OF ACTIVITIES OF THE PROJECT MAY AT NO TIME AFFECT LIFE QUALITY OF PROJECT’S NEIGHBORING INHABITANTS BY EMISSIONS OF NOISE OR DUST.
PROTECTING WATER BODIES SHALL NOT BE NECESSARY SINCE THEY WILL NOT BE AFFECTED.
DURING THE LENGTH OF THE PROJECT, THE FOLLOWING CRITERIA SHALL PERMANENTLY BE TAKEN INTO ACCOUNT:
1.- ALL OF THE AREAS STRANGE TO THE USE OF THE MATERIAL, SHALL REMAIN IN THEIR CURRENT CONDITION, SINCE THERE WILL BE NO MODIFICATIONS or USE OF THOSE SURFACES, FOR WHICH REASON THEY ARE CONSIDERED AS SEGREGATED FROM SUCH USE.
2.- WITH THE PURPOSE OF PROTECTING THE SOIL FROM EROSION, CATTLE ACTIVITY SHOULD BE AVOIDED IN THE PROJECT ZONE, SINCE THE LAND IS AFFECTED BY THESE ACTIVITIES WITH LARGE CLEARED ZONES. ALL OF THE VEGETATION LOCATED ON THE EDGE OF BREACHES AND ROADS WILL REMAIN STANDING, WITH THE PURPOSE OF AVOIDING EROSION, SINCE THIS ONE FAVORS INFILTRATION AT THE SAME TIME THAT IT REDUCES SLIDING AND PROVIDES STABILITY TO SOIL.
ONCE THE USEFUL LIFE OF PROJECT IS CONCLUDED, IT IS RECOMMENDED TO REPLANT THE ZONE WITH ADAPTIVE SPECIES.
3. CURRENT VEGETATION SPECIES WILL BE RESPECTED AS POSSIBLE, TRANSPLANTING THEM TO LOWER AREAS WITH GOOD DRAINAGE AND SLIDING TO THE LARGEST NUMBER THAT THEY MAY BE AFFECTED. DURING THE SITE PREPARATION AND CONSTRUCTION STAGE, THE FOLLOWING MITIGATION MEASURES WILL BE OBSERVED, SAME WHICH LENGTH IS FORESEEN TO BE OF TWO WEEKS:

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DURING THE SITE PREPARATION AND OPERATION STAGE, THE FOLLOWING SHOULD BE GIVEN SPECIAL ATTENTION:

1.- TO REDUCE THE EFFECTS OF DUST IN THE ACCESS ROADS TO THE PROJECT AREA, THESE SHOULD BE GIVEN CONSTANT MAINTENANCE, AND IN SPECIAL CASES THEY SHALL BE HUMIDIFIED PRIOR TO THE USE AND ENTRY OF THE GRADER.
2.- CONTROL SHOULD BE TAKEN OF THE CIRCULATION SPEED OF VEHICLES.
3.- IT IS NOT NECESSARY TO LEVEL LANDS FOR CONSTRUCTION.
4.- CONCERNING THE EMISSIONS OF COMBUSTION GASES OF MACHINERY AND EQUIPMENT, A PREVENTIVE AND CORRECTIVE MAINTENANCE SHALL BE PERFORMED BEFORE ENTERING THE PROJECT ZONE, AS WELL AS DURING THE OPERATION OF THE SAME. ITS COMPLIANCE WITH THE PREVAILING MEXICAN OFFICIAL NORMS WILL BE REGULARLY MONITORED.

CONCERNING NOISE:

1.- WE DO NOT EXPECT NOISE TO BE GENERATED WITH HIGH OR PROLONGED INTENSITY.
2.- VEHICLES CIRCULATING IN THE AREA WILL BE GIVEN PREVENTIVE MAINTENANCE.
3.- NOISE GENERATED BY EXPLOITATION EXPLOSIONS WILL BE AT INTERVALS, SO THAT IT MAY BE ASSIMILATED BY THE LIVING ORGANISMS AROUND THE PROJECT SITE.

CONCERNING BIOTA:

1.- PLANTS WILL BE RESPECTED SO THAT IT WILL NOT BE NECESSARY TO REMOVE THEM NOR TRANSPLANT THEM.
2.- NO HERBICIDES WILL BE ALLOWED FOR THE CONTROL OF VEGETATION SPECIES.

CONCERNING THE SOIL LAYER:

1.- IT WILL NOT BE UNNECESSARILY REMOVED.

MEASURES ADOPTED DURING THE EQUIPMENT INSTALLATION AND OPERATION WILL HAVE A PERMANENT CHARACTER:

AIR QUALITY:

FIXED SOURCES WHICH WILL PRODUCE EMISSIONS TO THE ATMOSPHERE: ONLY CUTTING EQUIPMENT, SAME WILL BE INSTALLED A DUST COLLECTOR WITH ENOUGH CAPACITY TO HOLD IT.
IN THE CASE OF DUST EMISSIONS, PARTICULARLY ACCESS AND CARRIAGE ROADS, THESE WILL BE PROVIDED CONSTANT MAINTENANCE IN ORDER TO AVOID UNNECESSARY RAISING OF DUST CAUSED BY THE TRAFFIC OF VEHICLES, EVEN WHEN SUCH TRANSIT WILL NOT BE CONSTANT.

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CONCERNING THE FUEL GASES EMITTED BY THE MACHINERY AND EQUIPMENT, A PREVENTIVE AND CORRECTIVE MAINTENANCE SHALL BE PERFORMED BEFORE ENTERING THE PROJECT ZONE, AS WELL AS DURING THE OPERATION OF THE SAME. ITS COMPLIANCE WITH THE PREVAILING MEXICAN OFFICIAL NORMS WILL BE REGULARLY MONITORED (NOM-041-ECOL-1993, NOM-045-ECOL-1993).

CONCERNING THE NOISE TO BE GENERATED:

THE MACHINERY TO BE USED WILL BE EQUIPPED WITH DEVICES OF NOISE-CUSHION-REDUCTION. BESIDES, PROTECTION WILL BE PROVIDED TO THE STAFF WORKING AT THE MINE OPERATION AREA AND IN THE TEMPORARY STORAGE YARD, AS WELL AS TO THE OPERATORS OF HEAVY MACHINERY. NOISE WILL BE REDUCED IN THIS SECTION OF THE PROJECT , PROVIDING THE ADEQUATE MAINTENANCE TO THE MACHINERY AND EQUIPMENT, AND REDUCE IT THUS TO THE MINIMUM. THE OFFICIAL MEXICAN NORM (NOM-045-ECOL-1993) WHICH RULES THE MAXIMUM LEVELS OF NOISE ALLOWED, WILL BE RESPECTED.

CONCERNING BIOTA:

1.- THE PLANTS WHICH DO NOT NEED TO BE REMOVED NOR TRANSPLANTED WILL BE RESPECTED, AND IF NECESSARY, THE TRANSPLANT OF THE FLORA WITH A SPECIAL PROTECTION STATUS ACCORDING TO THE NOM-059-SEMARNAT-2001 WILL BE DONE (IF IT WERE AN EXCEPTIONAL CASE).

2.- THE PROMOTERS OF THIS PROJECT WILL MAKE COMPLY WITH AND PROMOTE FOREST LAW, AS WELL AS WILL CREATE CONSCIENCE AMONG THEIR WORKERS ABOUT THE PROHIBITION TO PERFORM ACTIVITIES OF CHASING AND TRAFFIC OF FLORA SPECIES.

3.- THE USE OF HERBICIDES WILL NOT BE ALLOWED FOR THE CONTROL OF VEGETATION SPECIES.

4.- CONCERNING THE MIGRATION OF FAUNA SPECIES, ZONES WILL BE LEFT UNAFFECTED SO THAT THEY MAY FIND SHELTER. REFUGE AND MATING ZONES.

CONCERNING THE SOIL LAYER:

IT WILL NOT BE UNNECESSARILY REMOVED.

CONCERNING THE RESIDUES TO BE GENERATED:

THE MAINTENANCE AND/OR REPAIR OF MACHINERY AND EQUIPMENT SHALL BE EXCLUSIVELY DONE IN ONE AND ONLY PLACE, EXPRESSLY SELECTED, WHICH WILL COUNT

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WITH AN AREA DULY WATER-PROOFED AND EQUIPPED FOR THE RECOLLECTION OF GREASE AND LUBRICANTS TO BE DISPOSED OF. THE LATTER WILL BE STORED IN RECIPIENTS WITH LID AND LABELED, THEY WILL BE SENT TO THEIR FINAL DISPOSAL TO BE EXECUTED BY A SPECIALIZED COMPANY.
CONCERNING DOMESTIC WASTE-OFF, THIS WILL BE DEPOSITED IN CONTAINERS WITH LID AND PLACED IN NEARBY AREAS, CLOSE TO WORKERS AND SHALL BE DISPOSED OF IN THE SANITARY FILLING OF THE GUADALUPE DE URES, SONORA VILLAGE.

STAGE OF DEPARTURE FROM FACILITIES:

AS MENTIONED IN THIS SURVEY, DUE TO THE CHARACTERISTICS OF THE PROJECT ITSELF, THE STAGE OF FACILITIES DEPARTURE AT THE END OF ACTIVITIES SHALL BE DONE IN 4 WEEKS, SINCE THE CUTTING EQUIPMENTS ARE EASY TO DISMANTLE AND NO MAJOR CIVIL WORK CONSTRUCTION IS CONTEMPLATED. THE ACTIVITIES TO BE PERFORMED ARE TO LEAVE THE SCENARIO OF THE PROJECT AS CLOSE AS POSSIBLE TO THE ORIGINAL ONE, CONSIDERING THAT THE IMPACTS TO THE TOPOGRAPHY AND THE GEOLOGY, DEEP AND SHALLOW ARE IRREVERSIBLE IN PART.
ADAPTIVE VEGETATION SHALL BE REPLANTED.

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VII. ENVIRONMENTAL FORECASTS AND, IF NECESSARY, EVALUATION OF ALTERNATIVES.

VII.1. Scenario forecast.
THE PROJECT, IN GENERAL TERMS, PRESENTS NEGATIVE ENVIRONMENTAL IMPACTS IN MAGNITUDE AND IMPORTANCE, WHICH WILL BE MANAGEABLE AND MITIGATED WITH THE IMPLEMENTATION AND HANDLING OF PROGRAMS TENDING TO REDUCE AND MITIGATE SUCH IMPACTS. NOT TO MENTION THAT THERE WILL ALSO BE BENEFICIAL ENVIRONMENTAL IMPACTS FOR THE ENVIRONMENT AS WELL AS FOR THE SOCIO-ECONOMIC ASPECT OF THE INHABITANTS OF THE REGION.

VII.2. Monitoring program.
NO CRITICAL ENVIRONMENTAL IMPACTS ARE EXPECTED TO BE GENERATED. HOWEVER, A PERMANENT AND SYSTEMATIC SURVEILLANCE PROGRAM OF THE PROMOTING COMPANY WILL BE EXERTED, INDEPENDENTLY OF PERFORMING OR CARRYING OUT THOSE PROGRAMS SO DETERMINED BY THE CORRESPONDING AUTHORITIES.

VII.3. Conclusions.
Finally, based on an integral auto-evaluation of the project, to perform an impact-development balance, in which the benefits to be generated by the project may be discussed, as well as its importance in the local, regional or national economy, not to forget the influence of the project in the modification of natural processes. With the previous evaluation, to conclude whether the project is environmentally viable or whether the potential environmental impact is considered inadmissible.

THE MAJORITY OF ADVERSE IMPACTS ARE EXPECTED ON THE SITE PREPARATION STAGES AND ON THE TRANSPORTATION OF EQUIPMENT, BUT THE ADVERSE ACTION IS REVERTED TO BENEFICIAL IN THE STAGES OF EQUIPMENT INSTALLATION, OPERATION AND THE STAGE OF DEPARTURE FROM FACILITIES, FOR WHICH THE BENEFIT IS CONSIDERED GREATER THAN THE ADVERSITY.
THE SELF EVALUATION OF THE PROJECT CONSIDERS IT ENVIRONMENTALLY VIABLE SINCE IT COMPLIES WITH A SERIES OF CRITERIA WHICH VALIDATE THE INFORMATION CONTAINED WITHIN IT, SUCH AS:
1.- THE REALIZATION OF THE PROJECT IS FULLY JUSTIFIED.
2.- THIS PROJECT PRESENTS A GOOD ALTERNATIVE TO THE PRODUCTION OF METALLIC PRECIPITATED TO COVER THE REQUIRED DEMAND BY THE LOCAL AND INTERNATIONAL MARKETS.
3.- THE PROJECT IS NOT FOUND IN A GEOGRAPHIC ZONE UNDER ANY PROTECTION STATUS.
4.- THE SUPPORT INFORMATION CONTAINED IN THE SURVEY HEREBY IS FROM OFFICIAL SOURCES.
5.- IT IS CONSIDERED THAT THE REPORTED IMPACTS WERE NOT UNDERESTIMATED OR EXAGGERATED.
6.- ADEQUATE MEASURES FOR MITIGATION AND PREVENTION ARE TO BE TAKEN IN ACCORDANCE TO THE TYPE OF PROJECT.
7.- NO RADIOACTIVE OR HIGHLY DANGEROUS MATERIALS ARE UTILIZED IN THIS PROJECT.
8.- NO MAJOR CIVIL WORK WILL BE DONE IN THE PROJECT ZONE.
9.- THE MUNICIPALITY OF URES, SONORA WILL NOT BE AFFECTED BY ECONOMIC OR SOCIAL PROBLEMS DERIVED FROM THE DEVELOPMENT OF THIS PROJECT, ON THE CONTRARY, IT WILL FOSTER THE PERMANENCE OF WORKERS TO BE HIRED, AS WELL AS IT WILL GENERATE ECONOMIC SPREAD FOR THE TRADERS OF THE GUADALUPE DE URES, SONORA VILLAGE.
10.- AMONG THE PROGRAMS TO BE APPLIED, WE MAY FIND THE ENVIRONMENTAL EDUCATION ONE FOR PRIMARY, SECONDARY AND HIGH SCHOOL LEVEL STUDENTS, AS WELL AS THE CONSTANT SUPPORT TO SOCIAL AND SPORTIVE ACTIVITIES WHICH MAY ROUND UP IN A BETTER QUALITY OF LIFE FOR INHABITANTS, PARTICULARLY FOR THE NEW GENERATIONS.
11.- THE PROJECT IS IN ACCORDANCE WITH THE MUNICIPAL, STATE AND FEDERAL DEVELOPMENT PLANS, WITH RESPECT TO THE ATTRACTION OF INVESTMENTS AND SETTLEMENTS OF COMPANIES GENERATING WELL REMUNERATED EMPLOYMENT, AS WELL AS BY THE LAW OF FOREIGN INVESTMENT. IN THIS PARTICULAR CASE, MINING, IS FULLY ATTACHED TO THE GUIDELINES IMPLEMENTED BY THE FEDERAL GOVERNMENT.

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BIBLIOGRAPHY

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VIII. IDENTIFICATION OF METHODOLOGICAL INSTRUMENTS AND TECHNICAL ELEMENTS WHICH SUSTAIN THE INFORMATION MENTIONED IN PREVIOUS FRACTIONS.

ATTACHED TO THE APPENDICES OF THE STATEMENT ARE THE LOCATION PLANS, PHOTOS OF THE SITE, COPIES OF LEGAL DOCUMENTS, DETAIL PLANS AND GENERAL ARRANGEMENT OF THE PROJECT, TOPOGRAPHIC LETTER ESC. 1:50,000 AND OTHER PROOF-DOCUMENTS. ATTACHED AS WELL ARE THE SAFETY MEASURES LISTED BY THE MEXICAN OFFICIAL NORM (NOM-121-STPS-1996, RELATED TO WORK IN MINES AND PROCESSING PLANTS).
IN APPENDIX XI ARE FOUND THE DEFINITIONS AND SPECIFICATIONS DESIGNATED BY THE MEXICAN OFFICIAL NORMS RELATED TO SAFETY AND OPERATION IN MINES AND BENEFIT PLANTS.

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CONTENTS

APPENDIX I. MINING WORK AND ACTIVITIES.

GENERAL PLAN OF FACILITIES WITHOUT SCALE
DIAGRAM OF PROCESS BLOCKS.

APPENDIX II. PROVISIONAL AND ASSOCIATED WORK AND ACTIVITIES.

GENERAL PLAN OF FACILITIES, WITHOUT SCALE.

APPENDIX III. PROJECT ACTIVITIES FOR SITE PREPARATION.

DESCRIPTION.

APPENDIX IV. HAZARDOUS SUBSTANCES.

TECHNICAL CARDS OF EXPLOSIVE MATERIALS.

APPENDIX V. GENERATION, HANDLING AND DISPOSAL OF EMISSIONS AND RESIDUES.

INFORMATION OF INCISE C OF CLAUSE II OF THE M.I.A.P.

APPENDIX VI. LOCATION PLANS OF THE PROJECT AREA.

CHARTER 1. MACRO LOCATION OF THE PROJECT.
CHARTER 2. MICRO LOCATION OF THE PROJECT, IN DETAIL.
CHARTER 3.ADJACENCIES OF THE PROJECT.

APPENDIX VII. CLASSIFICATION OF MINING SECTOR PROJECTS

DESCRIPTION OF THE EXPLOITATION TYPE.

APPENDIX VIII. PROJECT PLANS.

DIAGRAM OF BLOCKS.
PLAN OF WATER STORAGE TANK LOCATION

APPENDIX IX. PARTICULAR JOBS.

LOCATION OF MAINTENANCE, MOBILE OFFICES, BATHROOMS AND DINING ROOM AREAS.

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APPENDIX X. SPECIFIC INFORMATION OF THE PROJECT.

VEGETATION SURVEY AND PHOTOGRAPHIC APPENDIX OF THE PROJECT.

APPENDIX XI. ASSORTED DOCUMENTATION.

SAFETY MEASURES IN ACCORDANCE TO THE MEXICAN OFFICIAL NORM
NOM-121-STPS-1996.

CONSTITUTIVE ACT OF THE PROMOTING COMPANY.

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